                             CONTRIBUTION AGREEMENT

                                  RELATING TO

                               THE CAPITALIZATION

                                       OF

                             CABOT INDUSTRIAL TRUST

                                       BY

                                      AND

                                     AMONG

                             CABOT INDUSTRIAL TRUST

                       CABOT INDUSTRIAL PROPERTIES, L.P.

                       CABOT PARTNERS LIMITED PARTNERSHIP

                                      AND

       VARIOUS CONTRIBUTORS AND TITLE HOLDING ENTITIES IDENTIFIED HEREIN

                               TABLE OF CONTENTS

                                                                                  Page

ARTICLE 1: DEFINITIONS............................................................   2
    1.1      Definitions..........................................................   2

ARTICLE 2: CONTRIBUTION PROVISIONS................................................  10
    2.1      Partnership Merger Contributors......................................  10
    2.2      Stock Contributors; Partnership Merger...............................  10
    2.3      Property Contributors................................................  11
    2.4      Partnership Interest Contributors....................................  11
    2.5      Contribution of Assets of Cabot Partners.............................  11
    2.6      Title Insurance......................................................  12
    2.7      Survey...............................................................  14
    2.8      Access to Information; Environmental Audits..........................  15
    2.9      UCC Searches.........................................................  15

ARTICLE 3: COVENANTS AND OTHER AGREEMENTS.........................................  16
    3.1      Implementing Agreement...............................................  16
    3.2      Preservation of Business.............................................  16
    3.3      Consents and Approvals...............................................  16
    3.4      Maintenance of Insurance.............................................  17
    3.5      Exclusivity..........................................................  17
    3.6      New Contracts and Liens..............................................  17
    3.7      Leasing Arrangements.................................................  17
    3.8      Obligation to Supplement Information.................................  18
    3.9      TI and Repair Contracts..............................................  18
    3.10     Damage...............................................................  18
    3.11     Condemnation.........................................................  19
    3.12     Material Agreements..................................................  19
    3.13     Clients of Cabot Partners............................................  19
    3.14     Completion of IPO....................................................  20

ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS AND TITLE
           HOLDING ENTITIES.......................................................  20
    4.1      Due Organization.....................................................  20
    4.2      Due Authorization....................................................  21
    4.3      Conflicts............................................................  21
    4.4      Litigation...........................................................  22
    4.5      Contractors and Suppliers; Service, TI and Repair Contracts..........  22
    4.6      Leases and Rent Roll.................................................  22
    4.7      Operating Statements.................................................  23
    4.8      Permits, Legal Compliance and Notice of Defects......................  23


    4.9      Environmental........................................................  24
    4.10     Utilities............................................................  24
    4.11     Ownership of the Title Holding Entities and Properties...............  25
    4.12     Distributions and Payments...........................................  26
    4.13     Securities...........................................................  26
    4.14     No Brokers...........................................................  27
    4.15     Solvency.............................................................  27
    4.16     Certain Tax Matters..................................................  27

ARTICLE 5: REPRESENTATIONS AND WARRANTIES OF CABOT PARTNERS.......................  28
    5.1      Due Organization.....................................................  28
    5.2      Due Authorization....................................................  28
    5.3      Conflicts............................................................  29
    5.4      Litigation...........................................................  29
    5.5      Contractors and Suppliers............................................  29
    5.6      Solvency.............................................................  29
    5.7      Names, Franchises, Permits, Etc......................................  29
    5.8      Title and Condition of Cabot Partner Assets..........................  30
    5.9      Intangible Personal Property.........................................  30
    5.10     Investment Advisory and Property Management Contracts................  30
    5.11     Licenses and Permits; Compliance with Laws...........................  30
    5.12     Securities...........................................................  31
    5.13     No Brokers...........................................................  32
    5.14     Financial Statements.................................................  32
    5.15     Distributions and Payments...........................................  32

ARTICLE 6: REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARTNERSHIP
    6.1      Due Organization.....................................................  32
    6.2      Due Authorization....................................................  32
    6.3      Conflicts............................................................  33
    6.4      Litigation...........................................................  33
    6.5      Solvency.............................................................  33
    6.6      Written Materials....................................................  33
    6.7      No Brokers...........................................................  33
    6.8      Financial Statements.................................................  34
    6.9      REIT, Partnership and REOC Status....................................  34

ARTICLE 7: CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE
           PARTNERSHIP............................................................  34
    7.1      Representations and Warranties.......................................  34
    7.2      Compliance with Agreements and Covenants.............................  34
    7.3      Tenant Estoppels.....................................................  35


    7.4      Other Contracts......................................................  35
    7.5      Legal Proceedings....................................................  35
    7.6      IPO Closing..........................................................  35
    7.7      Title Holding Entity Consolidation...................................  36
    7.8      Cabot Partners Contribution..........................................  36
    7.9      Consents and Approvals...............................................  36
    7.10     Other Conditions.....................................................  36

ARTICLE 8: CONDITIONS PRECEDENT TO OBLIGATIONS OFCABOT PARTNERS...................  36
    8.1      Representations and Warranties.......................................  36
    8.2      Compliance with Agreements and Covenants.............................  36
    8.3      Legal Proceedings....................................................  37
    8.4      IPO Closing..........................................................  37
    8.5      Consents and Approvals...............................................  37
    8.6      Other Conditions.....................................................  37

ARTICLE 9: CONDITIONS PRECEDENT TO OBLIGATIONS OF CONTRIBUTORS
           AND TITLE HOLDING ENTITIES.............................................  37
    9.1      Representations and Warranties.......................................  37
    9.2      Compliance with Agreements and Covenants.............................  38
    9.3      Cabot Partner Contracts..............................................  38
    9.4      Legal Proceedings....................................................  38
    9.5      IPO Closing..........................................................  38
    9.6      Minimum Asset Size...................................................  38
    9.7      Consents and Approvals...............................................  38
    9.8      Other Conditions.....................................................  38

ARTICLE 10: CLOSING...............................................................  39
    10.1     Closing..............................................................  39
    10.2     Deliveries by Contributors and Title Holding Entities................  39
    10.3     Deliveries by the Company and the Partnership........................  41
    10.4     Deliveries by Cabot Partners.........................................  42

ARTICLE 11: PRORATIONS AND ADJUSTMENTS............................................  43
    11.1     Prorations...........................................................  43
    11.2     Tenant Reconciliations and Post-Closing Adjustments..................  46
    11.3     Leasing Commissions..................................................  46
    11.4     TI Contracts, Tenant Allowances and Capital Improvements.............  46
    11.5     Repair Contracts.....................................................  48
    11.6     Tenant Deposits......................................................  48
    11.7     Wages................................................................  48
    11.8     Utility Deposits.....................................................  48
    11.9     Proration for Cabot Partners.........................................  49


    11.10    Sales Commissions....................................................  49
    11.11    Certain Tax Matters..................................................  49


ARTICLE 12: TERMINATION AND REMEDIES..............................................  49
    12.1     Termination..........................................................  49
    12.2     Effect of Termination................................................  50
    12.3     Termination as to Specific Properties................................  50

ARTICLE 13: INDEMNIFICATION.......................................................  50
    13.1     Contributors', Title Holding Entities' and Equity Holders'
             Indemnity............................................................  50
    13.2     Cabot Partners' Indemnity............................................  51
    13.3     Partnership's Indemnity..............................................  51
    13.4     Company's Indemnity..................................................  52
    13.5     Environmental Excluded...............................................  52
    13.6     Procedure............................................................  52
    13.7     Limitation on Liability..............................................  52
    13.8     Exclusivity..........................................................  53

ARTICLE 14: MISCELLANEOUS.........................................................  53
    14.1     Survival.............................................................  53
    14.2     Expenses.............................................................  53
    14.3     Additional Actions and Documents.....................................  53
    14.4     Remedies Cumulative..................................................  54
    14.5     Entire Agreement; Amendment..........................................  54
    14.6     Notices..............................................................  54
    14.7     Waivers..............................................................  54
    14.8     Counterparts.........................................................  54
    14.9     Governing Law........................................................  54
    14.10    Assignment...........................................................  55
    14.11    No Third Party Beneficiaries.........................................  55
    14.12    Confidentiality......................................................  55
    14.13    Severability.........................................................  57
    14.14    Company Access to Information........................................  57
    14.15    Information and Audit Cooperation....................................  57
    14.16    Binding Effect.......................................................  57
    14.17    Headings.............................................................  57
    14.18    Representations and Warranties.......................................  57
    14.19    Limitation of Liability..............................................  57
    14.20    Waiver of Jury Trial.................................................  58

                                     EXHIBITS


            A         -         Form of Partnership Agreement
            B         -         Form of Registration Rights and Lock-Up Agreement
            C         -         Form of Partnership Agreement and Plan of Merger
            D         -         Form of Subsidiary Agreement and Plan of Merger
            E         -         Form of Certificate of Dissolution
            F         -         Form of Tenant Estoppel
            G         -         Joint Escrow Instruction Letter
            H         -         Form of Bill of Sale and Assignment
            I         -         Form of Equity Holder Consent
            J         -         Form of Bill of Sale, Assignment and Conveyance
            K         -         Form of Audit Letter

                                   SCHEDULES

            A         -         Properties, Descriptions and Contribution Amounts per Title
                                Holding Entity
            B         -         Cabot Partner Contracts and Contribution Amount with
                                Respect to Cabot Partner Assets
            1.1       -         Acquisition Properties
            1.2       -         Assumed Mortgage Debt
            1.3       -         Ownership Unit Calculation Example
            1.4       -         Current Title Policies
            1.5       -         Exempt Equity Holders
            2.1       -         Partnership Merger Title Holding Entities and Equity Holders
            2.2       -         Stock Contributors and Title Holding Corporations
            2.3       -         Property Contributors
            2.4       -         Partnership Interest Contributors and Title Holding Partnerships
            4.1       -         Persons Having Knowledge for Contributors and Title Holding
                                Entities
            4.9       -         Environmental Reports
            X         -         Disclosure Letters

                             CONTRIBUTION AGREEMENT


     THIS CONTRIBUTION AGREEMENT ("Agreement") is made and entered into as of
                                   ---------
the ____ day of October, 1997, among the parties set forth on the signature pages hereto that are designated as a Contributor (together, the "Contributors"
                                                                  ------------
and, individually, a "Contributor"), the parties set forth on the signature
                      -----------
pages hereto that are designated as Title Holding Entities (as defined herein), Cabot Partners Limited Partnership, a Massachusetts limited partnership ("Cabot
                                                                          -----
Partners"), Cabot Industrial Trust, a Maryland real estate investment trust (the
--------
"Company"), and Cabot Industrial Properties, L.P., a Delaware limited
 -------
partnership (the "Partnership"), under the following circumstances:
                  -----------

                                   RECITALS:
                                   --------

     1. Each Title Holding Entity owns, or is in the process of acquiring, the properties (such properties, together with all other rights, privileges, hereditaments and interests appurtenant thereto constituting Real Property, and all Improvements, Leases, Personal Property and Intangible Property (each as defined herein) relating thereto, the "Properties" and, individually, a
                                       ----------
"Property") listed opposite its name on Schedule A.
---------                               ----------

     2. The Contributors, the Title Holding Entities, the Partnership and the Company desire, subject to the terms and conditions hereinafter set forth, that the Title Holding Entities will contribute the Properties, directly or indirectly, either to (a) the Partnership in exchange for LP Units (as defined herein), pursuant to a partnership agreement ("Partnership Agreement")
                                               ---------------------
substantially in the form of Exhibit A in which certain of the Contributors and
                             ---------
certain of the Title Holding Entities or their respective Equity Holders (as defined herein) shall be limited partners and the Company shall be the sole general partner, or (b) the Company in exchange for Common Shares (as defined herein) of the Company, in either case as determined according to the Contribution Amount for, and net equity in, each Property, all as provided for herein.

     3. Subject to the terms and conditions hereinafter set forth, Cabot Partners will contribute to the Partnership all of Cabot Partners' investment advisory contracts and property management contracts listed on Schedule B (the
                                                               ----------
"Cabot Partner Contracts") and the other Cabot Partner Assets (as defined
------------------------
herein) in exchange for LP Units, all as provided herein.

     4. The Company, Cabot Partners, certain of the Contributors and certain of the Title Holding Entities or their respective Equity Holders will, contemporaneously with the IPO Closing Date (as defined herein), enter into a registration rights and lock-up agreement substantially in the form of Exhibit B
                                                                       ---------
(the "Registration Rights Agreement").
      -----------------------------

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

                             ARTICLE 1: DEFINITIONS
                             ----------------------

      1.1 Definitions. As used in this Agreement, the following terms shall have
          -----------
the following meanings:

          "Acquisition Properties" means the Properties set forth on Schedule
           ----------------------                                    --------
     1.1 which are under contract for purchase by a Title Holding Entity as of
     ---
     the date hereof. Any Acquisition Properties not acquired by such Title Holding Entity prior to the Determination Date shall not be contributed to the Partnership pursuant to this Agreement.

          "Adjusted Contribution Amount" means, (a) with respect to each Title
           ----------------------------
     Holding Entity, the aggregate Contribution Amount for all Properties contributed, directly or indirectly, by such Title Holding Entity increased or decreased as follows: first, by deducting the principal amount of all
                              -----
     then-outstanding mortgage indebtedness encumbering the Properties owned by such Title Holding Entity as of the Final Allocation Date; second, by
                                                                ------
     adding or deducting, as appropriate, the amount (determined by the Company in good faith and reasonably acceptable to such Title Holding Entity) by which the terms of such Title Holding Entity's mortgage indebtedness which constitutes Assumed Mortgage Debt are above or below prevailing market terms as of the Final Allocation Date; third, by deducting the amount
                                            -----
     (determined by the Company in good faith and agreed to by such Title Holding Entity) of all liabilities, claims, demands, losses or damages arising from any breaches by such Title Holding Entity of its representations and warranties in Article 4 which are known prior to the
                                       ---------
     Final Allocation Date; fourth, at the election of any Title Holding Entity
                            ------
     (which election must be made by written notice to the Company prior to the Final Allocation Date), by deducting any Net Proration Amount which is due to the Partnership from such Title Holding Entity (any Net Proration Amount due to such Title Holding Entity from the Partnership shall be made in cash in accordance with Article 11); fifth, to the extent provided in Section
                        ----------   -----                            -------
     3.10, by deducting the amount of any damage (determined by the Company in
     ----
     good faith and agreed to by such Title Holding Entity) to a Property owned by such Title Holding Entity as determined prior to the Final Allocation Date; sixth, by deducting the amount of any other known and determinable
           -----
     liabilities (determined by the Company in good faith and agreed to by such Title Holding Entity) relating to a Property owned by such Title Holding Entity as determined prior to the Final Allocation Date; and seventh, by
                                                                  -------
     deducting the Contribution Amount (and not making any adjustments pursuant to clauses "first" through "sixth" above) for any Properties (i) which, subsequent to the date hereof and prior to the Determination Time, have been sold by such Title Holding Entity, or (ii) which, subsequent to the date hereof and prior to the Determination Time, have been excluded from the Consolidation pursuant to Section 12.3, or (iii) which, subsequent to
                                   ------------
     the date hereof and prior to the Determination Time, are Acquisition Properties which have not yet been acquired by such Title Holding Entity,
     (b) with respect to each Contributor or Equity Holder, its percentage share (as set forth on Schedule 2.1, 2.2 or 2.4) of the Adjusted Contribution
                      ------------  ---    ---
     Amount of each Title Holding Entity in which it has an ownership interest (as determined in clause (a) above), and (c) with respect to Cabot Partners, its Contribution Amount decreased by deducting the amount (determined by the Company in good faith and agreed to by Cabot Partners) of all liabilities, claims, demands, losses or damages arising from any breaches by Cabot Partners of its representations and warranties in Article 5 which are known prior to the Final Allocation
                       ---------
     Date. If any of the items discussed in clauses "third," "fourth," "fifth" and "sixth" above have occurred, but there has not been agreement between the Company and the applicable party on or before the required adjustment date as set forth above, then, to the extent of such disagreement, such item shall not result in an adjustment to the Contribution Amount of such party, provided, that no party shall be deemed to have waived any of its
            --------
     other rights or remedies with respect to such item.

          "Assignment" has the meaning set forth in Section 10.2(b).
           ----------                               ---------------

          "Assumed Mortgage Debt" means the existing mortgage indebtedness as
           ---------------------
     set forth on Schedule 1.2 which encumbers certain of the Properties to be
                  ------------
     contributed, directly or indirectly, by Title Holding Entities to the Partnership and which indebtedness will be assumed by the Partnership at the Closing.

          "Business Day" means any day of the year other than Saturday, Sunday
           ------------
     or any other day on which banks located in New York, New York generally are closed for business.

          "Cabot Client" has the meaning set forth in Section 3.13.
           ------------                               ------------

          "Cabot Partners" means Cabot Partners Limited Partnership, a
           --------------
     Massachusetts limited partnership.

          "Cabot Partner Assets" has the meaning set forth in Section 2.5.
           --------------------                               -----------

          "Cabot Partner Contracts" has the meaning set forth in the Recitals.
           -----------------------

          "Closing" has the meaning set forth in Section 10.1.
           -------                               ------------

          "Closing Date" has the meaning set forth in Section 10.1.
           ------------                               ------------

          "C-M Holdings" means C-M Holdings Limited Partnership, a Massachusetts
           ------------
     limited partnership.

          "C-M Partnerships" means those partnerships which own, directly or
           ----------------
     indirectly, one or more Properties and in which C-M Holdings is a general partner, as set forth on Schedule A.
                              ----------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Common Shares" means common shares of beneficial interest, par value
           -------------
     $0.01 per share, of the Company.

          "Company" has the meaning set forth in the Preamble.
           -------

          "Consolidation" means the consolidation of the Properties and the
           -------------
     Cabot Partner Assets as contemplated by this Agreement.

          "Consolidation Expenses" means all costs and expenses reasonably
           ----------------------
     incurred by Cabot Partners, the Company and the Partnership in structuring and consummating the Consolidation, including, but not limited to, legal fees, advisory fees, accounting fees, environmental audit and engineering fees, transfer taxes, title insurance and survey fees, lender fees and all other costs and expenses in connection with (a) the formation and organization of the Partnership and the Company, (b) the structuring of the terms and conditions of the Consolidation, (c) the offering and issuance of Common Shares and Units, (d) all steps taken to conduct the transaction in compliance with applicable Federal and state corporate, partnership, securities and other laws, (e) the receipt of all necessary consents and approvals, including those required from regulatory bodies on or before (and remaining in effect at the consummation of) the Consolidation, (f) the solicitation of the Contributors, the Title Holding Entities and the Equity Holders to participate in the Consolidation and (g) the acquisition by the Partnership in the Consolidation of the assets and the assumption of the Assumed Mortgage Debt. All environmental audit and engineering fees, transfer taxes and title insurance and survey fees incurred specifically in connection with the Consolidation shall be paid by the Company and the Partnership and shall be considered "Consolidation Expenses".
                                          ----------------------
     "Consolidation Expenses", however, do not include costs and expenses which
     -----------------------
     have been incurred by Cabot Partners or the Title Holding Entities in the ordinary course of business which are not related to the Consolidation, costs related to the Consolidation as to which the Contributors, the Title Holding Entities, the Equity Holders and Cabot Partners have agreed separately to bear directly, or costs related to the independent review of the Consolidation by the Contributors, the Title Holding Entities, the Equity Holders or their own individual investment advisors and legal counsel.

          "Contributed Capital" means, as of the Closing, the sum of (a) the
           -------------------
     aggregate Adjusted Contribution Amount of all Title Holding Entities and Cabot Partners and (b) the product of the IPO Share Price and the number of Common Shares issued to the public in the IPO.

          "Contribution Amount" means, (a) with respect to each Title Holding
           -------------------
     Entity, the dollar amount assigned individually to each Property, and in the aggregate to all Properties to be contributed, directly or indirectly, by such Title Holding Entity, as set forth on Schedule A, (b) with respect
                                                   ----------
     to each Contributor or Equity Holder, its percentage share (as set forth on

     Schedule 2.1, 2.2 or 2.4) of the Contribution Amount of each Title Holding
     ------------  ---    ---
     Entity in which it has an ownership interest as determined in clause (a) above and (c) with respect to Cabot Partners, the dollar amount assigned to the Cabot Partner Assets, as set forth on Schedule B.
                                               ----------

          "Contributors" has the meaning set forth in the Preamble.
           ------------

          "Determination Time" means the time at which the Form S-11
           ------------------
     registration statement of the Company for the IPO is declared effective by the Securities and Exchange Commission.

          "Environmental Laws" has the meaning set forth in Section 4.9.
           ------------------                               -----------

          "Equity Holders" means the equity holders of the Title Holding
           --------------
     Entities listed on Schedule 2.1.
                        ------------

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended.

          "Fair Market Value" means, with respect to any Common Shares or Units,
           -----------------
     the closing sales price if the Common Shares are listed on a national securities exchange, or if not so listed, as reported on the NASDAQ National Market System, or if there have been no sales on any such exchange or the NASDAQ National Market System on any day, the average of the highest bid and lowest asked prices at the end of such day, or if on any day the Common Shares are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or if on any day the Common Shares are not so quoted, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Fair
                                                                          ----
     Market Value" is being determined and the 20 consecutive business days
     ------------
     prior to such day; provided that, if the Common Shares are listed on any
                        --------
     national securities exchange, the term "business days" as used in this
                                             -------------
     sentence means business days on which such exchange is open for trading. If at any time the Common Shares are not listed on any national securities exchange or the NASDAQ National Market System or quoted in the NASDAQ System or the domestic over-the-counter market, the "Fair Market Value"
                                                          -----------------
     shall be the fair value thereof determined in good faith by the Company's Board of Trustees.

          "Final Allocation Date" means the last day of the calendar month first
           ---------------------
     preceding the month in which the final preliminary prospectus generally distributed to prospective purchasers in connection with the IPO is dated.

          "Financial Advisor" means Robert A. Stanger & Co., Inc., which has
           -----------------
     been engaged on behalf of certain Title Holding Entities and Equity Holders and has delivered an opinion dated September 30, 1997 relating to the fairness of the Consolidation to the Title Holding Entities and Equity Holders (other than those affiliated with C-M Holdings), from a financial point of view.

          "GP Units" means partnership units issued to the Company as general
           --------
     partner evidencing ownership in the Partnership as provided in the Partnership Agreement.

          "Hazardous Materials" has the meaning set forth in Section 4.9.
           -------------------                               -----------

          "Improvement" has the meaning set forth in the definition of Real
           -----------
     Property.

          "Intangible Property" means, with respect to each Property, all
           -------------------
     intangible property now or on the Closing Date owned by the Title Holding Entities (or in which the Title Holding Entities have any interest, but only to the extent of such interest) and used in connection with the Real Property or the Personal Property, to the extent assignable in accordance with its terms or under applicable law, including, without limitation, all right, title and interest in and to all: licenses, approvals, applications and permits issued or approved by any governmental authority and relating to the use, operation, ownership, occupancy and/or maintenance of the Real Property or the Personal Property; TI Contracts, Repair Contracts and Service Contracts; utility arrangements; indemnities; claims against third parties; plans; drawings; specifications; surveys; maps; engineering reports and other technical descriptions; books and records; insurance proceeds and condemnation awards; and all other intangible rights used in connection with or relating to the Real Property or the Personal Property, including rights, if any, to current and past names of the Real Property.

          "IPO" means the initial public offering of Common Shares of the
           ---
     Company.

          "IPO Closing Date" means the date on which the IPO is consummated.
           ----------------

          "IPO Filing Date" means the date on which the Form S-11 registration
           ---------------
     statement relating to the IPO is first filed with the Securities and Exchange Commission.

          "IPO Proceeds" means, with respect to each Contributor, Title Holding
           ------------
     Entity or Equity Holder and Cabot Partners, an amount equal to the product obtained by multiplying the Ownership Units issued to such Contributor, Title Holding Entity or Equity Holder or Cabot Partners, as the case may be, by the IPO Share Price.

          "IPO Share Price" means the initial public offering price of the
           ---------------
     Common Shares in the IPO.

          "Landlord Default" has the meaning set forth in Section 7.3.
           ----------------                               -----------

          "Leases" means, with respect to each Property, all leases and other
           ------
     agreements granting the right to occupy or use the Improvements, including leases which may be made by the Title Holding Entities after the date hereof and before the Closing as permitted by this Agreement.

          "Lien" means any mortgage, lien (statutory or other), charge,
           ----
     restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or other encumbrance.

          "LP Units" means partnership units issued to a limited partner
           --------
     evidencing ownership in the Partnership as provided in the Partnership Agreement.

          "Net Proration Amount" means, with respect to each Title Holding
           --------------------
     Entity in relation to the Company and the Partnership, an amount equal to the sum of all the credits and debits between such parties with respect to the items to be prorated under Article 11 of this Agreement.
                                    ----------

          "Operating Expense Pass-Throughs" has the meaning set forth in Section
           -------------------------------                               -------
     11.1(c).
     -------

          "Ownership Units" means, with respect to each Contributor, Title
           ---------------
     Holding Entity or Equity Holder or Cabot Partners, as the case may be, a number of LP Units or Common Shares, as the case may be as provided in

     Article 2, equal to the product of: (a) the quotient of (i) the Adjusted
     ---------
     Contribution Amount for such Contributor, Title Holding Entity or Equity Holder or Cabot Partners, as the case may be, divided by (ii) the sum of the Adjusted Contribution Amounts for all Title Holding Entities and Cabot Partners (without regard to the proceeds from the IPO) multiplied by (b) the excess of (i) the quotient of (A) the number of Common Shares (without regard to any over-allotment option) of the Company sold in the IPO divided by (B) the fractional ownership interest (expressed in decimal form) in the Partnership that the GP Units corresponding to the Common Shares sold in the IPO (without regard to any over-allotment option) represent as a fraction of all Units at such time minus (ii) the number of Common Shares sold in the IPO (without regard to any over-allotment option). An example of the calculation of Ownership Units is set forth on Schedule 1.3.
                                                           ------------

          "Partnership" has the meaning set forth in the Preamble.
           -----------

          "Partnership Agreement" has the meaning set forth in the Recitals.
           ---------------------

          "Partnership Agreement and Plan of Merger" has the meaning set forth
           ----------------------------------------
     in Section 2.1.
        -----------

          "Partnership Interest Contributor" means each Contributor which owns
           --------------------------------
     an interest in a Title Holding Partnership, as set forth on Schedule 2.4.
                                                                 ------------

          "Permitted Exceptions" means (a) those exceptions contained on
           --------------------
     Schedule "B" of the title policy currently held by the applicable Title Holding Entity, a list of which title policies is set forth on Schedule 1.4
                                                                    ------------
     (excluding Liens securing or evidencing indebtedness other than Assumed Mortgage Debt), (b) such additional encumbrances as do not adversely affect the use, value or marketability of the Property affected thereby, (c) those additional matters that may be specifically approved in writing by the Company (which approval shall not be unreasonably withheld), (d) the Leases, (e) Liens for taxes which are not yet due and payable and (f) Liens evidencing or securing Assumed Mortgage Debt to the extent and in the manner such Liens are in existence on the date hereof.

          "Person" means any individual, corporation, partnership, limited
           ------
     liability company, trust, unincorporated organization, association or other entity.

          "Personal Property" means, with respect to each Property, all tangible
           -----------------
     property owned by the Title Holding Entities (or in which the Title Holding Entities have any interest, but only to the extent of such interest) now or on the Closing Date and used in conjunction with the operation, maintenance, ownership and/or occupancy of the Real Property including, without limitation: furniture; furnishings; art work; sculptures; paintings; office equipment and supplies; landscaping; plants; lawn equipment; and whether stored on or off the Real Property, tools and supplies, maintenance equipment, materials and supplies used in connection with the operation, maintenance, ownership or occupancy of the Real Property, shelving and partitions and any construction and finish materials and supplies not incorporated into the Improvements and held for repairs and replacements thereto, wherever located. The Personal Property does not include tools, supplies and equipment owned by the property manager.

          "Private Offering Materials" means the private offering materials
           --------------------------
     distributed to the Contributors, the Title Holding Entities and the Equity Holders by letter dated as of September 15, 1997 from the Company, together with any amended or supplemental materials regarding the Consolidation distributed prior to the date of this Agreement by the Company to all Contributors, Title Holding Entities and Equity Holders.

          "Property" has the meaning set forth in the Recitals and each Property
           --------
     is described on Schedule A.
                     ----------

          "QPAM" means U.S. Trust Company of California, N.A., which has been
           ----
     engaged as a qualified professional asset manager by certain Equity Holders as set forth on Schedule 1.5.
                     ------------

          "Real Property" means, with respect to each Property, the fee simple
           -------------
     absolute estate (or other estate set forth on Schedule A) in and to the
                                                   ----------
     real property described or referred to on Schedule A, together with all
                                               ----------
     rights, privileges, hereditaments and interests appurtenant thereto including, without limitation: any water and mineral rights, development rights, air rights, easements and any and all rights of the Title Holding Entities in and to any streets, alleys, passages and other rights of way; and all buildings and other improvements located on or affixed to such real property and all replacements and additions thereto (collectively,

     "Improvements").
     -------------

          "Registration Rights Agreement" has the meaning set forth in the
           -----------------------------
Recitals.

          "Rent Roll" means the rent roll(s) specified in Section 4.6.
           ---------                                      -----------

          "Repair Contracts" has the meaning set forth in Section 3.9.
           ----------------                               -----------

          "Revenue Ruling" means the ruling requested, on behalf of certain
           --------------
     corporations qualifying under Section 501(c)(25) of the Code, pursuant to a letter ruling request dated August 13, 1997, regarding the effect of a state law merger of such a corporation.

          "Securities Act" has the meaning set forth in Section 4.13.
           --------------                               ------------

          "Service Contracts" means, with respect to each Property, all
           -----------------
     management, service, supply, equipment rental and other contracts related to the operation of the Real Property or the Personal Property.

          "Stock Contributors" means each Contributor which owns any of the
           ------------------
     outstanding capital stock of a Title Holding Corporation, as set forth on

     Schedule 2.2.
     ------------

          "Subsidiary Agreement and Plan of Merger" has the meaning set forth in
           ---------------------------------------
     Section 2.2.
     -----------

          "Tax" or "Taxes" means all taxes, however, denominated, imposed by any
           ---      -----
     federal, state, local or foreign government or any agency or political subdivision of any government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such taxes), real property gain taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other government charges, and other obligations of the same or of a similar nature to any of the foregoing.

          "Tax Return" means any return, report, information return or schedule
           ----------
     or other document (including, without limitation, any related or supporting information or schedule, such as self-employment schedules and returns, federal Tax Form 1099's for all applicable transactions, property tax filings, sales and use tax returns, federal and state payroll reports and federal Tax Form 5500's) filed or required to be filed with any federal, state, local or foreign governmental entity or other authority in connection with the determination, assessment or collection of an Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

          "TI Contracts" has the meaning set forth in Section 3.9.
           ------------                               -----------

          "Title Company" means, at the Company's option, (a) with respect to
           -------------
     each Property, the title insurance company which issued the owner's policy currently held by the applicable Title Holding Entity covering such Property, or (b) a nationally recognized title insurance company acceptable to the Company.

          "Title Holding Corporation" means a Title Holding Entity which is
           -------------------------
     incorporated under state law.

          "Title Holding Entity" means a Title Holding Corporation, Title
           --------------------
     Holding Partnership or any other entity holding title to a Property.

          "Title Holding Partnership" means a Title Holding Entity which is
           -------------------------
     organized under state law as a general or limited partnership, limited liability company or trust and is treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation.

          "Underlying Shares" has the meaning set forth in Section 4.13.
           -----------------                               ------------

          "Units" means partnership units evidencing ownership in the
           -----
     Partnership as provided in the Partnership Agreement, whether LP Units or GP Units.

                       ARTICLE 2: CONTRIBUTION PROVISIONS
                       ----------------------------------

     Upon the terms and subject to the conditions of this Agreement, the events set forth in this Article 2 shall be effected as of the IPO Closing Date. The
                  ---------
contribution of the Properties and the Cabot Partner Assets to the Partnership pursuant to this Article 2 shall constitute "Capital Contributions" pursuant to
                 ---------
Section 4.1 of the Partnership Agreement and are intended to be governed by
-----------
Section 721 of the Code.

     2.1  Partnership Merger Contributors. Each Title Holding Entity listed on
          -------------------------------
Schedule 2.1 and the Partnership hereby agree to take all actions necessary to
------------
cause such Title Holding Entity to be merged with and into the Partnership on the terms and conditions set forth in an agreement and plan of merger of such Title Holding Entity with the Partnership substantially in the form of Exhibit C
                                                                       ---------
(the "Partnership Agreement and Plan of Merger"). The Partnership shall issue to
      ----------------------------------------
the Equity Holders of each such Title Holding Entity on the IPO Closing Date, as part of such merger of such Title Holding Entity, a number of LP Units equal to their respective Ownership Unit amounts relating to such Title Holding Entity (determined as provided in clause (b) of the definition of "Adjusted Contribution Amount" and in the definition of "Ownership Units"). Notwithstanding the foregoing provisions of this Section 2.1, in the event that
                                                 -----------
the Revenue Ruling has not been favorably issued substantially in the manner requested prior to the Determination Time, the Title Holding Corporations listed on Schedule 2.1 shall not be merged with and into the Partnership, and each such
   ------------
Title Holding Corporation represents and warrants that each of its Equity Holders listed on Schedule 2.1 has agreed that, in such event, it will (i) be a
                  ------------
Stock Contributor as provided in Section 2.2 and (ii) contribute the outstanding
                                 -----------
capital stock of each such Title Holding Corporation as provided in Section 2.2.
                                                                    -----------

     2.2  Stock Contributors; Partnership Merger. Each Stock Contributor hereby
          --------------------------------------
agrees to sell to the Company all of the outstanding capital stock of each Title Holding Corporation listed on Schedule 2.2 opposite its name, free and clear of
                              ------------
all Liens, and the Company hereby agrees to purchase such capital stock and to issue to such Stock Contributor on the IPO Closing Date a number of Common Shares equal to its Ownership Unit amount relating to such Title Holding Corporation (determined as provided in clause (b) of the definition of "Adjusted Contribution Amount" and in the definition of "Ownership Units"). The Company and the Partnership shall immediately thereafter take all actions necessary to cause each such Title Holding Corporation to be merged with and into the Partnership on the terms and conditions set forth in an agreement and plan of merger of such Title Holding Corporation with the Partnership substantially in the form of Exhibit D (the "Subsidiary Agreement and Plan of
                                             --------------------------------
Merger"). The Partnership shall issue to the Company on the IPO Closing Date as
------
part of the merger a number of GP Units equal to the aggregate number of Common Shares issued to the Stock Contributors.

     2.3  Property Contributors. Each Title Holding Entity listed on Schedule
          ---------------------                                      --------
2.3 hereby agrees to sell, convey and transfer each of the Properties listed on
---
Schedule 2.3 opposite its name, subject to no Liens other than Permitted
------------
Exceptions, and the Company agrees to purchase such Properties and to issue to such Title Holding Entity on the IPO Closing Date a number of Common Shares equal to its Ownership Unit amount. The Company hereby directs that each of such Properties be conveyed directly at Closing to the Partnership as a contribution by the Company, and the Partnership shall issue to the Company a number of GP Units equal to the aggregate number of Common Shares issued to such Title Holding Entities.

     2.4  Partnership Interest Contributors. Each Partnership Interest
          ---------------------------------
Contributor hereby agrees to sell, transfer and assign to the Partnership all right, title and interest in and to the partnership interest it holds in the Title Holding Partnership listed on Schedule 2.4 opposite its name, free and
                                    ------------
clear of all Liens, and the Partnership hereby agrees to purchase such partnership interest and to issue to such Partnership Interest Contributor on the IPO Closing Date a number of LP Units equal to its Ownership Unit amount relating to such Title Holding Partnership (determined as provided in clause (b) of the definition of "Adjusted Contribution Amount" and in the definition of "Ownership Units"). Upon the contribution of 100% of the partnership interests in a Title Holding Partnership to the Partnership, the Partnership and the Partnership Interest Contributors shall execute and record as appropriate a Certificate of Dissolution substantially in the form of Exhibit E.
                                                        ---------

     2.5  Contribution of Assets of Cabot Partners. Cabot Partners hereby agrees
          ----------------------------------------
to contribute, transfer and assign to the Partnership (or to a subsidiary of the Partnership) all of the Cabot Partner Contracts, together with all right, title and interest to the other assets set forth in clauses (a) through (c) below (the Cabot Partner Contracts and such other assets, the "Cabot Partner Assets"), free
                                                    --------------------
and clear of all Liens, and the Partnership hereby agrees to purchase the Cabot Partner Contracts and such other assets and to issue to Cabot Partners on the IPO Closing Date a number of LP Units equal to its Ownership Unit amount. Each Cabot Partner Contract so contributed which is listed on Schedule B as being
                                                         ----------
terminated upon the Closing shall be terminated upon the Closing. The other assets to be sold, transferred and assigned by Cabot Partners to the Partnership are as follows:

          (a) all equipment, furniture, furnishings, supplies, books, records, software and other items of tangible personal property owned by Cabot Partners (or in which Cabot Partners has any interest as lessee or otherwise) and used in connection with the business conducted by Cabot Partners;

          (b) all intangible personal property owned by Cabot Partners (or in which Cabot Partners has any interest as lessee or otherwise) and used in connection with the business conducted by Cabot Partners including, without limitation, all of Cabot Partners' right, title and interest, if any, in and to all: trade names, trademarks, trademark applications, service marks, logos or other proprietary information; licenses, approvals, applications and permits issued or approved by any governmental authority and relating to the business conducted by Cabot Partners; contracts; indemnities; claims against third parties; insurance proceeds and condemnation awards; and all other intangible rights used in connection with the business conducted by Cabot Partners; and

          (c) all other assets, tangible or intangible, used in connection with the business conducted by Cabot Partners including, without limitation, all goodwill relating thereto (other than cash except to the extent required pursuant to the proration provisions in Section 11.9).
                                             ------------

Except to the extent expressly provided in this Agreement, neither the Partnership nor the Company shall assume, or shall be deemed to assume, any debt, claim or other liability of Cabot Partners.

      2.6 Title Insurance.
          ---------------

     (a) Each of the Properties is currently covered by an owner's policy of title insurance held by the applicable Title Holding Entity. With respect to each of the Properties (together, the "Title Policy Retention Properties" and,
                                       ---------------------------------
individually, a "Title Policy Retention Property") acquired by the Partnership
                 -------------------------------
as provided in Sections 2.1, 2.2 and 2.4, the Company and the Partnership, to
               ------------  ---     ---
the extent legally permissible, shall (i) maintain the applicable title policy in full force and effect and (ii) obtain (or cause to be obtained), at the Company's expense, from the Title Company at Closing the following endorsements to the existing owner's title insurance policy with respect to such Property, in each case dated the Closing Date:

          (A) a date-down endorsement adding no exceptions to such existing owner's title insurance policy other than (I) an update of the real estate and personal property tax exception to except taxes not yet due and payable and (II) Permitted Exceptions, to the extent not already included in such existing owner's title insurance policy;

          (B) an assignment endorsement modifying the named insured to be the Partnership, rather than the Title Holding Entity of such Title Policy Retention Property;

          (C) an endorsement increasing the insured amount to an amount equal to the Contribution Amount applicable to such Title Policy Retention Property;

          (D)  a non-imputation endorsement; and

          (E) to the extent not included in such existing owner's title insurance policy, and available at commercially reasonable rates, the endorsements and coverages described in Section 2.6(b).
                                                           --------------

Such endorsements shall be issued to the Partnership.

     (b) With respect to any title insurance policy covering a Title Policy Retention Property that is not permitted by law to be endorsed in the manner contemplated by Section 2.6(a) and with respect to the remaining Properties
                --------------
which are not Title Policy Retention Properties, the Company or the Partnership shall obtain (or cause to be obtained), at the Company's expense, from the Title Company at Closing an owner's title insurance policy issued by the Title Company in favor of the Partnership, (i) dated the Closing Date, (ii) in the full amount of the Contribution Amount with respect to the applicable Property, (iii) in the form of an American Land Title Association Owner's Policy, Standard Form B (or such other form as is acceptable to the Company, if such ALTA form is not available in the state in which the applicable Property is located), (iv) subject only to the standard exclusions from coverage contained in such policy and the Permitted Exceptions, with full extended coverage over all standard and general exceptions (where available), and (v) which policy shall contain the following endorsements, if available in such state:

          (A)  an ALTA 3.1 zoning endorsement;

          (B)  a non-imputation endorsement;

          (C)  an owner's comprehensive endorsement;

          (D)  an access endorsement;

          (E) a contiguity endorsement, if applicable;

          (F)  a survey endorsement; and

          (G) such other endorsements as the Company shall reasonably require after review of the survey, title insurance commitment and Leases.

     (c) The transactions contemplated by this Article 2 shall be closed by
                                               ---------
means of a New York style closing, with the concurrent delivery of the documents of title and transfer of interests, delivery of the title policy and/or endorsements, and delivery of the applicable Ownership Units. The Company and/or the Partnership shall provide any undertaking to the Title Company reasonably necessary to effectuate the New York style closing.

     (d) At the Company's request, each Title Holding Entity shall promptly deliver to the Company a copy of its existing title insurance policy. Each Title Holding Entity shall, at or prior to Closing, deliver or cause to be delivered such commercially reasonable affidavits, certificates, information and instruments of indemnification as shall be reasonably required to induce the Title Company to issue the title insurance policies contemplated by this Section
                                                                         -------
2.6.
---

     2.7  Survey.
          ------

     (a) Prior to the Closing, the Company shall obtain, at its expense, a survey of each Property, prepared by a land surveyor licensed to perform surveys in the state in which such Property is located, that either:

          (i) meets the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" as adopted by the American Land Title Association/American Society and American Congress on Surveying and Mapping in 1992 (or equivalent in the state in which such Property is located), and is certified by such surveyor as of a date not earlier than six months prior to the Closing Date in favor of the Company and the appropriate Title Company and any lender(s) designated by the Company, and contains and discloses, subject to reasonable exceptions that do not materially adversely affect the use, value or marketability of such Property, the following:

               (A) The boundaries of the Real Properties conforming to the legal description contained in Schedule A, which boundaries
                                                   ----------
                    enclose a contiguous and uninterrupted area;

               (B)  The location of all Improvements thereon;

               (C) That all Improvements are within lot lines and applicable side-yard, rear-yard, and building line or set-back requirements;

               (D)  The location of all streets and public ways;

               (E) No encroachment of the Improvements on the Real Properties onto adjacent premises or onto any public way and no encroachment of any building or improvement on adjacent premises onto the Real Properties;

               (F)  The area of the Real Property, expressed in square feet;

               (G) The location of all easements and rights-of-way, recorded or visible; and

               (H) Whether the Properties are located in an area designated by an agency of the United States as being subject to flood hazards; or

          (ii) is otherwise in such form (and accompanied by such certificates, affidavits or undertakings) as shall be required by the Title Company to issue the so-called comprehensive endorsement contemplated by Section 2.6
                                                                   -----------
     and to delete the so-called standard survey exceptions in the applicable title insurance policy.

     (b) At the Company's request, each Title Holding Entity shall promptly deliver to the Company a copy of the surveys of its Properties in its possession.

      2.8 Access to Information; Environmental Audits. At all times before the
          -------------------------------------------
Closing Date, each Title Holding Entity shall provide the Company and its affiliates, their respective agents, employees, consultants and representatives, with continuing and reasonable access to all files, books, records and other materials in the possession or control of such Title Holding Entity relating to the Properties and to the operations, assets and liabilities of such Title Holding Entity and the right to examine, inspect and make copies of such materials as appropriate. During such period, each Title Holding Entity shall also provide for such parties to have reasonable physical access to the Properties for the purpose of conducting surveys, architectural, engineering, geotechnical and environmental inspections and tests (including sampling and invasive testing for the presence of Hazardous Materials performed in connection with Phase I and Phase II environmental audits, provided that no Phase II or
                                                --------
other invasive testing shall be conducted without the consent of such Title Holding Entity, which consent shall not be unreasonably withheld or delayed), feasibility studies and any other inspections, studies or tests reasonably required by them. The Company may conduct a "walk-through" of tenant spaces upon reasonable and appropriate notice to tenants and subject to the rights of tenants. In the course of its investigations, the Company may make inquiries to third parties including, without limitation, contractors, property managers, parties to TI Contracts, Repair Contracts or Service Contracts, lenders, tenants and municipal, local and other governmental officials and representatives. The Company shall indemnify, defend and hold such Title Holding Entity harmless from and against all claims, actions, damages, liabilities, losses, costs, attorneys' fees and expenses related to or arising from the inspections and studies performed by the Company or at the Company's request.

      2.9 UCC Searches. Prior to or at the Closing, each Contributor and Title
          ------------
Holding Entity shall deliver or cause to be delivered to the Company, at the Company's expense, current searches of all Uniform Commercial Code financing statements filed at the state and local levels against such Contributor or Title Holding Entity, its Equity Holders (but only with respect to their equity interests), the other affiliates of such Contributor or Title Holding Entity involved in the operations of such Contributor's or Title Holding Entity's Properties and the managing agent for each of such Properties in each jurisdiction in which Properties are located (and such other jurisdictions as the Company may reasonably request). Such searches shall verify that no Liens exist against such Contributor or Title Holding Entity or its Equity Holders (but only with respect to their equity interests) pertaining to the Properties or other assets to be contributed hereunder other than Permitted Exceptions. Prior to or at the Closing, Cabot Partners shall cause to be delivered to the Company, at the Company's expense, current searches of all Uniform Commercial Code financing statements filed at the state and local levels against it in each jurisdiction in which any Cabot Partner Assets are located (and such other jurisdictions as the Company may reasonably request), which searches shall verify that no Liens exist against Cabot Partners pertaining to the Cabot Partner Assets.

                   ARTICLE 3: COVENANTS AND OTHER AGREEMENTS
                   -----------------------------------------

      3.1 Implementing Agreement. Subject to the terms and conditions hereof,
          ----------------------
each party hereto shall use its commercially reasonable efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby. The covenants of the Contributors and the Title Holding Entities made in this Article 3 are made by each Contributor and Title Holding Entity severally
     ---------
solely with respect to itself, and the covenants with respect to Title Holding Entities and Properties are made by each Contributor and Title Holding Entity solely with respect to each Property and, in the case of Contributors, each Title Holding Entity in which such Contributor or Title Holding Entity has an ownership interest.

      3.2 Preservation of Business.
          ------------------------

     (a) From the date of this Agreement until the Closing Date, the Contributors and the Title Holding Entities shall use their commercially reasonable efforts to cause the Properties to be operated only in the ordinary and usual course of business and consistent with past practice and maintained in good working condition and repair (ordinary wear and tear excepted), shall use their commercially reasonable efforts to preserve the goodwill and advantageous relationships of the Contributors and the Title Holding Entities with customers, suppliers, independent contractors, employees and other Persons material to the operation of the Properties, shall use their commercially reasonable efforts to perform their material obligations under the Leases and other material agreements affecting the Properties and shall not take or permit any action or omission, to the extent such action or omission is within the reasonable control of such Contributor or Title Holding Entity, which would cause any of the representations or warranties of the Contributors and the Title Holding Entities contained herein to become inaccurate or any of the covenants of the Contributors and the Title Holding Entities herein to be breached.

      (b) From the date of this Agreement until the Closing Date, Cabot Partners shall use its commercially reasonable efforts to operate its business only in the ordinary and usual course of business and consistent with past practice and shall maintain its properties and assets in good working condition and repair (ordinary wear and tear excepted), shall use its commercially reasonable efforts to preserve the goodwill and advantageous relationships of Cabot Partners with clients, suppliers, independent contractors, employees and other Persons material to its business as now conducted, shall use its commercially reasonable efforts to perform its material obligations under any material agreements affecting its business and shall not take or permit any action or omission, to the extent such action or omission is within the reasonable control of Cabot Partners, which would cause any of its representations or warranties contained herein to become inaccurate or any of its covenants herein to be breached.

      3.3 Consents and Approvals. The Contributors, the Title Holding Entities
          ----------------------
and Cabot Partners shall use their commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by them of this Agreement and the consummation of the transactions contemplated hereby prior to the Final Allocation Date. The

Contributors, the Title Holding Entities and Cabot Partners shall make all filings, applications, statements and reports to all governmental authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of the Contributors, the Title Holding Entities or Cabot Partners or any of their respective affiliates pursuant to any applicable law or contract in connection with this Agreement and the transactions contemplated hereby. The Company and the Partnership shall make all filings, applications, statements and reports to all governmental authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of the Company and the Partnership or any of their affiliates pursuant to any applicable law or contract in connection with this Agreement and the transactions contemplated hereby.

      3.4 Maintenance of Insurance. The Contributors, the Title Holding Entities
          ------------------------
and Cabot Partners shall continue to carry their existing or equivalent insurance with respect to the Properties or the Cabot Partners Assets, as the case may be, through the Closing Date and shall use their commercially reasonable efforts not to allow any material breach, default, termination or cancellation of such insurance policies or agreements to occur or exist.

      3.5 Exclusivity. Without the Company's prior written consent and except as
          -----------
required by law, during the pendency of this Agreement, the Contributors, the Title Holding Entities and their respective Equity Holders shall not provide any confidential information to, solicit offers for, or participate in any discussions or negotiations with, any Person other than the Company and the Partnership and the Contributors', the Title Holding Entities' and the Equity Holders' consultants and advisors and holders of debt currently encumbering the Properties concerning any sale, financing, merger or other similar transaction involving the Properties.

      3.6 New Contracts and Liens. Without the Company's prior written consent
          -----------------------
in each instance, which consent shall not be unreasonably withheld or delayed, the Contributors, the Title Holding Entities and Cabot Partners shall not, except as permitted by Section 3.7, grant, enter into, or amend, terminate or
                       -----------
grant concessions regarding any Liens affecting title to any Property or the Cabot Partner Assets, as the case may be, or any contract or agreement that will be an obligation affecting the Properties or the Cabot Partner Assets, as the case may be, or binding on the Company or the Partnership after the Closing except contracts entered into in the ordinary course of business that are terminable without cause on 30 days' notice (and the Contributors, the Title Holding Entities and Cabot Partners, as the case may be, agree to terminate any such contracts by the Closing Date if the Company or the Partnership gives any such party notice at least 30 days before the Closing Date).

      3.7 Leasing Arrangements. The Contributors and the Title Holding Entities
          --------------------
shall not enter into, amend, terminate or grant concessions regarding any Lease unless the Company has given its written consent, which consent shall not be unreasonably withheld or delayed. The Contributors and the Title Holding Entities shall provide the Company with all material information related to each request for consent, including, without limitation, lease form, lease terms, leasing commissions, tenant improvement obligations and other lease procurement costs, description of tenant's business and tenant's financial statements or a Dunn & Bradstreet credit report. Notwithstanding the foregoing, new Leases may be entered into, or amendments to existing Leases may be made, without the Company's consent if (a) such Lease is on the form customarily used without any material modifications; (b) such Lease is entered into in the ordinary course of business; (c) such Lease is at a rental rate consistent with or greater than rentals to other tenants at the applicable Real Property (or at current market rental rates, if less); and (d) the term of such Lease is consistent with leases to other tenants at the applicable Real Property.

      3.8  Obligation to Supplement Information. From time to time prior to the
           ------------------------------------
Closing, the Contributors, the Title Holding Entities, Cabot Partners, the Company and the Partnership, shall promptly disclose in writing to each other party to this Agreement any matter hereafter arising or discovered which, to its knowledge (as defined in Article 4), (a) would be reasonably likely to have a
                         ---------
material adverse effect on the condition, value, use or marketability of a Property or the Cabot Partner Assets, as the case may be, or (b) if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the other parties or which would render inaccurate in a material way any representation or warranty by the disclosing party. No information provided pursuant to this Section 3.8 shall be deemed to cure any inaccuracy in
                          -----------
or breach of any representation, warranty or covenant made in this Agreement.

      3.9  TI and Repair Contracts. At least 10 days before the Closing Date,
           -----------------------
the Contributors and the Title Holding Entities shall notify the Company in a written progress report as to those contracts for tenant improvements under Leases ("TI Contracts") and for repairs or restoration being performed on the
         ------------
Properties ("Repair Contracts") that will not be completed by the Closing Date.
             ----------------
Adjustments for TI Contracts and Repair Contracts shall be made according to

Article 11. At the Closing, the Title Holding Entities shall assign to the
----------
Partnership all of their rights under, and the Partnership shall assume all of the Title Holding Entities' obligations under, all TI Contracts, Repair Contracts and Service Contracts relating to the Properties.

      3.10 Damage. The Contributors and the Title Holding Entities shall
           ------
promptly after learning of the same give the Company and the Partnership written notice of any material damage to one or more of their respective Properties, describing such damage, whether such damage is covered by insurance and the estimated cost of repairing such damage. In the event of any damage to one or more of the Properties, (a) the Title Holding Entity owning such damaged Property shall, to the extent practicable, begin repairs prior to the Closing out of any insurance proceeds received by such Title Holding Entity for the damage, (b) at the Closing, the Partnership shall receive all insurance proceeds not applied to the repair of any such Properties prior to the Closing (including rent loss insurance applicable to any period from and after the Closing Date) paid or due to such Title Holding Entity for the damage, (c) any uninsured damage or deductible and any post-closing rent abatement not covered by rent loss insurance proceeds delivered to such Title Holding Entity, as reasonably estimated by the Company and reasonably approved by such Title Holding Entity, shall be credited to the Partnership at Closing and (d) the Partnership shall assume the responsibility for the repair after the Closing. The appropriate Title Holding Entity shall be entitled to any excess of the insurance proceeds received for the damage over and above the actual cost of repair and restoration.

      3.11 Condemnation. The Contributors and the Title Holding Entities shall
           ------------
promptly after learning of the same give the Company and the Partnership written notice of any eminent domain proceedings that are contemplated, threatened or instituted by any body having the power of eminent domain with respect to one or more of their respective Properties. By notice to the applicable Title Holding Entity after the Company and the Partnership receive notice of such contemplated, threatened or instituted proceedings, the Company and such Title Holding Entity shall have the joint right during the pendency of this Agreement to negotiate and otherwise deal with the condemning authority in respect of such matter and shall cooperate in good faith in doing so. At the Closing, the Title Holding Entity shall assign to the Partnership its entire right, title and interest in and to any condemnation award.

      3.12 Material Agreements. Neither the Title Holding Entities nor the
           -------------------
Contributors nor Cabot Partners shall materially amend, modify or terminate any material agreement except such agreements that may terminate pursuant to their own terms prior to the Closing, except with the consent of the Company and the Partnership, which consent shall not be unreasonably withheld or delayed.

      3.13 Clients of Cabot Partners. Each Contributor or Title Holding Entity
           -------------------------
(on its own behalf or on behalf of any of its Equity Holders) which is a party to a Cabot Partner Contract (each such Contributor, Title Holding Entity or Equity Holder, a "Cabot Client") acknowledges that the actions of Cabot Partners
                  ------------
on behalf of such Cabot Client in arranging the Consolidation and preparing this Agreement have been taken by Cabot Partners pursuant to its responsibilities under such Cabot Partner Contract, provided that nothing herein shall be deemed
                                   --------
to be a waiver of any rights or remedies of such Cabot Client under its respective Cabot Partner Contract. In accordance with the scope of its responsibilities under each Cabot Partner Contract, Cabot Partners hereby confirms to each Cabot Client, respectively, that it has reviewed each of the representations and warranties in Article 4 of this Agreement, has conducted all
                                  ---------
reasonable investigations and inquiries with respect to such representations and warranties in accordance with Article 4, has reviewed the disclosure letter (if
                              ---------
any) delivered to the Company on behalf of such Cabot Client and, after reasonable investigation, is unaware of any facts, events or circumstances that would cause it to believe that any of the representations and warranties in

Article 4 of this Agreement are untrue. The confirmation by Cabot Partners as
---------
set forth in the immediately preceding sentence shall be deemed to satisfy the "reasonable inquiry" of such Cabot Client required under Article 4. Also, in
                                                         ---------
accordance with the scope of its responsibilities under each Cabot Partner Contract, Cabot Partners hereby confirms to each Cabot Client, respectively, that (a) the representations and warranties contained in Article 4, other than
                                                         ---------
with respect to (i) Section 4.13, (ii) the execution and delivery of consents by
                    ------------
the Equity Holders as provided in Section 10.2(q) and (iii) the ownership of
                                  ---------------
equity interests in the Title Holding Entities by the Equity Holders, are true, correct and complete, and (b) that it has prepared or will prepare the Leases, Rent Rolls, financial operating statements and updates thereof, tax returns as required by Section 11.11, affidavits, certificates, information and instruments
            -------------
of indemnification and representation letter and related information required in connection with Property audits required by such representations and warranties or by other provisions hereof and will make the deliveries required by Sections
                                                                       --------
2.1 through 2.9 and Section 10.2 (other than the delivery of documents requiring
---         ---     ------------
the signature of any such Cabot Client) and such items are or will be true, correct and complete in all material respects. In addition, in accordance with its responsibilities under each Cabot Partner Contract, Cabot Partners confirms to each of the Cabot Clients that, as long as such Cabot Partner Contract has not been terminated, Cabot Partners is responsible for performing the covenants required of such Cabot Client under this Article 3 and will be liable for any
                                         ---------
loss against such Cabot Client resulting from a failure to perform such obligations. Each Cabot Client hereby consents to the transfer and assignment of each Cabot Partner Contract to which it is a party by Cabot Partners to the Partnership as contemplated in Section 2.5 and authorizes Cabot Partners to take
                               -----------
all necessary and appropriate actions (including the execution and delivery of any certificates, assignments or other instruments) on its behalf under the terms of this Agreement and the other documents to be executed pursuant to this Agreement.

      3.14 Completion of IPO. The Company shall use its commercially reasonable
           -----------------
efforts to complete the IPO (subject to the terms and conditions of this Agreement) and to cause the proceeds of the IPO to be contributed to the Partnership in accordance with the terms of the Partnership Agreement.

   ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS AND TITLE HOLDING
  ----------------------------------------------------------------------------
                                    ENTITIES
                                    --------

     Each Contributor and Title Holding Entity hereby represents and warrants severally to the Company and the Partnership as follows, except as set forth in a disclosure letter delivered to each other party to this Agreement on or prior to the date of this Agreement and attached as Schedule X. Representations and
                                              ----------
warranties with respect to Title Holding Entities and Properties are made by each Contributor and Title Holding Entity solely with respect to each Property and, in the case of Contributors, each Title Holding Entity in which such Contributor or Title Holding Entity has an ownership interest. All representations that are made to the "Contributor's or Title Holding Entity's knowledge" shall mean to the actual knowledge of the individuals listed next to the name of such Contributor or Title Holding Entity on Schedule 4.1 after
                                                        ------------
reasonable inquiry. Representations and warranties with respect to Properties shall be effective with respect to any Acquisition Properties only from and after the date upon which such Acquisition Property is acquired by the Title Holding Entity listed opposite such Acquisition Property on Schedule 1.1,
                                                            ------------
provided, that such representations and warranties shall then be fully effective
--------
as written even if they relate to periods prior to such date.

      4.1  Due Organization. Such Contributor or Title Holding Entity has been
           ----------------
duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and (a) in the case of a Contributor, is qualified to do business and in good standing in all other jurisdictions where such qualification is necessary to carry on its business as now conducted except where the failure to so qualify would not have a material adverse effect on the ability of such Contributor to perform its obligations under this Agreement, and
(b) in the case of a Title Holding Entity, is qualified to do business and in good standing in all jurisdictions where the Properties owned by it are located or where such qualification is necessary to carry on its business as now conducted, except where the failure to so qualify would not have an adverse effect on the ability of such Title Holding Entity to perform its obligations under this Agreement.

      4.2 Due Authorization. Such Contributor or Title Holding Entity has full
          -----------------
power and authority to own, lease, operate and sell the Properties owned by it, and to enter into this Agreement and the other documents to be executed by it pursuant to this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Contributor or Title Holding Entity of this Agreement have been, and the documents to be executed by it pursuant to this Agreement shall be, duly and validly approved by all necessary partnership, corporate or other applicable action and no other actions or proceedings on the part of such Contributor or Title Holding Entity are necessary to authorize this Agreement and the transactions contemplated hereby and thereby. Such Contributor or Title Holding Entity has complied with applicable law and valid agreements binding upon it in connection with its solicitation of any necessary approvals or consents related to this transaction and obtaining appropriate authorization. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental instrumentality or any other Person is required to be made, obtained or given by such Contributor or Title Holding Entity in connection with the execution, delivery and performance of this Agreement and the documents executed by such Contributor or Title Holding Entity pursuant to this Agreement. The joinder of no entity or Person other than such Contributor or Title Holding Entity will be necessary to perform its obligations hereunder. Such Contributor or Title Holding Entity has duly and validly executed and delivered this Agreement. This Agreement constitutes, and the documents executed by such Contributor or Title Holding Entity pursuant to this Agreement when executed will constitute, legal, valid and binding obligations of such Contributor or Title Holding Entity enforceable against it in accordance with their respective terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer and other similar laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally, and (b) the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief. Such Contributor or Title Holding Entity represents and warrants that either (a) the assets to be contributed by it to the Company or the Partnership pursuant to the terms of this Agreement do not constitute "plan assets" (within the meaning of 29 C.F.R. (S)2510.3-101) of any "employee benefit plan" subject to Title I of ERISA or a "governmental plan" as defined in Section 3(32) of ERISA or (b)(i) the decision to enter into this Agreement has been made pursuant to the exemption set forth opposite the name of such Title Holding Entity or Equity Holder on Schedule 1.5 and the conditions of that exemption
                           ------------
have been fully satisfied or (ii) in the case of a governmental plan, the execution and delivery of this Agreement by such Contributor or Title Holding Entity and the transactions contemplated hereunder do not violate applicable state law.

      4.3 Conflicts. The execution and delivery of this Agreement and the other
          ---------
documents to be executed by such Contributor or Title Holding Entity, as the case may be, pursuant to this Agreement do not and will not conflict with or result in a breach of (with or without the passage of time or notice or both) the terms of any of the constituent documents of such Contributor or Title Holding Entity, any judgment, order or decree of any court, governmental authority or arbitrator binding on such Contributor or Title Holding Entity, and, to such Contributor's or Title Holding Entity's knowledge, do not and will not breach or violate any applicable law, rule or regulation of any governmental authority. The execution and delivery of, and performance by such Contributor or Title Holding Entity under, this Agreement and the documents executed by such Contributor or Title Holding Entity pursuant to this Agreement will not result in a breach or violation of (with or without the passage of time or notice or both) the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Contributor or Title Holding Entity is a party or by which such Contributor or Title Holding Entity is bound or to which any of the Properties owned by it are subject. Neither such Title Holding Entity, nor, to such Contributor's or Title Holding Entity's knowledge, any predecessor in title to such Title Holding Entity, has granted (a) to any tenant under any Lease the right, option, right of first refusal or any other agreement of any kind, which is currently in effect, to purchase or to otherwise acquire any Property owned by such Title Holding Entity or any part thereof or any interest therein or to renew its term thereunder at fixed rents or (b) to any other Person any rights, options, rights of first refusal or any other agreements of any kind, which are currently in effect, to purchase or to otherwise acquire the Properties it owns or any part thereof or any interest therein, except the rights of the Company and the Partnership under this Agreement.

      4.4 Litigation. There is no action, suit or proceeding pending or, to such
          ----------
Contributor's or Title Holding Entity's knowledge, threatened against such Contributor or Title Holding Entity or the Properties owned by it which, if adversely determined, would have a material adverse effect on the financial condition or results of operations of such Contributor or Title Holding Entity or the Properties owned by it or which challenges or impairs the ability of such Contributor or Title Holding Entity to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated herein.

      4.5 Contractors and Suppliers; Service, TI and Repair Contracts. Except as
          -----------------------------------------------------------
otherwise provided in this Agreement with respect to Service Contracts, TI Contracts and Repair Contracts to be assumed by the Partnership, all contractors, subcontractors, suppliers, architects, engineers and others who have performed services or labor or supplied material in connection with such Contributor's or Title Holding Entity's acquisition, development, ownership or management of the Properties owned by it, other than those incurred in the ordinary course of business for the accounts payable period immediately prior to the Closing and those engaged directly by tenants, shall, at the Closing Date, have been paid in full and all Liens arising therefrom (or claims which with the passage of time or notice or both, could mature into Liens) shall, at the Closing Date, have been satisfied and released. Such Contributor or Title Holding Entity has performed its obligations under the Service Contracts, TI Contracts and Repair Contracts and, to such Contributor's or Title Holding Entity's knowledge, no other party is in material default under the Service Contracts, TI Contracts or Repair Contracts affecting the Properties owned by it.

      4.6 Leases and Rent Roll.  The documents constituting the Leases that are
          --------------------
delivered to the Company pursuant to this Agreement are true, correct and complete copies of all of the Leases affecting the Properties owned by such Contributor or Title Holding Entity including all amendments and guarantees. Except as set forth in the Rent Roll (delivered to the Company and the Partnership as of the date hereof), and updates thereof delivered to the Company and the Partnership pursuant to this Agreement, there are no material leasing or other fees or commissions due, nor will any become due, pursuant to the terms of any Lease or any renewal or extension or expansion of any Lease, and no understanding or agreement with any party exists as to payment of any leasing commissions or fees regarding future leases or as to the procuring of tenants which are due and payable prior to the Closing Date other than commissions set forth in the commission schedule contemplated in
Section 11.3 which may become due by reason of renewals of existing Leases. To
------------
such Contributor's or Title Holding Entity's knowledge, except as disclosed in the Rent Roll and updates thereof delivered to the Company and the Partnership pursuant to this Agreement, no tenants have asserted in writing that there are any defenses or offsets to rent accruing after the Closing Date and no material default or breach exists on the part of any tenant. Such Contributor or Title Holding Entity has not received any notice of any default or breach on the part of the landlord under any Lease, nor, to such Contributor's or Title Holding Entity's knowledge, does there exist any such default or breach on the part of the landlord. Except as set forth in the Rent Roll, and updates thereof delivered to the Company and the Partnership pursuant to this Agreement, all of the landlord's obligations to construct tenant improvements or reimburse the tenants for tenant improvements under the Leases through the date of this Agreement have been paid and performed in full and all concessions (other than any unexpired rent abatement set forth in the Leases) from the landlord under the Leases have been paid and performed in full.

      4.7 Operating Statements. The unaudited financial operating statements
          --------------------
delivered to each other party to this Agreement and any updates thereof requested by the Company prior to the Closing show or will show all material items of income and expense (operating and capital) incurred by such Contributor or Title Holding Entity in connection with the ownership, operation, and management of the Properties owned by it for the last two full fiscal years and any subsequent fiscal quarters (or such other period to which the Company may have agreed) and are or will be true, correct and complete in all material respects.

      4.8 Permits, Legal Compliance and Notice of Defects. Such Contributor or
          -----------------------------------------------
Title Holding Entity has not applied to or entered into any agreement with any governmental official, agency or body or with any other Person or entity with respect to any modification, variance or exception regarding zoning, building codes and similar laws and regulations that materially and adversely affects the operation, value or utility of any of the Properties owned by it. Such Contributor or Title Holding Entity has all licenses, permits and certificates necessary for the use and operation of the Properties owned by it (as presently used and operated), including, without limitation, all certificates of occupancy necessary for the occupancy of such Properties, except where the failure to have such licenses, permits and certificates would not materially and adversely affect the value, use or operation of the Property affected thereby. To such Contributor's or Title Holding Entity's knowledge, neither the Properties owned by it nor the current use thereof violates any governmental law or regulation (exclusive of the American with Disabilities Act of 1990 or any rules or regulations promulgated thereunder and exclusive of any Environmental Laws, which are addressed in Section 4.9) or any covenants or restrictions encumbering
                       -----------
such Properties, except such violations which would not materially and adversely affect the value, use or operation of the Property affected thereby. Either such Contributor or Title Holding Entity, or, if required by the terms of their respective Leases and to such Contributor's or Title Holding Entity's knowledge, the tenants of the Properties owned by it, now have in force insurance policies relating to such Properties covering such risks and with policy limits and deductibles in such amounts as would be maintained by prudent operators of properties similar in use and configuration to such Properties and located in the locality in which such Properties are located. Such Contributor or Title Holding Entity has not received any written notice from any insurance company or underwriter of any defect that would materially adversely affect the insurability of the Properties owned by it or cause an increase in insurance premiums over current levels. Such Contributor or Title Holding Entity has not received from any government agency or insurer any written notice of violations or alleged violations of any laws, rules, regulations or codes with respect to the Properties owned by it which have not been corrected to the satisfaction of the issuer of the notice or which, if uncorrected, would have a material adverse effect on the value, use or operation of the Property affected thereby. To such Contributor's or Title Holding Entity's knowledge, there is no pending or contemplated condemnation or other eminent domain proceeding affecting all or any part of the Properties owned by it.

      4.9  Environmental. Such Contributor or Title Holding Entity has no
           -------------
knowledge of any violation of Environmental Laws related to the Properties owned by it or the presence or release of Hazardous Materials on or from such Properties, except as reflected in the environmental reports listed on Schedule
                                                                       --------
4.9. Schedule 4.9 is a list of written environmental reports and results of
---  ------------
environmental inspections and tests in the possession of such Contributor or Title Holding Entity, which list is complete in all material respects. To such Contributor's or Title Holding Entity's knowledge, such Contributor or Title Holding Entity has not used the Properties owned by it for the generation, treatment, storage, handling or disposal of any Hazardous Materials in violation of any Environmental Laws. The term "Environmental Laws" includes, without
                                     ------------------
limitation, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations and guidelines as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term

"Hazardous Materials" includes petroleum, including crude oil or any fraction
--------------------
thereof, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

      4.10 Utilities. To such Contributor's or Title Holding Entity's knowledge,
           ---------
all water, sewer, gas, electric, telephone and drainage facilities, and other utilities required for the normal and proper operation of the Properties owned by it, are installed and connected to the Improvements with valid permits, and are adequate to serve the Improvements for their current use and to permit full compliance with all requirements of law and the Leases. To such Contributor's or Title Holding Entity's knowledge, all permits and connection fees are fully paid. To such Contributor's or Title Holding Entity's knowledge, all utilities serving the Improvements enter it through currently effective public or private easements. To such Contributor's or Title Holding Entity's knowledge, no fact or condition exists which would result in the termination of such utilities services to the Improvements.

     4.11  Ownership of the Title Holding Entities and Properties.
           ------------------------------------------------------

     (a) The outstanding capital stock of each Title Holding Corporation listed on Schedule 2.1, or the partnership interests in each Title Holding Partnership
   ------------
listed on Schedule 2.1, as the case may be, are owned by the Equity Holders
          ------------
thereof as shown on Schedule 2.1, free and clear of all Liens. Each Stock
                    ------------
Contributor owns the outstanding capital stock of the Title Holding Corporation shown as owned by it on Schedule 2.2, free and clear of all Liens. Each
                        -------------
Partnership Interest Contributor owns the partnership interest in the Title Holding Partnership shown as owned by it on Schedule 2.4, free and clear of all
                                            ------------
Liens. Each Title Holding Entity has good and marketable or indefeasible title to each Real Property shown as owned by it on Exhibit A, free and clear of all
                                              ---------
Liens other than Permitted Exceptions.

     (b) The shares in each Title Holding Corporation shown as owned by the Equity Holders thereof on Schedule 2.1, and the shares owned by each Stock
                          ------------
Contributor in each Title Holding Corporation shown as owned by it on Schedule
                                                                      --------
2.2, have been, in each case, validly issued and fully paid and are non-
---
assessable, constitute all of the issued and outstanding capital stock of such Title Holding Corporation and were not issued in violation of any preemptive rights. The shares owned by each Equity Holder or Stock Contributor in such Title Holding Corporation were issued in compliance with applicable law and the relevant organizational documents (as then in effect). There are no enforceable rights, subscriptions, warrants, options, conversion rights, preemptive rights or agreements of any kind outstanding to purchase or to otherwise acquire any of the interests in any Title Holding Corporation or any securities or obligations of any kind convertible into any interests in any Title Holding Corporation or other equity interests or profit participations of any kind.

     (c) The partnership interest owned by each Partnership Interest Contributor in each Title Holding Partnership shown as owned by it on Schedule 2.4, and the
                                                          ------------
partnership interest in each Title Holding Partnership shown as owned by each Equity Holder thereof on Schedule 2.1, were validly issued, fully paid and non-
                         ------------
assessable, and, together with the partnership interest of any other Partnership Interest Contributor shown on Schedule 2.4 or any other Equity Holder thereof
                              ------------
shown on Schedule 2.1, as the case may be, as owning a partnership interest in
         ------------
such Title Holding Partnership, constitutes all of the issued and outstanding partnership interests of such Title Holding Partnership; all such partnership interests were not issued in violation of any preemptive rights. The partnership interests owned by each Partnership Interest Contributor or Equity Holder, as the case may be, in such Title Holding Partnership were issued in compliance with applicable law and the relevant organizational documents (as then in effect). There are no enforceable rights, subscriptions, warrants, options, conversion rights, preemptive rights or agreements of any kind outstanding to purchase or to otherwise acquire any of the interests in any Title Holding Partnership or any securities or obligations of any kind convertible into any interests in any Title Holding Partnership or other equity interests or profit participations of any kind.

     (d) Each Title Holding Entity listed on Schedule 2.1, 2.2 or 2.4 is, and as
                                             ------------  ---    ---
of the Closing Date will be, subject to no liabilities, whether matured or contingent, whether disclosed or undisclosed, except for (i) such liabilities which are subject to proration under Article 11 or have been taken into account
                                     ----------
in determining the Adjusted Contribution Amount of such Title Holding

Entity, (ii) any Assumed Mortgage Debt or other mortgage debt to be repaid as of the Closing Date and (iii) any other liabilities which have arisen in the ordinary course of business (which are the responsibility of such Contributor or Title Holding Entity or its Equity Holders under Section 13.1).
                                                 ------------

      4.12 Distributions and Payments. All obligations, disclosures and
           --------------------------
distributions in connection with the contribution of the Properties owned by such Contributor or Title Holding Entity that under applicable law or any applicable, valid and binding agreements are required to be performed, given or made with respect to any Person that directly or indirectly holds an interest in such Contributor or Title Holding Entity shall, at the Closing Date, have been performed, given and made.

      4.13 Securities.
           ----------

     (a) Such Contributor or Title Holding Entity or its Equity Holders will acquire the LP Units and the Common Shares exchangeable therefor (the

"Underlying Shares"), or the Common Shares directly, as the case may be, for its
------------------
own account and not with a view to or for sale in connection with any public distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), except that any such securities may be sold
              --------------
pursuant to registration or any exemption therefrom (which may include a distribution to the equity holders of such Contributor or Title Holding Entity or its Equity Holders provided such distribution is made pursuant to an exemption from registration under the Securities Act).

     (b) Such Contributor or Title Holding Entity and each of its Equity Holders has sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in the LP Units (together with the Underlying Shares) and the Common Shares. Such Contributor or Title Holding Entity and each of its Equity Holders has the ability to bear the economic risk of acquiring the LP Units and the Common Shares.

     (c) Such Contributor or Title Holding Entity and each of its Equity Holders has been furnished with a copy of the Private Offering Materials and has had a full opportunity to ask questions of and receive answers from the Company or any person or persons acting on behalf of the Company concerning the Company, the Partnership, the Consolidation and the terms and conditions of the acquisition of the LP Units (together with the Underlying Shares) and the Common Shares.

     (d) Such Contributor or Title Holding Entity (on its own behalf and on behalf of each of its Equity Holders) hereby acknowledges that the LP Units, the Underlying Shares and the Common Shares are not registered under the Securities Act or any state securities laws and cannot be resold without registration thereunder or an exemption therefrom. Such Contributor or Title Holding Entity and each of its Equity Holders agrees that it will not transfer all or any portion of the LP Units (together with the Underlying Shares) or the Common Shares unless such transfer has been registered or is exempt from registration under the Securities Act and any applicable state securities laws (which may include a distribution to the equity holders of such

Contributor or Title Holding Entity or its Equity Holders provided such distribution is made pursuant to an exemption from registration under the Securities Act). The LP Units (together with the Underlying Shares) and the Common Shares shall, unless registered, contain a prominent legend with respect to the restrictions on transfer under the Securities Act and other applicable state securities laws.

     (e) Such Contributor (and each equity holder of such Contributor) or such Title Holding Entity (and each of its Equity Holders) is an "accredited
                                                             ----------
investor" as such term is defined in Regulation D promulgated under the
--------
Securities Act.

     4.14  No Brokers. Neither such Contributor or Title Holding Entity nor any
           ----------
of its officers, partners, directors or employees has employed or made any agreement with any broker, finder or similar agent or any Person or firm which will result in the obligation of the Company or the Partnership or any of their affiliates to pay any finder's fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

     4.15  Solvency. Such Contributor or Title Holding Entity has been solvent
           --------
at all times prior to and will be solvent immediately following the Consolidation.

     4.16  Certain Tax Matters.
           -------------------

     (a) Each Partnership Interest Contributor, Stock Contributor and Title Holding Entity listed on Schedule 2.1 represents and warrants that:
                         ------------

          (i) Such Title Holding Entity or the Title Holding Entity whose interest is being contributed by such Partnership Interest Contributor or Stock Contributor has timely filed (or has had timely filed on its behalf) or will timely file or cause to be timely filed, all Tax Returns required by applicable law to be filed by it prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct in all respects;

          (ii) There has been no audit by a Tax authority with respect to any Tax Returns filed by, or Taxes due from, such Title Holding Entity. No issue has been raised by any Tax authority in any audit of such Title Holding Entity that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency for any period not so audited. To the knowledge of such Title Holding Entity, Partnership Interest Contributor or Stock Contributor, no deficiency or adjustment for any Taxes has been threatened, proposed or asserted against such Title Holding Entity. There are no liens for Taxes upon the assets of such Title Holding Entity, except liens for current Taxes not yet due;

          (iii) Such Title Holding Entity has not given or been requested to give any waiver of statutes of limitation relating to the payment of Taxes or has executed powers of attorney with respect to Tax matters, which will be outstanding as of the Closing Date; and

          (iv) There are no changes in the tax accounting methods subject to
     Section 481(a) of the Code which have an ongoing effect to such Title Holding Entity.

     (b) Each Partnership Interest Contributor represents and warrants that:

          (i) Such Partnership Interest Contributor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate within the meaning of Section 1445 of the Code; and

          (ii) The Title Holding Entity whose interest is being contributed by such Partnership Interest Contributor is, and has been since its formation, classified as a partnership and not as an association taxable as a corporation for Federal income tax purposes for any period up to and including the Closing. The Internal Revenue Service has not challenged or, to the knowledge of such Partnership Interest Contributor, threatened to challenge the status of such Title Holding Entity as a partnership and not as an association taxable as a corporation for Federal income tax purposes. All Tax Returns and other filings have been filed on a basis consistent with such position for Federal income tax purposes.

                  ARTICLE 5: REPRESENTATIONS AND WARRANTIES OF
                 ---------------------------------------------
                                 CABOT PARTNERS
                                 --------------

     Cabot Partners hereby represents and warrants to the Company and the Partnership as follows, except as set forth in a disclosure letter delivered to each other party to this Agreement on or prior to the date of this Agreement and attached as Schedule X.
            ----------

      5.1 Due Organization. Cabot Partners has been duly organized and is
          ----------------
validly existing and in good standing under the laws of its jurisdiction of organization, and is qualified to do business and in good standing in all other jurisdictions where such qualification is necessary to carry on its business as now conducted except where the failure to so qualify would not have an adverse effect on the ability of Cabot Partners to perform its obligations under this Agreement.

      5.2 Due Authorization. Cabot Partners has full power and authority to own,
          -----------------
lease and operate its properties and assets and to carry on its business as presently conducted, and to enter into this Agreement and the other documents to be executed by it pursuant to this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Cabot Partners of this Agreement have been, and the other documents to be executed by it pursuant to this Agreement shall be, duly and validly approved by all necessary action and no other consent or approval on the part of Cabot Partners is necessary to authorize this Agreement and the other documents to be executed by it pursuant to this Agreement and the transactions contemplated hereby. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental instrumentality or any other entity or Person (including without limitation, its partners) is required to be made, obtained or given by Cabot Partners in connection with the execution, delivery and performance of this Agreement. Cabot Partners has duly and validly executed and delivered this Agreement. This Agreement constitutes, and the documents executed by Cabot Partners pursuant to this Agreement when executed will constitute, legal, valid and binding obligations of Cabot Partners, enforceable against such party in accordance with their respective terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer and other similar laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally, and (b) the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief.

      5.3 Conflicts. The execution and delivery of this Agreement and the other
          ---------
documents to be executed by it pursuant to this Agreement, and the performance by Cabot Partners under this Agreement and such other documents, do not and will not conflict with or result in a breach of (with or without the passage of time or notice or both) the terms of any of the constituent documents of Cabot Partners, any judgment, order or decree of any court, governmental authority or arbitrator binding on Cabot Partners and, to Cabot Partners' knowledge, do not breach or violate any applicable law, rule or regulation of any governmental authority. The execution and delivery of, and performance by Cabot Partners under, this Agreement will not result in a breach or violation of (with or without the passage of time or notice or both) the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Cabot Partners is a party or by which Cabot Partners is bound or to which its assets or properties are subject.

      5.4 Litigation. There is no action, suit or proceeding pending or, to
          ----------
Cabot Partners' knowledge, threatened against Cabot Partners which, if adversely determined, would have a material adverse effect on the financial condition or results of operations of Cabot Partners or which challenges or impairs the ability of Cabot Partners to execute or deliver, or perform its obligations under, this Agreement and the other documents executed by Cabot Partners pursuant to this Agreement or to consummate the transactions contemplated herein.

      5.5 Contractors and Suppliers. Except as otherwise provided in this
          -------------------------
Agreement, all contractors, subcontractors, suppliers, engineers, architects and others who have performed services or labor or supplied material in connection with the Cabot Partner Assets, other than those incurred in the ordinary course of business for the accounts payable period immediately prior to the Closing, shall, at the Closing Date, have been paid in full.

     5.6  Solvency. Cabot Partners has been solvent at all times prior to and
          --------
will be solvent immediately following the Consolidation.

     5.7  Names, Franchises, Permits, Etc. Cabot Partners has the legal right to
          -------------------------------
use its name in every state in which it now does business. Cabot Partners owns or has valid and enforceable rights to all franchises, permits, licenses, trademarks, trade names, patents, patent applications, copyrights, trade secrets, computer software, formulas, designs or inventions necessary for the ownership, use, operation and conduct of its business as it is now conducted without infringing on the rights of any other Person. Cabot Partners has not infringed or violated any trademark, trade name, copyright, trade secret right or contractual relationship of others, and has not received any notice, claim or protest respecting any such violations or infringement in connection with the conduct of its business.

      5.8  Title and Condition of Cabot Partner Assets. Cabot Partners has good
           -------------------------------------------
and marketable title to the Cabot Partner Assets free and clear of any Liens. The tangible personal property included in the Cabot Partner Assets is in good operating condition, except for ordinary wear and tear, and has been regularly maintained and repaired in accordance with good business practice.

      5.9  Intangible Personal Property. Cabot Partners owns or possesses valid
           ----------------------------
and binding licenses or other rights to use the intangible personal property included in the Cabot Partner Assets. All actions necessary to maintain the registration, application or use of such intangible personal property have been taken by Cabot Partners and Cabot Partners has not engaged in any conduct or omitted to perform any necessary act, the result of which could invalidate, abandon or otherwise render the Company's rights to any such intangible personal property unenforceable. Except for license royalties payable to software vendors, Cabot Partners is not required to pay any royalty, license, fee or similar compensation with respect to the intangible personal property in connection with the current or prior conduct of the business of Cabot Partners. The use by Cabot Partners of such intangible personal property does not infringe or violate the proprietary rights of any third party and no claims have been asserted by any person with respect to the use of such intangible personal property.

      5.10 Investment Advisory and Property Management Contracts. Schedule B is
           -----------------------------------------------------  ----------
true, complete and accurate as of the date thereof and sets forth all of the investment advisory contracts and property management contracts to which Cabot Partners is a party as of the date of this Agreement. Each of the Cabot Partner Contracts is a legal, valid and binding obligation of the parties thereto enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer and other similar laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally, and (b) the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief. Cabot Partners is not in breach, violation or default under any Cabot Partner Contract and, as of the date of this Agreement and to Cabot Partners' knowledge, no other party is in breach, violation or default under any Cabot Partner Contract and, as of the date of this Agreement, Cabot Partners has not received any notice of termination of any Cabot Partner Contract and does not have any knowledge of any prospective termination of a Cabot Partner Contract.

     5.11  Licenses and Permits; Compliance with Laws. Cabot Partners has all
           ------------------------------------------
governmental licenses, permits and authorizations currently required by law or by the terms of any Cabot Partner Contract for the operation of its business as presently conducted and all such permits and licenses are in full force and effect as of the date hereof and will be on the Closing Date, except where the ineffectiveness of any such permits, licenses or authorizations would not have a material adverse effect on the business of Cabot Partners. Cabot Partners has complied with all conditions or requirements imposed by the permits, licenses and authorizations described herein, except where the failure to so comply would not be materially adverse to its business, and Cabot Partners has not received any notice, and has no reason to believe, that any appropriate authority intends to cancel or terminate any of such permits, licenses or authorizations or that valid grounds for such cancellation or termination currently exist, except where any such cancellation or termination would not have a material adverse effect on the business of Cabot Partners. Cabot Partners is not in conflict with or in default or violation of any law, rule, regulation, order, judgment or decree applicable to it or by which any of the Cabot Partner Assets are bound or affected, except for a conflict, default or violation, if any, which would not result in a material adverse effect upon the business, financial condition or results of operations of Cabot Partners or upon the ability of Cabot Partners to execute or deliver, or perform its obligations under, this Agreement and the other documents executed by it pursuant hereto or to consummate the transactions contemplated herein.

     5.12  Securities.
           ----------

     (a) Cabot Partners will acquire the LP Units and Underlying Shares exchangeable therefor for its own account and not with a view to or for sale in connection with any public distribution thereof within the meaning of the Securities Act, except that, upon exchange of LP Units for Underlying Shares, such Underlying Shares may be sold pursuant to registration or any exemption therefrom (which may include a distribution to the equity holders of Cabot Partners provided such distribution is made pursuant to an exemption from registration under the Securities Act).

     (b) Cabot Partners has sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in the LP Units and the Underlying Shares. Cabot Partners has the ability to bear the economic risk of acquiring the LP Units and the Underlying Shares.

     (c) Cabot Partners has been furnished with a copy of the Private Offering Materials and has had a full opportunity to ask questions of and receive answers from the Company or any person or persons acting on behalf of the Company concerning the Company, the Partnership, the Consolidation and the terms and conditions of the acquisition of the LP Units and the Underlying Shares.

     (d) Cabot Partners hereby acknowledges that the LP Units and the Underlying Shares are not registered under the Securities Act or any state securities laws and cannot be resold without registration thereunder or an exemption therefrom. Cabot Partners agrees that it will not transfer all or any portion of the LP Units or the Underlying Shares unless such transfer has been registered or is exempt from registration under the Securities Act and any applicable state securities laws (which may include a distribution to the equity holders of Cabot Partners provided such distribution is made pursuant to an exemption from registration under the Securities Act). The LP Units and the Underlying Shares shall, unless registered, contain a prominent legend with respect to the restrictions on transfer under the Securities Act and other applicable state securities laws.

     (e) Cabot Partners and each of its equity holders is an "accredited
                                                              ----------
investor" as such term is defined in Regulation D promulgated under the
--------
Securities Act.

      5.13 No Brokers. Other than J. P. Morgan Securities Inc., neither Cabot
           ----------
Partners nor any of its partners, officers, directors or employees has used any investment banker, broker, trader or similar agent or any Person or firm which will result in the obligation of the Company or the Partnership to pay any finder's fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

      5.14 Financial Statements. The financial statements and updates thereof
           --------------------
delivered to each other party to this Agreement show or will show all items of income and expense (operating and capital) incurred in connection with the ownership, operation and management of the business of Cabot Partners for the last two full fiscal years and any subsequent fiscal quarters (or such other period to which the Company may have agreed) and are or will be true, correct and complete in all material respects.

      5.15 Distributions and Payments. All obligations, disclosures and
           --------------------------
distributions in connection with the contribution of the Cabot Partner Assets that under applicable law or any applicable, valid and binding agreements are required to be performed, given or made with respect to any Person that directly or indirectly holds an interest in Cabot Partners shall, at the Closing Date, have been performed, given and made.

  ARTICLE 6: REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARTNERSHIP
  ----------------------------------------------------------------------------

     The Company and the Partnership hereby represent and warrant to the Contributors, the Title Holding Entities and Cabot Partners as follows.

      6.1  Due Organization. Each of the Company and the Partnership has been
           ----------------
duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and is qualified to do business in all other jurisdictions where such qualification is necessary to carry on its business as now conducted and as proposed to be conducted except where the failure to so qualify would not have an adverse effect on the ability of such party to perform its obligations under this Agreement.

      6.2  Due Authorization. Each of the Company and the Partnership has full
           -----------------
power and authority to enter into this Agreement and the other documents to be executed by it pursuant to this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of the Company and the Partnership of this Agreement have been, and the other documents to be executed by it pursuant to this Agreement shall be, duly and validly approved by all necessary corporate or other applicable action and no other consent or approval on the part of the Company or the Partnership is necessary to authorize this Agreement and the other documents to be executed by it pursuant to this Agreement and the transactions contemplated hereby. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental instrumentality (including, without limitation, any filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), or any other entity or Person (including without limitation, its shareholders or partners) is required to be made, obtained or given by the Company or the Partnership in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for such consents as have been obtained or will be obtained by the Closing. Each of the Company and the Partnership has duly and validly executed and delivered this Agreement. This Agreement constitutes, and the documents executed by the Company and the Partnership, as the case may be, pursuant to this Agreement when executed will constitute, legal, valid and binding obligations of the Company and the Partnership, as the case may be, enforceable against such party in accordance with their respective terms.

      6.3 Conflicts. The execution and delivery of this Agreement and the other
          ---------
documents to be executed by it pursuant to this Agreement, and the performance by each of the Company and the Partnership under this Agreement and such other documents, do not and will not conflict with or result in a breach of (with or without the passage of time or notice or both) the terms of any of the constituent documents of the Company or the Partnership or any judgment, order or decree of any court, governmental authority or arbitrator binding on the Company or the Partnership and, to the Company's knowledge, do not breach or violate any applicable law, rule or regulation of any governmental authority. The execution and delivery of, and performance by the Company and the Partnership under, this Agreement will not result in a breach or violation of (with or without the passage of time or notice or both) the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either the Company or the Partnership is a party or by which either the Company or the Partnership is bound.

      6.4 Litigation. There is no action, suit or proceeding pending or, to the
          ----------
Company's knowledge, threatened against the Company or the Partnership which, if adversely determined, would have a material adverse effect on the financial condition or results of operations of the Company or the Partnership or which challenges or impairs the ability of the Company or the Partnership to execute or deliver, or perform its obligations under, this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated herein.

      6.5 Solvency. Each of the Company and the Partnership has been solvent at
          --------
all times prior to and will be solvent immediately following the Consolidation.

      6.6 Written Materials. As of the date of this Agreement and the IPO Filing
          -----------------
Date, the Private Offering Materials do not contain an untrue statement of a material fact or omit to state a material fact in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

      6.7 No Brokers. Other than J. P. Morgan Securities Inc., neither the
          ----------
Company nor any of its officers, directors or employees has used any investment banker, broker, trader or similar agent or any Person or firm which will result in the obligation of the Company or the Partnership to pay any finder's fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.

      6.8 Financial Statements. The financial statements of the Company, and the
          --------------------
notes related thereto, included in the Private Offering Materials present fairly the consolidated financial position of the Company as of the dates indicated and the results of the operations and changes in consolidated cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

     6.9  REIT, Partnership and REOC Status. The Company has been organized in
          ---------------------------------
conformity with the requirements for qualification as a "real estate investment trust" under the Code, and its proposed method of operation is expected to enable it to continue to satisfy the requirements for taxation as a "real estate investment trust" under the Code. The Partnership will be treated for Federal income tax purposes as a partnership, and not as an association taxable as a corporation. The Partnership will not hold any assets prior to the Closing and, upon the Closing, will qualify as a "real estate operating company" under Department of Labor Regulation Section 29 C.F.R. 2510-3.101(e).


      ARTICLE 7: CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE
     ----------------------------------------------------------------------
                                  PARTNERSHIP
                                  -----------

     The obligation of the Company and the Partnership to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of the Company and the Partnership to carry out the provisions of this Agreement unless such failure is waived in writing by the Company and the Partnership. Promptly after becoming aware that any of the following conditions has not been or cannot be satisfied at or prior to the Closing, the Company and the Partnership shall so notify all other parties to this Agreement.

      7.1 Representations and Warranties. The representations and warranties
          ------------------------------
made by the Contributors and the Title Holding Entities in Article 4 of this
                                                           ---------
Agreement and made by Cabot Partners in Article 5 of this Agreement and the
                                        ---------
statements contained in any document furnished by the Contributors or the Title Holding Entities or by Cabot Partners in connection with the Closing pursuant to this Agreement shall be true, correct and complete when made and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except to the extent any such representation and warranty is limited to a specific date by its express terms), except for inaccuracies which, individually or in the aggregate for all parties, would not have a material adverse effect on the financial condition or results of operations of the Company and the Partnership taken as a whole.

      7.2 Compliance with Agreements and Covenants. All parties other than the
          ----------------------------------------
Company and the Partnership shall have performed and complied with all of their covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing Date, except for failures to perform or comply which, individually or in the aggregate for all parties, would not have a material adverse effect on the financial condition or results of operations of the Company and the Partnership taken as a whole.

      7.3 Tenant Estoppels. With respect to each Property, the appropriate
          ----------------
Contributor or Title Holding Entity shall (a) obtain a tenant estoppel, substantially in the form of Exhibit F, from all tenants, or, (b) with the prior
                             ---------
consent of the Company, which consent shall not be unreasonably withheld, provide a certificate from an officer of such Contributor or Title Holding Entity (or from Cabot Partners or a duly authorized agent or representative of such Contributor or Title Holding Entity) setting forth substantially the same factual information as is contained in Exhibit F with respect to such leased
                                       ---------
premises (except that the statements contained in Sections 7, 8 and 10 of

Exhibit F may be made to such Contributor's or Title Holding Entity's
---------
knowledge). In the event that any tenant estoppel or any certificate reflects any claims, offsets or defenses against enforcement of the Lease against the tenant thereunder, or any other obligations owing to the tenant by such Contributor or Title Holding Entity (any of the foregoing, a "Landlord
                                                              --------
Default"), such Contributor or Title Holding Entity shall pay to the Company, at
-------
the Closing, the amount, as determined by the Company in good faith and agreed to by such Contributor or Title Holding Entity, necessary to correct or cure such Landlord Default; provided, however, that if such Contributor or Title
                       --------  -------
Holding Entity contests the existence of a Landlord Default, then such Contributor or Title Holding Entity shall escrow with the applicable Title Company (or other financial institution mutually agreed to by such Contributor or Title Holding Entity and the Company) at the Closing either (i) cash in an amount determined by the Company in good faith and agreed to by such Contributor or Title Holding Entity which is required to correct the Landlord Default if it is ultimately determined to exist or (ii) a number of Ownership Units issued to such Contributor or Title Holding Entity or its Equity Holders having a value (based on the IPO Share Price) equal to the amount determined by the Company in good faith and agreed to by such Contributor or Title Holding Entity as contemplated in clause (i) of this sentence. If such Contributor or Title Holding Entity contests the existence of a Landlord Default, the cash or Ownership Units shall be held in escrow until such matter is resolved to the reasonable satisfaction of such Contributor or Title Holding Entity or its Equity Holders and the Company, or otherwise resolved by a final judgment from a court of competent jurisdiction. The amount placed in escrow with respect to each Landlord Default shall, if in cash, be deposited in an interest bearing account and all interest earned thereon or, if in Ownership Units, all dividends and other distributions paid thereon shall be paid to such Contributor or Title Holding Entity or its Equity Holders to the extent that it exceeds the amount paid to the tenant with respect to such Landlord Default.

      7.4 Other Contracts. As of the Closing Date, there shall exist no material
          ---------------
default under any material agreement to be assumed by the Partnership.

      7.5 Legal Proceedings. As of the Closing Date, no action or proceeding by
          -----------------
or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by the Company or the Partnership.

      7.6 IPO Closing. The closing of the IPO of the Company shall occur
          -----------
simultaneously with the Closing.

      7.7  Title Holding Entity Consolidation. The Title Holding Entities
           ----------------------------------
shall hold directly the title to all Properties.

      7.8  Cabot Partners Contribution. The contribution of the Cabot
           ---------------------------
Partner Assets to the Partnership shall be made in accordance with the terms of this Agreement.

      7.9  Consents and Approvals. All parties to this Agreement shall have
           ----------------------
obtained all necessary consents and approvals required in connection with the performance by them of this Agreement and the consummation of the transactions contemplated hereby, except for such consents and approvals the failure of which to obtain, individually or in the aggregate for all parties, would not have a material adverse effect on the financial condition or results of operations of the Company and the Partnership taken as a whole. If Cabot Partners or any Contributor or Title Holding Entity has not obtained a necessary consent or approval with respect to any Cabot Partner Contract or any Property at or prior to the Closing, such Cabot Partner Contract or such Property shall not be contributed, directly or indirectly, to the Company or the Partnership unless the Company shall agree.

      7.10 Other Conditions. All other conditions to the obligations of the
           ----------------
Company and the Partnership set forth in this Agreement shall have been satisfied as of the dates required.

                ARTICLE 8: CONDITIONS PRECEDENT TO OBLIGATIONS OF
               --------------------------------------------------
                                 CABOT PARTNERS
                                 --------------

     The obligation of Cabot Partners to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of Cabot Partners to carry out the provisions of this Agreement unless such failure is waived in writing by Cabot Partners. Promptly after becoming aware that any of the following conditions has not been or cannot be satisfied at or prior to the Closing, Cabot Partners shall so notify all other parties to this Agreement.

      8.1  Representations and Warranties. The representations and warranties
           ------------------------------
made by the Contributors and the Title Holding Entities in Article 4 of this
                                                           ---------
Agreement and by the Company and the Partnership in Article 6 of this Agreement
                                                    ---------
and the statements contained in any document furnished by the Contributors or the Title Holding Entities, the Company or the Partnership in connection with the Closing pursuant to this Agreement shall be true, correct and complete when made and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except to the extent any such representation and warranty is limited to a specific date by its express terms), except for inaccuracies which, individually or in the aggregate for all parties, would not have a material adverse effect on the financial condition or results of operations of the Company and the Partnership taken as a whole.

      8.2  Compliance with Agreements and Covenants. All parties hereto other
           ----------------------------------------
than Cabot Partners shall have performed and complied with all of their covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing

Date, except for failures to perform or comply which, individually or in the aggregate for all parties, would not have a material adverse effect on the financial condition or results of operations of the Company and the Partnership taken as a whole.

      8.3 Legal Proceedings. As of the Closing Date, no action or proceeding by
          -----------------
or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by Cabot Partners.

      8.4 IPO Closing. The closing of the IPO of the Company shall occur
          -----------
simultaneously with the Closing.

      8.5 Consents and Approvals. All parties to this Agreement shall have
          ----------------------
obtained all necessary consents and approvals required in connection with the performance by them of this Agreement and the consummation of the transactions contemplated hereby, except for such consents and approvals the failure of which to obtain, individually or in the aggregate for all parties, would not have a material adverse effect on the financial condition or results of operations of the Company and the Partnership taken as a whole. If Cabot Partners has not obtained a necessary consent or approval listed on its disclosure letter with respect to any Cabot Partner Contract at or prior to the Closing, such Cabot Partner Contract shall not be contributed to the Partnership unless Cabot Partners and the Company shall mutually agree.

      8.6 Other Conditions. All other conditions to the obligations of Cabot
          ----------------
Partners set forth in this Agreement shall have been satisfied as of the dates required.

ARTICLE 9: CONDITIONS PRECEDENT TO OBLIGATIONS OF CONTRIBUTORS AND TITLE HOLDING
--------------------------------------------------------------------------------
                                    ENTITIES
                                    --------

     The obligation of each Contributor and Title Holding Entity to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of such Contributor or Title Holding Entity to carry out the provisions of this Agreement unless such failure is waived in writing by such Contributor or Title Holding Entity. Promptly after becoming aware that any of the following conditions has not been or cannot be satisfied at or prior to the Closing, such Contributor or Title Holding Entity shall so notify all other parties to such Agreement.

      9.1 Representations and Warranties. The representations and warranties
          ------------------------------
made by the Company and the Partnership in Article 6 of this Agreement, by Cabot
                                           ---------
Partners in Article 5 and Section 3.13 of this Agreement and by the other
            ---------     ------------
Contributors and Title Holding Entities in Article 4 of this Agreement and the
                                           ---------
statements contained in any document furnished by the Company or the Partnership, Cabot Partners or any other Contributor or Title Holding Entity in connection with the Closing pursuant to this Agreement shall be true, correct and complete when made and on and as of the Closing Date as though such representations and warranties were made on and as of such date

(except to the extent any such representation and warranty is limited to a specific date by its express terms), except for inaccuracies which, individually or in the aggregate for all parties, would not have a material adverse effect on the financial condition or results of operations of the Company and the Partnership taken as a whole.

      9.2 Compliance with Agreements and Covenants. All parties hereto other
          ----------------------------------------
than such Contributor or Title Holding Entity shall have performed and complied with all of their covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing Date, except for failures to perform or comply which, individually or in the aggregate for all parties, would not have a material adverse effect on the financial condition or results of operations of the Company and the Partnership taken as a whole.

      9.3 Cabot Partner Contracts. As of the Closing Date, there shall exist no
          -----------------------
default under the Cabot Partner Contracts which, individually or in the aggregate, would have a material adverse effect on the financial condition or results of operations of the Company and the Partnership taken as a whole.

      9.4 Legal Proceedings. No action or proceeding by or before any
          -----------------
governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by such Contributor or Title Holding Entity.

      9.5 IPO Closing. The closing of the IPO of the Company shall occur
          -----------
simultaneously with the Closing.

      9.6 Minimum Asset Size. As of the Closing Date (after giving effect to the
          ------------------
IPO and the transactions contemplated hereby), the Company shall have Contributed Capital of not less than $550 million.

      9.7 Consents and Approvals. All parties to this Agreement shall have
          ----------------------
obtained all necessary consents and approvals required in connection with the performance by them of this Agreement and the consummation of the transactions contemplated hereby except for such consents and approvals the failure of which to obtain, individually or in the aggregate for all parties, would not have a material adverse effect on the financial condition or results of operations of the Company and the Partnership taken as a whole. If any Contributor or Title Holding Entity has not obtained a necessary consent or approval listed on its disclosure letter with respect to any Property at or prior to the Closing, such Property shall not be contributed, directly or indirectly, to the Company or the Partnership unless such Contributor or Title Holding Entity and the Company shall mutually agree.

      9.8 Other Conditions. All other conditions to the Contributors' and the
          ----------------
Title Holding Entities' obligations set forth in this Agreement shall have been satisfied as of the dates required.

                              ARTICLE 10: CLOSING
                              -------------------

     10.1 Closing. The consummation of the transactions contemplated hereby
          -------
(the "Closing") shall take place at the offices of Cabot Partners, Two Center
      -------
Plaza, Suite 200, Boston, Massachusetts 02108-1906, which shall occur on the same date as the IPO Closing Date (the "Closing Date"). A pre-closing
                                        ------------
conference shall commence at least three days before the Closing Date, during which all deliveries (other than any delivery of cash) shall be made into an escrow with the Title Company, or, at the option of the parties, such deliveries may be made in such other manner as the parties may determine. All deliveries made during the pre-closing period shall be deemed deliveries made at the Closing, and the transfers described herein and all closing deliveries, and the consummation of the IPO, shall be deemed concurrent for all purposes. The deliveries set forth in this Article 10 shall be conditions precedent to the
                             ----------
Closing. Upon completion of the deliveries set forth in this Article 10 and
                                                             ----------
satisfaction of the other conditions to the Closing herein set forth, the parties shall direct the Title Company to make such deliveries and disbursements according to the terms of this Agreement and under an escrow instruction letter substantially in the form of Exhibit G.
                             ---------

     10.2 Deliveries by Contributors and Title Holding Entities. At the Closing,
          -----------------------------------------------------
in addition to any other documents or agreements required under any other provision of this Agreement, each Contributor and Title Holding Entity shall make the following deliveries and performance solely with respect to each Property and, in the case of Contributors, each Title Holding Entity in which such Contributor or Title Holding Entity has an ownership interest:

          (a) Deed. For each Property contributed by a Title Holding Entity
              ----
     listed on Schedule 2.3, a deed containing a special warranty of title, in
               ------------
     statutory form or if the applicable jurisdiction does not promulgate such a form, in such form as is customary in the applicable jurisdiction which the Title Company shall require in order to issue the title policies which are consistent with the requirements of Section 2.6, executed and acknowledged
                                         -----------
     by the Title Holding Entity, conveying to the Partnership indefeasible fee simple title to such Property subject only to Permitted Exceptions. The deeds shall be delivered, in escrow, to agents of the Title Company located in the appropriate counties for recording the deeds, so that the deeds can be recorded on the Closing Date;

          (b) Assignment of Leases, etc. For each Property, a Bill of Sale and
              -------------------------
     Assignment of Leases, Contracts and Intangible Property substantially in the form of Exhibit H (the "Assignment"), executed and acknowledged by the
                 ---------       ----------
     applicable Title Holding Entity, vesting in the Partnership good title to the assets and property described therein free of any Liens, except for, to the extent applicable, Permitted Exceptions;

          (c) UCC Searches and Tenant Estoppels. The requirements in Section 2.9
              ---------------------------------                      -----------
     (UCC Searches) and Section 7.3 (Tenant Estoppels) shall have been complied
                        -----------
     with;

          (d) Releases. Such information, releases, termination statements and
              --------
     other items as the Title Company may require to pay off and release all existing Liens evidencing or securing all mortgage indebtedness other than Assumed Mortgage Debt;

          (e) Partnership Agreement. The Partnership Agreement, executed by such
              ---------------------
     Contributor or Title Holding Entity or its Equity Holders;

          (f) Registration Rights Agreements. The Registration Rights
              ------------------------------
     Agreements, executed by such Contributor or Title Holding Entity or its Equity Holders;

          (g) Assumed Mortgage Documents. The documents evidencing the
              --------------------------
     assumption of the Assumed Mortgage Debt executed by such Contributor or Title Holding Entity and all deliveries of such Contributor or Title Holding Entity required thereunder;

          (h) Notice to Tenants. A notice to each tenant in form reasonably
              -----------------
     satisfactory to the parties hereto, notifying tenants of transfers of ownership and directing payment of all rents occurring after the Closing Date to be made to the Partnership or at its direction;

          (i) State Law Disclosures. Such disclosures and reports as are
              ---------------------
     required by applicable state and local law in connection with the conveyance of real property;

          (j) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit
              ------
     executed by such Contributor or Title Holding Entity. If such Contributor or Title Holding Entity fails to provide the necessary affidavit and/or documentation of exemption on the Closing Date, the Company may proceed in accordance with the withholding provisions as provided in such Act;

          (k) Affidavits. A gap undertaking and ALTA certificate reasonably
              ----------
     satisfactory to the Title Company to enable it to issue the Title Policy and to close this transaction in accordance with the terms hereof, and any documents required by the Title Company to provide the coverage and endorsements described in Section 2.6;
                               -----------

          (l) Partnership Merger. An executed Partnership Agreement and Plan of
              ------------------
     Merger by each Title Holding Entity listed on Schedule 2.1, as contemplated
                                                   ------------
     by Section 2.1;
        -----------

          (m) Delivery of Stock Certificates, etc. Delivery to the Company or
              ------------------------------------
     the Partnership, as appropriate, of the stock certificates or other indicia of ownership in each Title Holding Entity (or interests therein) held by the Stock Contributors, Partnership Interest Contributors or other Equity Holders, as the case may be, assigned or endorsed in blank;

          (n) Authority. Evidence of the existence, organization and authority
              ---------
     of such Contributor or Title Holding Entity and of the authority of the persons executing documents on behalf of such Contributor or Title Holding Entity reasonably satisfactory to the Title Company and the Company;

          (o) Possession. Possession of the Properties, subject only to the
              ----------
     applicable Permitted Exceptions;

          (p) Delivery of Books and Records. Delivery to the offices of the
              -----------------------------
     Partnership: the original Leases; copies or originals of all books and records of account; contracts; copies of correspondence with tenants and suppliers; receipts for deposits; unpaid bills and other papers or documents which pertain to the Properties; all advertising materials, booklets, keys and other items, if any, used in the operation of the Properties; and, if in the possession or control of such Contributor or Title Holding Entity, the original "as-built" plans and specifications and all other available plans and specifications; each Contributor and Title Holding Entity shall cooperate with the Partnership after the Closing to provide to the Partnership any such information stored electronically;

          (q) Consents. Copies of consents executed by the requisite Equity
              --------
     Holders of each Title Holding Entity substantially in the form of Exhibit I
                                                                       ---------
     approving the entering into of this Agreement and the other documents contemplated herein by such Title Holding Entity and agreeing, among other things, to be bound by the indemnification obligations set forth in Article
                                                                         -------
     13; and
     --

          (r) Other. Such other documents and instruments as may reasonably be
              -----
     required by the Company, its (or its underwriters') counsel or the Title Company that may be necessary to consummate the transaction and to otherwise effect the agreements of the parties under this Agreement.

      10.3 Deliveries by the Company and the Partnership. At the Closing, the
           ---------------------------------------------
Company and the Partnership shall make the following deliveries and performance:

          (a) Partnership Agreement. The Partnership Agreement, executed by the
              ---------------------
     Company, together with any filings with any governmental authority or agency required to be made by or on behalf of the Partnership;

          (b) Partnership Ratification. The Partnership's written ratification
              ------------------------
     of this Agreement and agreement to perform the obligations of the Partnership that are to be performed after the Closing;

          (c) Merger Documents. An executed Subsidiary Agreement and Plan of
              ----------------
     Merger, in the case of Properties contributed pursuant to Section 2.2, or
                                                               -----------
     an executed Partnership Agreement and Plan of Merger, in the case of Properties contributed pursuant to Section 2.1;
                                        -----------

          (d) LP Units or Common Shares. Issuance by the Partnership to the
              -------------------------
     Equity Holders of each Title Holding Entity listed on Schedule 2.1, each
                                                           ------------
     Partnership Interest Contributor and Cabot Partners of that number of LP Units equal to the Ownership Units applicable to such party and reasonably satisfactory evidence of such issuance; issuance by the Company to each Stock Contributor and each Title Holding Entity listed on Schedule 2.3 of
                                                               ------------
     that number of Common Shares equal to the Ownership Units applicable to such party;

          (e) Payment of Consolidation Expenses; Reimbursement of Costs. At or
              ---------------------------------------------------------
     promptly after the Closing, the Partnership shall pay all Consolidation Expenses as well as the fees and expenses paid or to be paid to the Financial Advisor and the QPAM, as provided in their respective engagement letters. At or promptly after the Closing, the Partnership shall reimburse Cabot Partners for its actual, out-of-pocket costs which constitute Consolidation Expenses incurred in connection with the Consolidation including, without limitation, all reasonable fees and reimbursements payable to its consultants and attorneys. Cabot Partners shall not be reimbursed for any employee time, as opposed to reimbursement for costs incurred by employees;

          (f) Registration Rights Agreement. The Registration Rights Agreement,
              -----------------------------
     executed by the Company;

          (g) Authority. Evidence of existence, organization and authority of
              ---------
     the Company and the Partnership and the authority of the person executing documents on behalf of each of the Company and the Partnership;

          (h) Assignment of Leases. The Assignment, executed by the Partnership;
              --------------------

          (i) State Law Disclosures. Such disclosures and reports as are
              ---------------------
     required by applicable state and local law in connection with the conveyance of real property;

          (j) Assumed Mortgage Debt. The documents evidencing the assumption of
              ---------------------
     the Assumed Mortgage Debt and any other liabilities to be assumed by the Partnership (all of which such other liabilities are subject to proration under Article 11), executed by the Partnership, and all deliveries of the
           ----------
     Partnership required thereunder;

          (k) Legal Opinions. Usual and customary legal opinions from counsel to
              --------------
     the Company and the Partnership, which opinions may be relied on by the Equity Holders, which shall be substantially the same in scope as the opinions delivered to the underwriters at the Closing of the IPO, including with respect to the matters addressed in Section 6.9;
                                              -----------

          (l) Title Insurance and Survey. The requirements of Section 2.6 (Title
              --------------------------                      -----------
     Insurance) and Section 2.7 (Survey) shall have been complied with; and
                    -----------
 .
          (m) Other. Such other documents and instruments as may reasonably be
              -----
     required by the Contributors, the Title Holding Entities or the Title Company or their respective counsel that may be necessary to consummate the transaction and to otherwise effect the agreement of the parties under this Agreement.

      10.4 Deliveries by Cabot Partners. At the Closing, Cabot Partners shall
           ----------------------------
make the following deliveries and performance:

          (a) Partnership Agreement. The Partnership Agreement, executed by
              ---------------------
     Cabot Partners, together with any filings with any governmental authority or agency required to be made by or on behalf of Cabot Partners;

          (b) Bill of Sale and Other Transfer Documents. A Bill of Sale
              -----------------------------------------
     substantially in the form of Exhibit J and such other good and sufficient
                                  ---------
     instruments of transfer and conveyance as shall be necessary or appropriate to vest the Partnership with title to all of the Cabot Partners Assets;

          (c) Registration Rights Agreement. The Registration Rights Agreement,
              -----------------------------
     executed by Cabot Partners;

          (d) Authority. Evidence of the existence, organization and authority
              ---------
     of Cabot Partners and of the authority of the persons executing documents on behalf of Cabot Partners reasonably satisfactory to the Company;

          (e) Notice to Clients. A notice to each client of Cabot Partners in
              -----------------
     form reasonably satisfactory to the parties hereto, notifying the clients of Cabot Partners of the transfer of the Cabot Partners Contracts and the succeeding parties to the investment advisory and property management services;

          (f) Books and Records. All original Cabot Partner Contracts, copies or
              -----------------
     originals of all books and records of accounts, contracts, copies of correspondence with clients and suppliers, receipts, unpaid bills, other papers or documents which pertain to the investment advisory and property management business of Cabot Partners and all other assets used in the operation of such business;

          (g) Disclosures. Such disclosures and reports as are required by
              -----------
     applicable federal, state and local law in connection with the conveyance of the Cabot Partner Assets; and

          (h) Other. Such other documents and instruments as may reasonably be
              -----
     required by the Company, its (or its underwriters') counsel that may be necessary to consummate the transaction and to otherwise effect the agreements of the parties hereto under this Agreement.

                     ARTICLE 11: PRORATIONS AND ADJUSTMENTS
                     --------------------------------------

      11.1 Prorations.  Before the Closing, the Contributors and the Title
           ----------
Holding Entities shall provide to the Company such information and verification reasonably necessary to support the prorations and adjustments under this

Article 11. Subject to paragraph (a) below, the items in paragraphs (a) through
----------
(f) of this Section 11.1, as well as any amount of damage to be credited to the
            ------------
Partnership to the extent provided in Section 3.10, shall be prorated as between
                                      ------------
the Partnership and each Title Holding Entity as of the close of the day immediately preceding the Closing Date, the Closing Date being a day of income and expense to the Partnership. Except as provided in clauses "third" through "sixth" of clause (a) of the definition of "Adjusted Contribution Amount," all prorations shall be in cash and shall not affect the number of Ownership Units to be delivered to the Contributors or the Title Holding Entities or their respective Equity Holders; provided, however
                                                           --------
that any Title Holding Entity or Equity Holder may elect to make its proration payments to the Company in cash or in Ownership Units valued at their Fair Market Value at the time of payment.

          (a) Taxes and Assessments. Except as provided in the last sentence of
              ---------------------
     this Section 11.1(a) or as covered by Section 11.1(c), the Partnership
          ---------------                  ---------------
     shall receive a credit for any unpaid real estate taxes (and any assessments imposed by private covenant), whether or not then due or payable, imposed in respect of the Properties and applicable for the portion of the current year or other applicable tax period which has elapsed before the Closing Date (and to the extent unpaid, for prior years or tax periods) and the Title Holding Entities shall receive a credit for any real estate taxes (and any assessments imposed by private covenant) previously paid by them in respect of the Properties and relating to periods after the Closing Date. If the amount of any such taxes have not been determined as of the Closing, such credit shall be based on the most recent ascertainable taxes which proration shall be final and shall not be reprorated upon issuance of the final tax bill. The Partnership shall receive a credit for the total amount of any special assessments or similar charges which are levied or charged against the Properties before the Closing, whether or not then due and payable, except to the extent such assessments were deducted in determining the Contribution Amount. Notwithstanding the foregoing provisions of this Section 11.1(a), no credit
                                                      ---------------
     shall be given to the Partnership for any accrued and unpaid real estate taxes, private covenant assessments, special assessments or similar charges, to the extent that (i) any tenant is responsible for the direct payment of such amounts or (ii) such amounts are, or will be, collectible from Operating Expense Pass-Throughs.

          (b) Collected Rent. The Partnership shall receive a credit for any
              --------------
     rent and other income (and any applicable state or local tax on rent) under Leases, collected by the Contributors and the Title Holding Entities before the Closing and applicable to any period of time after the Closing. After the Closing, the Partnership shall apply all rent and income collected by the Partnership from a tenant, unless the tenant properly identifies the payment as being for a specific item, first to such tenant's monthly rental for the month in which the Closing occurred and then to arrearages in the reverse order in which they were due, remitting to the Contributors or the Title Holding Entities or their respective Equity Holders, after deducting collection costs, any rent properly allocable to the Title Holding Entities' period of ownership. The Partnership shall bill and attempt to collect such rent arrearages in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any rent arrearages. The Contributors and the Title Holding Entities and their respective Equity Holders shall not have the right to seek collection of any rents or other income applicable to any period before the Closing until such time as the applicable tenant vacates its property. Any rent or other income received by the Contributors or the Title Holding Entities or their respective Equity Holders after Closing which are owed to the Partnership shall be held in trust and remitted to the Partnership promptly after receipt.

          (c) Operating Expense Pass-Throughs. The Title Holding Entities, as
              -------------------------------
     landlords under the Leases, are currently collecting from tenants under the Leases additional rent to cover all or portions of taxes, insurance, utilities, maintenance and other operating costs and expenses (collectively, "Operating Expense Pass-Throughs") incurred by the Title
                     -------------------------------
     Holding Entities in connection with the ownership, operation, maintenance and management of the Properties. If the Title Holding Entities collected estimated prepayments of Operating Expense Pass-Throughs in excess of any tenant's share of such expenses and had not previously repaid those amounts to the appropriate tenants, then if the excess can be determined by the Closing, the Partnership shall receive a credit for the excess or, if the excess cannot be determined at Closing, the Partnership shall receive a credit based upon an estimate, and the parties shall make an adjustment payment between them when the correct amount can be determined. In either event, the Partnership shall be responsible for crediting or repaying those amounts to the appropriate tenants. If the Title Holding Entities collected estimated prepayments of Operating Expense Pass-Throughs attributable to any period after the Closing, the Title Holding Entities shall pay or credit any such amounts to the Partnership at the Closing. At the Closing, the Partnership shall receive a credit equal to the amount, if any, by which payments made by tenants in respect of Operating Expense Pass-Throughs for the period prior to the Closing exceed the amount paid or accrued during this same period of time for Operating Expense Pass-Throughs. To the extent that any tenant is obligated to pay taxes or assessments at year end, then no proration of such amounts shall be made and the Partnership shall have the sole right to collect such amounts from the applicable tenant. To the extent that the Title Holding Entities have paid any taxes, insurance, utilities, maintenance or other operating costs and expenses prior to the receipt from a tenant of Operating Expense Pass-Throughs due or to be due from the tenant, the Title Holding Entities shall receive a credit for any amount so paid.

          (d) Service Contracts. The Title Holding Entities or the Partnership,
              -----------------
     as the case may be, shall receive a credit for regular charges under Service Contracts assumed by the Partnership pursuant to this Agreement paid and applicable to the Partnership's period of ownership or payable and applicable to the Title Holding Entities' period of ownership. Notwithstanding the foregoing, no payment or credit shall be due from the Contributors or the Title Holding Entities to the extent that such amounts are, or will be, due from tenants as Operating Expense Pass-Throughs but have not yet been collected from tenants.

          (e) Utilities. The Contributors or the Title Holding Entities shall
              ---------
     cause the meters, if any, for utilities to be read on the Closing Date and shall pay the bills rendered on the basis of such readings, except for utilities paid directly by tenants. If any such meter reading for any utility is not available, then adjustment therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings no earlier than 30 days before the Closing Date. Notwithstanding the foregoing, no payment or credit shall be due from the Contributors or the Title Holding Entities to the extent that such amounts are, or will be, due from tenants as Operating Expense Pass-Throughs but have not yet been collected from tenants.

          (f) Accrued Interest on Assumed Mortgage Debt. The Partnership shall
              -----------------------------------------
     receive a credit for any interest accrued on Assumed Mortgage Debt, whether or not then due and payable, for the portion of the applicable interest period which has elapsed before the Closing Date (and to the extent unpaid, for prior periods).

      11.2 Tenant Reconciliations and Post-Closing Adjustments. After year-end
           ---------------------------------------------------
(or other applicable period) adjustments with tenants under Leases for Operating Expense Pass-Throughs and receipt of final tax and other bills, the Partnership shall prepare and present to the Contributors or the Title Holding Entities or their respective Equity Holders a calculation of the reproration of such Operating Expense Pass-Throughs, taxes (to the extent provided herein) and other items, based upon the actual amount of such items charged to or received by the parties for the year or other applicable fiscal period. The parties shall make the appropriate adjusting payment between them within 30 days after presentment to the Contributors or the Title Holding Entities or their respective Equity Holders of the Partnership's calculation. The Contributors or the Title Holding Entities or their respective Equity Holders may inspect the Partnership's books and records related to the Properties to confirm the calculation. Appropriate post-Closing reconciliations and adjustments shall be made for any incorrect proration or adjustment. All post-Closing reconciliations and adjustments between the parties shall be paid in cash.

      11.3 Leasing Commissions. At the Closing, the Partnership shall credit the
           -------------------
Title Holding Entities an amount equal to any leasing commissions paid by the Title Holding Entities after August 31, 1997 and prior to the Closing to the extent that such commissions were deducted in determining the Contribution Amount. Except to the extent that such commissions were deducted in determining the Contribution Amount, the Partnership shall receive a credit at the Closing equal to all leasing commissions due to leasing or other agents for the current remaining term of each Lease (determined without regard to any unexercised termination or cancellation right), discounted to present value using a discount rate of 11 percent per year. The Partnership shall assume in writing the obligation to pay any such leasing commissions due thereunder after the Closing Date up to the amount of the leasing commissions related to such credit, but only to the extent such leasing commissions are identified in the Rent Roll or approved by the Partnership after the date of this Agreement. At the Closing, the Partnership shall assume leasing commissions expressly identified in the commission schedule delivered to the Company and the Partnership on or prior to the date hereof which may become due as a result of the renewal, extension or expansion of any Lease which renewal or extension term or expansion commences after the date of this Agreement.

      11.4 TI Contracts, Tenant Allowances and Capital Improvements. Tenant
           --------------------------------------------------------
improvement expenses (including all hard and soft construction costs, whether payable to the contractor or the tenant), tenant allowances, rent abatement, moving expenses and, other out-of-pocket costs which are the obligation of the landlord under Leases shall be allocated between the parties according to whether such obligations arise in connection with (a) Leases in place (the rent commencement date falls before the date of execution of this Agreement)

("Existing TI Obligations") other than with respect to renewal or expansion
-------------------------
rights under Leases executed before the date of execution of this Agreement and properly exercised after the date of this Agreement, or (b) Leases for which the rent commencement date falls after the date of this Agreement or (c) Leases or amendments entered into during the pendency of this Agreement and approved by the Partnership or otherwise permitted pursuant to Section 3.7 or renewals or expansion rights
                                -----------
existing under Leases executed before the date of execution of this Agreement and properly exercised after the date of this Agreement ("New TI Obligations"):
                                                          ------------------

          (i)   Existing TI Obligations. At the Closing, the Partnership shall
                -----------------------
     credit the Title Holding Entities an amount equal to any Existing TI Obligations completed and paid in full by the Title Holding Entities after August 31, 1997 and prior to the Closing to the extent that such Existing TI Obligations were deducted in determining the Contribution Amount. Except to the extent that the Contribution Amount has been determined by deducting the amount of any Existing TI Obligations as of the date of determination of such amount, if, by the Closing, the Contributors or the Title Holding Entities have not completed and paid in full Existing TI Obligations, then such costs as are reasonably agreed by the Partnership and the Contributors or the Title Holding Entities shall be charged against the Contributors or the Title Holding Entities and credited to the Partnership, and the Partnership shall be responsible for completing such Existing TI Obligations. If the amount charged against the Contributors or the Title Holding Entities and credited to the Partnership exceeds the Partnership's reasonable cost to complete such Existing TI Obligations, such excess shall be paid in cash to the Contributors or the Title Holding Entities or their respective Equity Holders; but if the credit is insufficient for such purpose, the Contributors or the Title Holding Entities or their respective Equity Holders shall reimburse the Partnership in cash for such deficiency within 10 days after the Partnership's presentment of a final written reconciliation supported by evidence reasonably satisfactory to the Contributors or the Title Holding Entities or their respective Equity Holders.

          (ii)  New TI Obligations. At the Closing, the Partnership shall credit
                ------------------
     the Contributors or the Title Holding Entities for the cost of New TI Obligations properly performed and paid for by the Contributors or the Title Holding Entities to the extent such obligations were expressly approved in writing by the Partnership or otherwise permitted under Section
                                                                         -------
     3.7, or if not performed and paid and relating to Leases which are
     ---
     permitted under the terms of this Agreement, the Partnership shall assume the obligation to perform and pay for such New TI Obligations. If the rent commencement date under any Lease amendment, renewal, extension or expansion of a Lease subject to New TI Obligations falls before the Closing Date, then the cost of the New TI Obligation under such Lease, amendment, renewal or expansion shall be apportioned between the parties in the proportion that the length of the portion of the noncancellable primary term after such rent commencement date to the Closing Date bears to the length of the portion of the noncancellable primary term falling after the Closing Date.

          (iii) Capital Improvements. At the Closing, the Partnership shall
                --------------------
     credit the Title Holding Entities for the cost of capital improvements to the Properties identified in the appraisals (which capital improvements shall exclude any TI Obligations provided for in paragraphs (i) and (ii) above) and properly performed and paid for by the Title Holding Entities.

          (iv) Change Orders. The Contributors and the Title Holding Entities
               -------------
     shall not agree to any change orders or additions to tenant improvements or changes in the scope of work or specifications with respect to Existing TI Obligations or New TI Obligations which exceed 10% of the approved costs without the Company's prior written approval, which shall not be unreasonably withheld or delayed.

          (v) Evidence of Payment. At the Closing, the Contributors and the
              -------------------
     Title Holding Entities shall provide lien waivers, payment affidavits, certificates of completion, Tenant Estoppels and other evidence reasonably necessary to confirm the Contributors' and the Title Holding Entities' compliance with their obligations pursuant to this Section 11.4, and, to
                                                        ------------
     the extent such coverage is available, shall provide such indemnity or other assurance to enable the Title Company to insure against any claims against the Properties arising from work performed before the Closing.

      11.5 Repair Contracts. At the Closing, the Contributors and the Title
           ----------------
Holding Entities shall pay or provide for payment in a manner reasonably satisfactory to the Company for all work under Repair Contracts that has been performed through the Closing Date, and, subject to the Partnership's reasonable requirements with respect to the selection of contractor, mechanic's lien protection and insurance, the Contributors and the Title Holding Entities shall at their sole cost and expense complete the remaining work to be performed under such Repair Contracts after the Closing Date. Any insurance proceeds covering work under the Repair Contracts shall be paid to the Contributors and the Title Holding Entities for the cost of the work covered by such insurance. Warranties related to work under TI Contracts and Repair Contracts shall be included in the warranties described as Intangible Property related to the applicable Properties. The Contributors and the Title Holding Entities shall provide assurance to the Title Company to enable it, to the extent permitted by applicable title insurance regulations, to issue the Title Policy without exception for mechanics' and materialmens' liens related to work performed by the Contributors and the Title Holding Entities under Repair Contracts. Notwithstanding the foregoing, the Contributors and the Title Holding Entities shall not be responsible for costs payable pursuant to Repair Contracts to the extent such costs are, or will be, due from tenants as Operating Expense Pass-Throughs.

      11.6 Tenant Deposits. All unapplied tenant security deposits (and interest
           ---------------
thereon if required by law or contract to be earned thereon) shall be transferred or credited to the Partnership at the Closing.

      11.7 Wages. The Partnership shall not be liable for any wages, fringe
           -----
benefits, payroll taxes, unemployment insurance contributions, accrued vacation pay, accrued pay for unused sick leave, accrued severance pay and other compensation accruing prior to the Closing for employees of the Properties.

      11.8 Utility Deposits. The Title Holding Entities shall receive a credit
           ----------------
for the amount of deposits, if any, with utility companies that are transferable and that are properly assigned to the Partnership at the Closing.

      11.9  Proration for Cabot Partners. The parties hereto agree that (a)
            ----------------------------
Cabot Partners is entitled to all of the revenues derived from the Cabot Partner Assets and is responsible for all of the expenses, obligations, losses, damages, costs and liabilities incurred in connection with the Cabot Partner Assets, attributable to the period ending with the day immediately preceding the Closing Date, whether such revenues are received or such expenses are paid before or after the Closing Date, and (b) the Partnership is entitled to all of the revenues from the Cabot Partner Assets, and is responsible for all of the expenses, obligations, losses, damages, costs and liabilities incurred in connection with the Cabot Partner Assets, attributable to the period beginning on the Closing Date. Accordingly, revenues, expenses, obligations, losses, damages, costs and liabilities relating to the Cabot Partner Assets shall be apportioned between the Partnership and Cabot Partners as of the Closing Date. Cabot Partners shall prepare a proration schedule setting forth its good faith estimate of all proratable items prior to the Closing Date and shall deliver a copy thereof to the Company and the Partnership. Cabot Partners shall promptly provide to the Company and the Partnership any information reasonably requested by the Partnership in order to confirm the aforementioned proration schedule and the parties shall cooperate reasonably and in good faith to agree mutually to a final proration schedule as promptly as practicable. Adjustments required as a result of a final proration schedule as to which the parties have agreed shall be made by prompt payment from Cabot Partners to the Partnership or from the Partnership to Cabot Partners.

      11.10 Sales Commissions. In the event of any claim for broker's or
            -----------------
finder's fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party hereto shall indemnify and hold harmless each other party hereto from and against any such claim based upon any statement, representation or agreement of such party.

      11.11 Certain Tax Matters. Each Stock Contributor and Title Holding
            -------------------
Corporation listed on Schedule 2.1 and the Company agree to furnish or cause to
                      ------------
be furnished to the other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to such Title Holding Corporation or the Title Holding Corporation whose interest is being contributed by such Stock Contributor as is reasonably necessary for the filing of any Tax Return, the preparation for any Tax audit, the prosecution or defense of any claim, suit or proceeding relating to any proposed Tax adjustment for which the Stock Contributor or the Company retains liability under this Section 11.11.

                      ARTICLE 12: TERMINATION AND REMEDIES
                      ------------------------------------

      12.1  Termination. This Agreement may be terminated:
            -----------

           (a) At any time prior to the Closing Date, between the Company and a Contributor or Title Holding Entity, with the joint written consent of the Company and such Contributor or Title Holding Entity; provided, however,
                                                           --------  -------
     that any such terminated Contributor or Title Holding Entity shall remain liable for its pro rata share of the Consolidation Expenses pursuant to

     Section 14.2 in the event this Agreement terminates without a Closing; or
     ------------

          (b) By the Company or any Contributor or Title Holding Entity or Equity Holder, if the IPO has not occurred by June 30, 1998 or if the Form S-11 registration statement of the Company for the IPO has not been filed with the Securities and Exchange Commission by May 15, 1998.

      12.2  Effect of Termination. If this Agreement is terminated pursuant to
            ---------------------
Section 12.1, all obligations of the parties hereunder (or of the terminated
------------
Contributor or Title Holding Entity, in the case of terminations pursuant to

Section 12.1(a)) shall terminate, except for the obligations that expressly
----------------
survive the termination of this Agreement. If this Agreement is terminated pursuant to Section 12.1, no party (or no terminated Contributor or Title
            ------------
Holding Entity, in the case of terminations pursuant to Section 12.1(a)) shall
                                                        ----------------
have any continuing liability for any inaccuracy in or breach of any representation or warranty or covenant under this Agreement, and if any Property is excluded from the Consolidation in accordance with the election of the Company pursuant to Section 12.3, any Contributor or Title Holding Entity having
                    ------------
an ownership interest in such Property shall not have any continuing liability for any inaccuracy in or breach of any representation or warranty or covenant with respect to such Property under this Agreement; provided, however, that no
                                                    --------  -------
such termination pursuant to Section 12.1 or exclusion pursuant to Section 12.3
                             ------------                          ------------
shall relieve any party from its responsibility to pay for a pro rata share of expenses under Section 14.2 or from liability for any prior intentional breach
               ------------
of this Agreement.

      12.3  Termination as to Specific Properties. At any time prior to the
            -------------------------------------
Closing Date, if there shall have been a material breach of any covenant, representation or warranty of any Contributor or Title Holding Entity hereunder with respect to any Property or Properties, or failure of any condition to the Company's obligation to close with respect to one or more Properties which is not or cannot be cured within two Business Days or there shall have occurred a material adverse change or development affecting the condition, value or utility of any Property, the Company may elect by written notice to such Contributor or Title Holding Entity to exclude such Property or Properties from the Consolidation, which notice shall be given by the Company within 30 days after becoming aware of such material breach, failure or material adverse change or development or such longer period to which such Contributor or Title Holding Entity may agree, in which event the Contribution Amount of such Contributor or Title Holding Entity or its Equity Holders shall be adjusted accordingly. The Company and Cabot Partners agree to cooperate with such Contributor or Title Holding Entity in transferring such Property or Properties to another title holding entity owned by such Contributor or by the Equity Holders of such Title Holding Entity so that it or they may be excluded from the Consolidation without any adverse tax consequences to such Contributor or Title Holding Entity or its Equity Holders.

                           ARTICLE 13: INDEMNIFICATION
                          ----------------------------

      13.1 Contributors', Title Holding Entities' and Equity Holders' Indemnity.
           --------------------------------------------------------------------
Each Contributor and Title Holding Entity agrees, and represents and warrants that each of its Equity Holders has agreed, severally but not jointly, to indemnify, defend and hold the Company and the Partnership harmless from any liability, claim, demand, loss or damage (for the survival period provided in
Section 14.1) (a) asserted by any person or entity against any such indemnitee
------------
arising
from any act or omission of such Contributor or Title Holding Entity, its agents, employees or contractors occurring on or before the Closing except for matters covered by the representations and warranties in Article 4 or
                                                             ---------
relating to the Properties owned by it, which shall be governed, if at all, by clause (b) or (e) below; (b) arising from any breach by such Contributor or Title Holding Entity of any contractual obligation related to the Properties owned by it other than those obligations which by this Agreement, or any closing delivery, specifically become the obligations of the Partnership; (c) for proration payments under Article 11; (d) liabilities arising prior to the
                         ----------
Closing with respect to the Properties, whether or not asserted or due, except for (i) liabilities subject to proration under Article 11, (ii) Assumed Mortgage
                                               ----------
Debt or (iii) matters covered by the representations and warranties in Article 4
                                                                       ---------
or relating to the Properties owned by it, which shall be governed, if at all, by clause (b) above or clause (e) below; or (e) arising from any breach by such Contributor or Title Holding Entity of its representations and warranties in

Article 4, except to the extent previously adjusted in calculating the Adjusted
---------
Contribution Amount for such Contributor or Title Holding Entity or its Equity Holders. In the event the Company or the Partnership is entitled to receive any amount from a Contributor or Title Holding Entity or its Equity Holders pursuant to this Section 13.1 as an indemnification payment, in lieu of receiving a cash
        ------------
payment from such Contributor or Title Holding Entity or its Equity Holders, such Contributor or Title Holding Entity or its Equity Holders may elect to satisfy such indemnification amount by delivery to the Company or the Partnership, as the case may be, of Ownership Units that it holds, free and clear of all liens, with each such Ownership Unit having a value equal to the Fair Market Value of the Common Shares as of the first date that payment of such indemnification amount is due to the Company or the Partnership, as the case may be.

      13.2 Cabot Partners' Indemnity. Cabot Partners agrees to indemnify, defend
           -------------------------
and hold the Company and the Partnership harmless from any liability, claim, demand, loss or damage (for the survival period provided in Section 14.1) (a)
                                                            ------------
asserted by any person or entity against any such indemnitee arising from any act or omission of Cabot Partners, its agents, employees or contractors occurring on or before the Closing, except for any such items which are subject to proration under Article 11; (b) arising from any breach by Cabot Partners of
                   ----------
any obligation related to its business other than those obligations which by this Agreement, or any closing delivery, specifically become the obligations of the Partnership; or (c) arising from any breach by Cabot Partners of its representations and warranties in Article 5.
                                  ----------

      13.3  Partnership's Indemnity. The Partnership agrees to indemnify, defend
            -----------------------
and hold the Contributors, the Title Holding Entities and their respective Equity Holders and Cabot Partners harmless from and against any liability, claim, demand, loss or damage (for the survival period provided in Section 14.1,
                                                                   ------------
except with respect to clauses (a) and (d) below, which shall not be so limited)
(a) asserted by any person or entity against any of them with respect to the Properties or otherwise arising from any act or omission of the Partnership, its agents, employees or contractors occurring on or after the Closing; (b) arising from any breach by the Partnership of any obligation of the Partnership under this Agreement; (c) for proration payments under Article 11; (d) arising from
                                                 ----------
events occurring after the Closing with respect to the Properties, except for liabilities subject to proration under Article 11; or (e) arising from any
                                       ----------
breach by the Partnership of its representations and warranties in Article 6.
                                                                   ---------

      13.4 Company's Indemnity. The Company agrees to indemnify, defend and hold
           -------------------
the Contributors, the Title Holding Entities and their respective Equity Holders and Cabot Partners harmless from any liability, claim, demand, loss or damage suffered by any of them (for the survival period provided in Section 14.1) (a)
                                                             ------------
asserted by any person or entity against any such indemnitee arising from any act or omission of the Company, its agents, employees or contractors occurring on or before the Closing, except for any such items which are subject to proration under Article 11; or (b) arising from any breach by the Company of its
                ----------
representations and warranties in Article 6.
                                  ---------

      13.5 Environmental Excluded. The indemnities set forth in this Article 13
           ----------------------                                    ----------
do not cover indemnification relating to environmental conditions or claims including, without limitation, asbestosis, with the exception of a breach by the Contributors or the Title Holding Entities of their representation and warranty in Section 4.9. Each party explicitly reserves all rights with respect to such
   -----------
claims under any other provision of this Agreement and under applicable law.

      13.6 Procedure. The following provisions govern all actions for indemnity
           ---------
under this Article 13 and any other provision of this Agreement. Promptly after
           ----------
receipt by an indemnitee of notice of any claim, such indemnitee shall, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it shall be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an
                                              --------  -------
indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of an indemnitee to deliver written notice to the indemnitor within a reasonable time after the indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to the indemnitor's ability to defend such action. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

      13.7 Limitation on Liability. Notwithstanding any other provision in this
           -----------------------
Article 13, (a) the aggregate liability of each Contributor, Title Holding
----------
Entity or Equity Holder, respectively, with respect to any and all liabilities, claims, demands, losses or damages effected under Section 13.1 shall not exceed
                                                  ------------
its IPO Proceeds and (b) the liability of any Contributor, Title Holding
Entity or Equity Holder, respectively, with respect to any and all liabilities, claims, demands, losses or damages effected under Section 13.1 with respect to
                                                  ------------
any particular Property (including any breach of Section 4.7 with respect to any
                                                 -----------
particular Property) shall not exceed its Contribution Amount with respect to such Property, as adjusted for any adjustments provided in the definition of "Adjusted Contribution Amount" which specifically relate to such Property with a pro rata adjustment for any such other adjustments in the definition of "Adjusted Contribution Amount" which relate to such Contributor, Title Holding Entity or Equity Holder, in general, based on its Contribution Amount with respect to each of its Properties; provided, however, that if any such
                                   --------  -------
Contributor, Title Holding

Entity or Equity Holder has elected pursuant to Section 13.1 to deliver
                                                ------------
Ownership Units to satisfy its indemnification amount and has previously delivered all Ownership Units received by it in the Consolidation to the Company or the Partnership pursuant to Section 13.1, then such Contributor, Title
                               ------------
Holding Entity or Equity Holder shall have no further liability under this
Article 13. Notwithstanding any other provision in this Article 13, the
----------                                              ----------
aggregate liability of Cabot Partners with respect to any and all liabilities, claims, demands, losses or damages effected under Section 13.2 shall not exceed
                                                  ------------
its IPO Proceeds.

      13.8 Exclusivity. The parties hereto agree that, from and after the
           -----------
Closing Date, with respect to any breach or violation of any representation or warranty or any covenant, obligation or other term set forth in this Agreement or the other documents delivered in connection herewith, the only relief and remedy available to a party in respect of such breach shall be (a) damages, but only to the extent properly claimable hereunder pursuant to this Article 13 as
                                                                 ----------
may be limited pursuant to Section 13.7, (b) specific performance, if a court of
                           ------------
competent jurisdiction in its discretion grants the same, or (c) injunctive or declaratory relief, if a court of competent jurisdiction in its discretion grants the same.

                           ARTICLE 14: MISCELLANEOUS
                           -------------------------

      14.1 Survival. The representations and warranties contained in this
           --------
Agreement and the indemnification obligations and other provisions of this Agreement that contemplate performance after the Closing shall survive the Closing for a period of one year from the Closing Date and shall not be deemed to be merged into or waived by the instruments of the Closing. Notice of a good faith claim for indemnification under Article 13 must be given by an indemnitee
                                      ----------
pursuant to Section 13.6 within one year after the date of this Agreement if a
            ------------
claim in respect thereof is to be made against the indemnitor.

      14.2 Expenses. In the event this Agreement terminates without a Closing,
           --------
each of the Contributors and the Title Holding Entities and Cabot Partners agrees to pay a pro rata share of the Consolidation Expenses determined by dividing the sum of the Contribution Amounts attributable to such party by the sum of the Contribution Amounts of all Contributors, Title Holding Entities and Cabot Partners. Any Contributor or Title Holding Entity or Cabot Partners shall, upon request, receive reasonable documentation from the Company and the Partnership for any or all Consolidation Expenses. Except as provided in this

Section 14.2 or as otherwise expressly provided herein, each party hereto shall
------------
pay its own expenses incident to this Agreement and the transactions contemplated hereby, including all legal and accounting fees and disbursements.

      14.3 Additional Actions and Documents. Each of the parties hereto hereby
           --------------------------------
agrees to use its commercially reasonable efforts to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement. The obligations of the parties set forth in this Section 14.3 shall survive the Closing and shall not be deemed
                  ------------
to be merged into or waived by any instrument of conveyance delivered at Closing.

      14.4 Remedies Cumulative. The remedies provided in this Agreement shall be
           -------------------
cumulative and, except as otherwise expressly provided, shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

      14.5 Entire Agreement; Amendment. This Agreement, including the exhibits,
           ---------------------------
schedules and other documents referred to herein or therein or furnished pursuant hereto or thereto, constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification or discharge is sought.

      14.6 Notices. All notices, demands, requests or other communications which
           -------
may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by facsimile, telegram, telecopy or telex, addressed as set forth on the signature pages hereto. Each party may designate by notice in writing a new address or additional addresses to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be hand delivered, sent, mailed, faxed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the confirmation receipt (with respect to a facsimile) or the answer-back (with respect to a telecopy or telex) being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

      14.7 Waivers. No delay or failure on the part of any party hereto in
           -------
exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

      14.8 Counterparts. This Agreement may be executed in counterparts, each of
           ------------
which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      14.9 Governing Law. This Agreement, the rights and obligations of the
           -------------
parties hereto, and any claim or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof) except for actions affecting title to real property, in which case the laws of the state in which the real property is located shall apply.

      14.10 Assignment. No party hereto shall assign its rights and/or
            ----------
obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other parties hereto; provided, that the Company may assign its rights and/or obligations under this
--------
Agreement to any Affiliate; provided further, that, subject to the prior written
                            -------- -------
consent of the Company (which may only be granted upon the receipt by the Company of an opinion of counsel from its counsel that such assignment does not violate Federal or state securities laws or ERISA), a Contributor or Title Holding Entity may assign its rights and/or obligations under this Agreement to any party if and solely to the extent such party has acquired one or more Properties from such Contributor or Title Holding Entity. For the purposes of this paragraph, the term "Affiliate" means (a) an entity that directly or
                          ---------
indirectly controls, is controlled by or is under common control with the Company or (b) an entity at least a majority of whose economic interest is owned by the Company; and the term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

      14.11 No Third Party Beneficiaries. This Agreement is solely for the
            ----------------------------
benefit of the parties hereto (including their respective Equity Holders), and no provision of this Agreement shall be deemed to confer any benefit on any third party. The Equity Holders shall have no liability or obligations under this Agreement, except as provided in their consents delivered pursuant to
Section 10.2(q).
---------------

      14.12 Confidentiality.
            ---------------

     (a) Before the Closing Date, no Contributor or Title Holding Entity shall make any public announcement or disclosure of this Agreement or any information related to this Agreement to third parties, other than their respective investment advisors, asset and property managers, auditors and accountants and legal counsel, without the prior written consent of the Company. The Company and the Partnership shall not make any public disclosure of the name of any Contributor, Title Holding Entity or Equity Holder, except as required by law or as provided in paragraph (d) below.

     (b) As used herein, "Confidential Material" means, with respect to each party hereto (the "Providing Party"), all information, whether oral, written or otherwise, furnished to any other party hereto (the "Receiving Party") or such Receiving Party's directors, officers, partners, affiliates, employees, agents or representatives (collectively, "Representatives"), by the Providing Party and all reports, analyses, compilations, studies and other material prepared by the Receiving Party or its Representatives (in whatever form maintained, whether documentary,. computer storage or otherwise) containing, reflecting or based upon, in whole or in part, any such information. The term "Confidential Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party, its Representatives or anyone to whom the Receiving Party or any of its Representatives transmit any Confidential Material in violation of this Agreement, (ii) is or becomes known or available to the Receiving Party on a non-confidential basis from a source (other than the Providing Party or another Receiving Party or one of their Representatives) who is not, to the knowledge of the Receiving Party after reasonable inquiry, prohibited from transmitting the information to the Receiving Party or its Representatives by a contractual, legal, fiduciary or other obligation or (iii) is subsequently disclosed in the Form S-11 registration statement relating to the IPO or other public disclosure permitted under this Section 14.12.
                                       -------------

     (c) Subject to paragraph (d) below or except as required by law, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or its Representatives, in whole or in part, and will not be used by the Receiving Party or its Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Consolidation or the conducting, negotiating or advising with respect to a transaction contemplated herein. Moreover, each Receiving Party agrees to transmit Confidential Material to its Representatives only if and to the extent that such Representatives need to know the Confidential Material for purposes of such transaction and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section 14.12. In any event, each Receiving Party will be
                     -------------
responsible for any actions by its Representatives which are not in accordance with the provisions hereof.

     (d) In the event that any Receiving Party, its Representatives or anyone to whom such Receiving Party or its Representatives supply the Confidential Material, are requested (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal process) to disclose any Confidential Material, such Receiving Party agrees (i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking available legal steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation). Notwithstanding anything to the contrary contained herein, the Company and the Partnership may disclose Confidential Material received from any Providing Party in the Form S-11 registration statement and otherwise in connection with the IPO as they believe necessary or appropriate to comply with federal and state securities laws, requests by the Securities and Exchange Commission or state securities commissions for additional information or as otherwise deemed necessary by them, the underwriters and their respective counsel in connection with the IPO.

     (e) The provisions of this Section 14.12 shall terminate upon the Closing.
                                -------------
In the event of the termination of this Agreement in accordance with its terms, promptly upon request from a Providing Party, each Receiving Party shall, except to the extent prevented by law, redeliver to such Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to such Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Representative designated by each

Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material.

      14.13 Severability. If any provision of this Agreement shall be held
             ------------
invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

      14.14 Company Access to Information. Upon the Company's reasonable
            -----------------------------
request, at any time before or after the Closing Date, each Contributor and Title Holding Entity shall provide the Company and the Partnership reasonable access to the books and records of the Properties and all related information in order for the Company and the Partnership to verify any payments or receipts from tenants, suppliers, service providers and any other party.

      14.15 Information and Audit Cooperation. At the Company's request, at any
            ---------------------------------
time before or after the Closing Date, the Contributors and the Title Holding Entities shall provide to the Company's designated independent auditor access to the books and records of the Properties and all related information regarding the period for which the Company or its affiliates is required to have the Properties audited under the regulations of the Securities and Exchange Commission, and a representation letter regarding the books and records of the Properties substantially in the form of Exhibit K in connection with the normal
                                        ---------
course of auditing the Properties in accordance with generally accepted auditing standards.

      14.16 Binding Effect. This Agreement shall insure to the benefit of and be
            --------------
binding upon the parties hereto and their respective successors and assigns.

      14.17 Headings. The headings contained in this Agreement are for reference
            --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      14.18 Representations and Warranties. The Company and the Partnership
            ------------------------------
acknowledge that there are certain representations and warranties in Article 4
                                                                     ---------
as to which the Contributors and the Title Holding Entities have no actual knowledge. The parties hereto agree that such representations and warranties, together with the closing conditions in Article 7 and the indemnification
                                        ---------
provisions in Article 13, are intended to allocate risk and economic cost as
              ----------
between the Contributors and the Title Holding Entities, on the one hand, and the Company and the Partnership, on the other hand, in the event such representations and warranties are breached. In no event, however, has any of the Contributors or Title Holding Entities given any representation and warranty which he or it actually knows to be inaccurate.

      14.19 Limitation of Liability. Any obligation or liability whatsoever of
            -----------------------
the Company which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of the Company's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

      14.20 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE
            --------------------
PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CONTRIBUTION AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE PROVISIONS OF THIS SECTION 14.20 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.
        -------------

     IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be duly executed on their behalf as of the date first above written.

                         CABOT INDUSTRIAL TRUST
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Robert E. Patterson
                         Facsimile No.: (617) 722-8237


                         By: /s/ Robert E. Patterson
                            ---------------------------------
                              Robert E. Patterson
                              President


                         CABOT INDUSTRIAL PROPERTIES, L.P.
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Robert E. Patterson
                         Facsimile No.: (617) 722-8237

                         By: Cabot Industrial Trust


                         By: /s/ Robert E. Patterson
                            ---------------------------------
                              Robert E. Patterson
                              President


                         CABOT PARTNERS LIMITED PARTNERSHIP
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Ferdinand Colloredo-Mansfeld
                         Facsimile No. (617) 722-8237

                         By: Cabot Realty Advisors Corp.


                         By: /s/ Ferdinand Colloredo-Mansfeld
                            ---------------------------------
                              Ferdinand Colloredo-Mansfeld
                              Chairman

                         CONTRIBUTORS:


                         C-M HOLDINGS LIMITED PARTNERSHIP
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Ferdinand Colloredo-Mansfeld
                         Facsimile No. (617) 722-8237

                         By: Alces Corporation


                         By:  /s/ Ferdinand Colloredo-Mansfeld
                              --------------------------------
                              Ferdinand Colloredo-Mansfeld
                              President

                         C-M MICHIGAN ASSOCIATES LIMITED PARTNERSHIP
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Ferdinand Colloredo-Mansfeld
                         Facsimile No. (617) 722-8237

                         By: Alces Corporation


                         By:  /s/ Ferdinand Colloredo-Mansfeld
                              --------------------------------
                              Ferdinand Colloredo-Mansfeld
                              President

                         C-M MONROE ASSOCIATES LIMITED PARTNERSHIP
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Ferdinand Colloredo-Mansfeld
                         Facsimile No. (617) 722-8237

                         By: Alces Corporation


                         By:  /s/ Ferdinand Colloredo-Mansfeld
                              --------------------------------
                              Ferdinand Colloredo-Mansfeld
                              President

                         CONTRIBUTORS:


                         C-M MADISON ASSOCIATES LIMITED PARTNERSHIP
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Ferdinand Colloredo-Mansfeld
                         Facsimile No. (617) 722-8237

                         By: Alces Corporation


                         By:  /s/ Ferdinand Colloredo-Mansfeld
                              --------------------------------
                              Ferdinand Colloredo-Mansfeld
                              President


                         C-M HARRISBURG ASSOCIATES LIMITED
                         PARTNERSHIP
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Ferdinand Colloredo-Mansfeld
                         Facsimile No. (617) 722-8237

                         By: Alces Corporation


                         By:  /s/ Ferdinand Colloredo-Mansfeld
                              --------------------------------
                              Ferdinand Colloredo-Mansfeld
                              President

                         CONTRIBUTORS:


                         C-M TAUNTON ASSOCIATES LIMITED PARTNERSHIP
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Ferdinand Colloredo-Mansfeld
                         Facsimile No. (617) 722-8237

                         By: Alces Corporation


                         By:  /s/ Ferdinand Colloredo-Mansfeld
                              --------------------------------
                              Ferdinand Colloredo-Mansfeld
                              President


                         C-M HOWE INVESTMENT COMPANY
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Ferdinand Colloredo-Mansfeld
                         Facsimile No. (617) 722-8237

                         By: Alces Corporation


                         By:  /s/ Ferdinand Colloredo-Mansfeld
                              --------------------------------
                              Ferdinand Colloredo-Mansfeld
                              President

                         TITLE HOLDING ENTITIES:


                         C-M MADISON INVESTMENT COMPANY
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Ferdinand Colloredo-Mansfeld
                         Facsimile No. (617) 722-8237

                         By: C-M Holdings Limited Partnership

                         By: Alces Corporation


                         By:  /s/ Ferdinand Colloredo-Mansfeld
                              ----------------------------------
                              Ferdinand Colloredo-Mansfeld
                              President


                         C-M HARRISBURG INVESTMENT COMPANY
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Ferdinand Colloredo-Mansfeld
                         Facsimile No. (617) 722-8237

                         By: C-M Holdings Limited Partnership

                         By: Alces Corporation


                         By:  /s/ Ferdinand Colloredo-Mansfeld
                              ----------------------------------
                              Ferdinand Colloredo-Mansfeld
                              President

                         TITLE HOLDING ENTITIES:


                         C-M MICHIGAN INVESTMENT COMPANY
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Ferdinand Colloredo-Mansfeld
                         Facsimile No. (617) 722-8237

                         By: C-M Holdings Limited Partnership

                         By: Alces Corporation


                         By:  /s/ Ferdinand Colloredo-Mansfeld
                              --------------------------------
                              Ferdinand Colloredo-Mansfeld
                              President


                         C-M MONROE INVESTMENT COMPANY
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Ferdinand Colloredo-Mansfeld
                         Facsimile No. (617) 722-8237

                         By: C-M Holdings Limited Partnership

                         By: Alces Corporation


                         By:  /s/ Ferdinand Colloredo-Mansfeld
                              --------------------------------
                              Ferdinand Colloredo-Mansfeld
                              President

                         TITLE HOLDING ENTITIES:


                         C-M TAUNTON INVESTMENT COMPANY
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Ferdinand Colloredo-Mansfeld
                         Facsimile No. (617) 722-8237

                         By: C-M Holdings Limited Partnership

                         By: Alces Corporation


                         By:  /s/ Ferdinand Colloredo-Mansfeld
                              ----------------------------------
                              Ferdinand Colloredo-Mansfeld
                              President


                         C-M HOWE PROPERTIES, L.P.
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Ferdinand Colloredo-Mansfeld
                         Facsimile No. (617) 722-8237

                         By: C-M Howe Investment Company

                         By: C-M Holdings Limited Partnership

                         By: Alces Corporation


                         By:  /s/ Ferdinand Colloredo-Mansfeld
                              ----------------------------------
                              Ferdinand Colloredo-Mansfeld
                              President

                         TITLE HOLDING ENTITIES:


                         CP INVESTMENT PROPERTIES, INC.
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Robert E. Patterson
                         Facsimile No. (617) 722-8237


                         By:  /s/ Robert E. Patterson
                              ----------------------------------
                              Robert E. Patterson
                              Vice President



                         CP REPROP CORP.
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Robert E. Patterson
                         Facsimile No. (617) 722-8237


                         By:  /s/ Robert E. Patterson
                              ----------------------------------
                              Robert E. Patterson
                              Vice President

                         TITLE HOLDING ENTITIES:


                         KEYSTONE-ILLINOIS PROPERTY HOLDING CORP.
                         875 North Michigan Avenue, Suite 4114
                         Chicago, Illinois 60611
                         Attention: Paula M. Ferkull
                         Facsimile No.: (312) 266-4270


                         By:  /s/ Patrick Callan
                              ---------------------------------
                              Patrick Callan
                              President


                         KEYSTONE-NEW JERSEY PROPERTY HOLDING CORP.
                         875 North Michigan Avenue, Suite 4114
                         Chicago, Illinois 60611
                         Attention: Paula M. Ferkull
                         Facsimile No.: (312) 266-4270


                         By:  /s/ Patrick Callan
                              ---------------------------------
                              Patrick Callan
                              President


                         KEYSTONE-OHIO PROPERTY HOLDING CORP.
                         875 North Michigan Avenue, Suite 4114
                         Chicago, Illinois 60611
                         Attention: Paula M. Ferkull
                         Facsimile No.: (312) 266-4270


                         By:  /s/ Patrick Callan
                              ---------------------------------
                              Patrick Callan
                              President

                         TITLE HOLDING ENTITIES:


                         STATE OF WISCONSIN INVESTMENT BOARD
                         121 East Wilson Street, 2nd Floor
                         Madison, Wisconsin 53702
                         Attention: Steven S. Spiekerman
                         Facsimile No.: (608) 261-6671



                         By: /s/ Robert H. Severance
                             -------------------------------
                             Robert H. Severance
                             Investment Director
                             Real Estate & Mortgages

                         TITLE HOLDING ENTITIES:


                         WEST COAST INDUSTRIAL, L.L.C.
                         c/o The O'Connor Group
                         399 Park Avenue
                         New York, New York 10022
                         Attention: John A. Rivard
                         Facsimile No.: (212) 308-7880

                         By:  ARGO Partnership II, L.P.
                              its Managing Member,

                              by:  ARGO II MANAGEMENT
                                   COMPANY L.P., its General Partner,

                              by:  O'CONNOR CAPITAL PARTNERS
                                   II, L.P., its General Partner,

                              by:  O'CONNOR CAPITAL II
                                   INCORPORATED, its General Partner,

                                   by: /s/ John A. Rivard
                                       ------------------------------
                                       John A. Rivard
                                       Senior Vice President

                         TITLE HOLDING ENTITIES:


                         THE FOUR B'S
                         c/o NFI Industries
                         71 West Park Avenue
                         Vineland, New Jersey 08360
                         Attention: Sydney R. Brown
                         Facsimile No.:_____________________

                         By:  /s/ Sid Brown
                             -------------------------------


                         By:  /s/ Sid Brown
                             -------------------------------
                             Name:  Sid Brown
                             Title: Managing General Partner

                         TITLE HOLDING ENTITIES:


                         THE PRUDENTIAL INSURANCE COMPANY
                         OF AMERICA
                         Eight Campus Drive
                         Parsippany, New York 07054
                         Attention: Kevin R. Smith
                         Facsimile No.: (201) 734-1300


                         By: /s/ Kevin R. Smith
                             -------------------------------
                             Name: Kevin R. Smith
                             Title:  Vice President

                         THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                         ("PRUDENTIAL") SHALL NOT BE A PARTY TO THIS AGREEMENT AND THE PROPERTIES LISTED ON SCHEDULES A AND 2.3 AS BEING CONTRIBUTED TO THE COMPANY BY PRUDENTIAL SHALL NOT BE CONTRIBUTED TO THE COMPANY OR THE PARTNERSHIP UNLESS THE CONTRIBUTION OF SUCH PROPERTIES IS APPROVED BY PRUDENTIAL'S INVESTMENT COMMITTEE ON OR BEFORE OCTOBER 21, 1997 OR SUCH LATER DATE TO WHICH THE COMPANY MAY AGREE.

                         TITLE HOLDING ENTITIES:


                         KNICKERBOCKER PROPERTIES, INC. II


                         By:  /s/ Mark Alexander
                              --------------------------------
                              Name:  Mark Alexander
                              Title: Vice President


                         KNICKERBOCKER PROPERTIES, INC. XXX
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Robert E. Patterson
                         Facsimile No. (617) 722-8237


                         By:  /s/ Robert E. Patterson
                              --------------------------------
                              Robert E. Patterson
                              Vice President


                         KNICKERBOCKER PROPERTIES, INC. XXXI
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Robert E. Patterson
                         Facsimile No. (617) 722-8237


                         By:  /s/ Robert E. Patterson
                              --------------------------------
                              Robert E. Patterson
                              Vice President

                               TITLE HOLDING ENTITIES:

                               KNICKERBOCKER PROPERTIES, INC. XI
                               c/o Cabot Partners Limited Partnership
                               Two Center Plaza, Suite 200
                               Boston, Massachusetts 02108-1906
                               Attention: Robert E. Patterson
                               Facsimile No. (617) 722-8237

                               By: /s/ Robert E. Patterson
                                   ----------------------------------
                                      Robert E. Patterson
                                      Vice President


                               KNICKERBOCKER PROPERTIES, INC. XV
                               c/o Cabot Partners Limited Partnership
                               Two Center Plaza, Suite 200
                               Boston, Massachusetts 02108-1906
                               Attention: Robert E. Patterson
                               Facsimile No. (617) 722-8237

                               By: /s/ Robert E. Patterson
                                   ----------------------------------
                                      Robert E. Patterson
                                      Vice President


                               KNICKERBOCKER INDUSTRIAL PROPERTIES EAST, LP
                               c/o Cabot Partners Limited Partnership
                               Two Center Plaza, Suite 200
                               Boston, Massachusetts 02108-1906
                               Attention: Robert E. Patterson
                               Facsimile No. (617) 722-8237

                               By: Knickerbocker Properties, Inc. XIII

                               By: /s/ Robert E. Patterson
                                   ----------------------------------
                                      Robert E. Patterson
                                      Vice President

                         TITLE HOLDING ENTITIES:


                         KNICKERBOCKER PROPERTIES, INC. XXXII
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Robert E. Patterson
                         Facsimile No. (617) 722-8237


                         By:  /s/ Robert E. Patterson
                              ---------------------------------
                              Robert E. Patterson
                              Vice President


                         KNICKERBOCKER NJ INDUSTRIAL PROPERTIES, LP
                         c/o Cabot Partners Limited Partnership
                         Two Center Plaza, Suite 200
                         Boston, Massachusetts 02108-1906
                         Attention: Robert E. Patterson
                         Facsimile No. (617) 722-8237

                         By: Knickerbocker Properties, Inc. XIII



                         By:  /s/ Robert E. Patterson
                              ---------------------------------
                              Robert E. Patterson
                              Vice President

                                                                       EXHIBIT A
                                                                       ---------




                             AMENDED AND RESTATED

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                       CABOT INDUSTRIAL PROPERTIES, L.P.

                               TABLE OF CONTENTS

                                                                                          Page
ARTICLE I -- DEFINED TERMS................................................................  1
     "Act"................................................................................  1
     "Additional Limited Partner".........................................................  2
     "Adjusted Capital Account"...........................................................  2
     "Adjusted Capital Account Deficit"...................................................  2
     "Adjusted Property"..................................................................  2
     "Affiliate"..........................................................................  2
     "Agreed Value".......................................................................  2
     "Agreement"..........................................................................  3
     "Assignee"...........................................................................  3
     "Available Cash".....................................................................  3
     "Bankruptcy".........................................................................  3
     "Book-Tax Disparities"...............................................................  4
     "Business Day".......................................................................  4
     "Cabot Advisors".....................................................................  4
     "Capital Account"....................................................................  4
     "Capital Contribution"...............................................................  4
     "Carrying Value".....................................................................  4
     "Certificate"........................................................................  5
     "Code"...............................................................................  5
     "Common Share Rights"................................................................  5
     "Common Shares"......................................................................  5
     "Consent"............................................................................  5
     "Contributed Property"...............................................................  5
     "Conversion Right"...................................................................  5
     "Converting Partner".................................................................  5
     "Debt"...............................................................................  5
     "Declaration of Trust"...............................................................  6
     "Depreciation".......................................................................  6
     "Dispose of".........................................................................  6
     "Effective Date".....................................................................  6
     "Events of Dissolution"..............................................................  6
     "Exchange Act".......................................................................  6
     "General Partner"....................................................................  6
     "General Partnership Interest".......................................................  6
     "IRS"................................................................................  6
     "Immediate Family"...................................................................  6
     "Incapacity".........................................................................  7
     "Indemnitee".........................................................................  7
     "Initial Limited Partner"............................................................  7

     "Limited Partner"....................................................................  7
     "Limited Partnership Interest".......................................................  7
     "Liquidating Transaction"............................................................  7
     "Liquidator".........................................................................  7
     "Lock-up"............................................................................  7
     "Lock-up Period".....................................................................  7
     "Net Income".........................................................................  7
     "Net Loss"...........................................................................  8
     "New Securities".....................................................................  8
     "Nonrecourse Built-in Gain"..........................................................  8
     "Nonrecourse Deductions".............................................................  8
     "Nonrecourse Liability"..............................................................  8
     "Notice of Conversion"...............................................................  8
     "Option Plans".......................................................................  8
     "Original Partnership Agreement".....................................................  8
     "Partner"............................................................................  8
     "Partner Minimum Gain"...............................................................  8
     "Partner Nonrecourse Debt"...........................................................  9
     "Partner Nonrecourse Deductions".....................................................  9
     "Partnership"........................................................................  9
     "Partnership Interest"...............................................................  9
     "Partnership Minimum Gain"...........................................................  9
     "Partnership Record Date"............................................................  9
     "Partnership Unit" or "Unit".........................................................  9
     "Partnership Year"...................................................................  9
     "Percentage Interest"................................................................  10
     "Person".............................................................................  10
     "Recapture Income"...................................................................  10
     "Redemption Amount"..................................................................  10
     "Registration Rights and Lock-up Agreement"..........................................  10
     "Regulations"........................................................................  10
     "REIT"...............................................................................  10
     "Residual Gain" or "Residual Loss"...................................................  10
     "704(c) Value".......................................................................  10
     "Shares".............................................................................  11
     "Specified Conversion Date"..........................................................  11
     "Subsidiary".........................................................................  11
     "Substituted Limited Partner"........................................................  11
     "Transaction"........................................................................  11
     "Unit Adjustment Factor".............................................................  11

     "Unrealized Gain"....................................................................  11
     "Unrealized Loss"....................................................................  12
     "Valuation Date".....................................................................  12
     "Value"..............................................................................  12

ARTICLE II -- ORGANIZATIONAL MATTERS......................................................  12
Section 2.1   Organization and Continuation; Application of Act...........................  12
                    (a)  Organization and Continuation of Partnership.....................  12
                    (b)  Application of Act...............................................  13
Section 2.2   Name........................................................................  13
Section 2.3   Registered Office and Agent; Principal Office...............................  13
Section 2.4   Withdrawal..................................................................  13
Section 2.5   Term........................................................................  13

ARTICLE III -- PURPOSE....................................................................  13
Section 3.1   Purpose and Business........................................................  13
Section 3.2   Powers......................................................................  14

ARTICLE IV -- CAPITAL CONTRIBUTIONS; ISSUANCE OF UNITS;CAPITAL ACCOUNTS...................  14
Section 4.1   Capital Contributions of the Partners.......................................  14
                    (a)  Initial Capital Contributions....................................  14
                    (b)  Additional Capital Contributions.................................  14
                    (c)  Return of Capital Contributions..................................  15
                    (d)  Liability of Limited Partners....................................  15
Section 4.2   Issuances of Additional Partnership Interests...............................  15
                    (a)  Issuance to Other Than the General Partner.......................  16
                    (b)  Issuance to the General Partner..................................  16
                    (c)  Issuance of Additional Common Shares.............................  17
                    (d)  Issuance Pursuant to Option Plans................................  17
                    (e)  Conversion of Units..............................................  18
Section 4.3   No Preemptive Rights........................................................  19
Section 4.4   Capital Accounts of the Partners............................................  19
                    (a)  General..........................................................  19
                    (b)  Income, Gains, Deductions and Losses.............................  20
                    (c)  Transfers of Partnership Units...................................  20
                    (d)  Unrealized Gains and Losses......................................  20
                    (e)  Modification by General Partner..................................  21

ARTICLE V -- DISTRIBUTIONS................................................................  22

Section 5.1   Requirement and Characterization of Distributions...........................  22
Section 5.2   Amounts Withheld............................................................  22
Section 5.3   Distributions Upon Liquidation..............................................  22

ARTICLE VI -- ALLOCATIONS.................................................................  22
Section 6.1   Allocations For Capital Account Purposes
              the Taxable Year of Liquidation.............................................  22
                    (a)  Net Income.......................................................  23
                    (b)  Net Losses.......................................................  23
                    (c)  Nonrecourse Liabilities..........................................  23
                    (d)  Gains............................................................  23
Section 6.4   Special Allocation Rules....................................................  25
                    (a)  Minimum Gain Chargeback..........................................  25
                    (b)  Partner Minimum Gain Chargeback..................................  25
                    (c)  Qualified Income Offset..........................................  26
                    (d)  Nonrecourse Deductions...........................................  26
                    (e)  Partner Nonrecourse Deductions...................................  26
                    (f)  Code Section 754 Adjustments.....................................  26
Section 6.5   Allocations for Tax Purposes................................................  26
                    (a)  General..........................................................  26
                    (b) To Eliminate Book-Tax Disparities.................................  27
                    (c) Power of General Partner to Elect Method..........................  27

ARTICLE VII -- MANAGEMENT AND OPERATIONS OF BUSINESS......................................  27
Section 7.1    Management.................................................................  27
                    (a)  Powers of General Partner........................................  27
                    (b)  No Approval Required for Above Powers............................  30
                    (c)  Insurance........................................................  31
                    (d)  Working Capital Reserves.........................................  31
                    (e)  No Obligation to Consider Tax Consequences to Limited Partners...  31
                    (f)  Loss of REOC Status..............................................  31
Section 7.2    Certificate of Limited Partnership.........................................  31
Section 7.3    Restrictions on General Partner's Authority................................  31
Section 7.4    Responsibility for Expenses................................................  32
                    (a)  No Compensation..................................................  32
                    (b)  Responsibility for Ownership and Operation Expenses..............  32
                    (c)  Responsibility for Organization Expenses.........................  32
Section 7.5    Outside Activities of the General Partner..................................  32
                    (a)  General..........................................................  32
                    (b)  Purchase of Common Shares........................................  33

Section 7.6    Contracts with Affiliates................................................... 33
                    (a)  Loans............................................................. 33
                    (b)  Transfers of Assets............................................... 33
                    (c)  Contracts With General Partner.................................... 33
                    (d)  Employee Benefit Plans............................................ 34
                    (e)  Conflict Avoidance Arrangements................................... 34
Section 7.7    Indemnification............................................................. 34
                    (a)  General........................................................... 34
                    (b)  In Advance of Final Disposition................................... 34
                    (c)  Non-Exclusive Section............................................. 35
                    (d)  Insurance......................................................... 35
                    (e)  Employee Benefit Plans............................................ 35
                    (f)  No Personal Liability for Limited Partners........................ 35
                    (g)  Interested Transactions........................................... 35
                    (h)  Binding Effect.................................................... 35
Section 7.8    Liability of the General Partner............................................ 36
                    (a)  General........................................................... 36
                    (b)  No Obligation to Consider Interests of Limited Partners........... 36
                    (c)  Acts of Agents.................................................... 36
                    (d)  Effect of Amendment............................................... 36
                    (e)  Limitation of Liability of Shareholders and Officers of the
                           General Partner................................................. 36
Section 7.9    Other Matters Concerning the General Partner................................ 37
                    (a)  Reliance on Documents............................................. 37
                    (b)  Reliance on Consultants and Advisers.............................. 37
                    (c)  Action Through Officers and Attorneys............................. 37
                    (d)  Actions to Maintain REIT Status or Avoid Taxation of
                           General Partner................................................. 37
Section 7.10   Title to Partnership Assets................................................. 37
Section 7.11   Reliance by Third Parties................................................... 38

ARTICLE VIII -- RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS................................. 38
Section 8.1     Limitation of Liability.................................................... 38
Section 8.2     Management of Business..................................................... 38
Section 8.3     Outside Activities of Limited Partners..................................... 39
Section 8.4     Priority Among Limited Partners............................................ 39
Section 8.5     Rights of Limited Partners Relating to the Partnership..................... 40
                    (a)  Copies of Business Records........................................ 40
                    (b)  Notification of Changes in Unit Adjustment Factor................. 40
                    (c)  Confidential Information.......................................... 40

                    (d)  Debt Allocation................................................... 40
Section 8.6   Redemption Right............................................................. 41
                    (a)  General........................................................... 41
                    (b)  Where Delivery of Common Shares Prohibited........................ 41
Section 8.7   Notice for Certain Transactions.............................................. 41

ARTICLE IX -- BOOKS, RECORDS, ACCOUNTING AND REPORTS....................................... 41
Section 9.1   Records and Accounting....................................................... 41
Section 9.2   Fiscal Year.................................................................. 42
Section 9.3   Reports...................................................................... 42
                    (a)  Annual Reports.................................................... 42
                    (b)  Quarterly Reports................................................. 42

ARTICLE X -- TAX MATTERS................................................................... 42
Section 10.1  Preparation of Tax Returns................................................... 42
Section 10.2  Tax Elections................................................................ 43
Section 10.3  Tax Matters Partner.......................................................... 43
                    (a)  General........................................................... 43
                    (b)  Powers............................................................ 43
                    (c)  Reimbursement..................................................... 44
Section 10.4  Organizational Expenses...................................................... 44
Section 10.5  Withholding.................................................................. 44

ARTICLE XI -- TRANSFERS, WITHDRAWALS....................................................... 45
Section 11.1  Transfer..................................................................... 45
                    (a)  Definition........................................................ 45
                    (b)  Requirements...................................................... 45
Section 11.2  Transfer of General Partner's Partnership Interest........................... 46
                    (a)  General........................................................... 46
                    (b)  Transfer to Partnership or Holder of Common Shares................ 46
                    (c)  Transfer in Connection With Reclassification, Recapitalization, or
                         Business Combination Involving General Partner.................... 46
                    (d)  Merger Involving General Partner Where Surviving Entity's Assets
                         Contributed to Partnership........................................ 46
Section 11.3  Limited Partners' Rights to Transfer......................................... 47
                    (a)  General........................................................... 47
                    (b)  Incapacitated Limited Partners.................................... 47
                    (c)  Transfers Contrary to Securities Laws............................. 47
                    (d)  Transfers Resulting in Corporation Status; Transfers Through
                         Established Securities or Secondary Markets....................... 47


                    (e)  Transfers to Holders of Nonrecourse Liabilities..................  49
Section 11.4  Substituted Limited Partners................................................  49
                    (a)  Consent of General Partner Required..............................  49
                    (b)  Rights and Duties of Substituted Limited Partners................  49
                    (c)  Amendment of Exhibit A...........................................  50
Section 11.5  Assignees...................................................................  50
Section 11.6  General Provisions..........................................................  50
                    (a)  Withdrawal of Limited Partner....................................  50
                    (b)  Transfer of All Partnership Units by Limited Partner.............  50
                    (c)  Timing of Transfers..............................................  50
                    (d)  Allocation When Transfer Occurs..................................  50
Section 11.7  Lock-up Agreement...........................................................  51
                    (a)  Lock-up Period...................................................  51
                    (b)  Exceptions.......................................................  51

ARTICLE XII -- ADMISSION OF PARTNERS......................................................  52
Section 12.1  Admission of Successor General Partner......................................  52
Section 12.2  Admission of Additional Limited Partners....................................  53
                    (a)  General..........................................................  53
                    (b)  Consent of General Partner Required..............................  53
Section 12.3  Amendment of Agreement and Certificate......................................  53

ARTICLE XIII -- DISSOLUTION AND LIQUIDATION...............................................  53
Section 13.1  Dissolution.................................................................  53
                    (a)  Expiration of Term...............................................  53
                    (b)  Withdrawal of General Partner....................................  53
                    (c)  Dissolution Prior to 2097........................................  53
                    (d)  Judicial Dissolution Decree......................................  54
                    (e)  Sale of Partnership's Assets.....................................  54
                    (f)  Merger...........................................................  54
                    (g)  Bankruptcy or Insolvency of General Partner......................  54
                    (h)  Readjustment, etc................................................  54
Section 13.2  Winding Up..................................................................  55
                    (a)  General..........................................................  55
                    (b)  Where Immediate Sale of Partnership's Assets Impractical.........  55
Section 13.3  Compliance with Timing Requirements of Regulations; Allowance for Contingent
              or Unforeseen Liabilities or Obligations....................................  56
                    (a)  Liquidation......................................................  56
                    (b)  Deficit Balance of General Partner...............................  56
Section 13.4  Deemed Distribution and Recontribution......................................  57


Section 13.5  Rights of Limited Partners..................................................  57
Section 13.6  Notice of Dissolution.......................................................  57
Section 13.7  Cancellation of Certificate of Limited Partnership..........................  57
Section 13.8  Reasonable Time for Winding-Up..............................................  57

ARTICLE XIV -- AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS...............................  58
Section 14.1  Amendments..................................................................  58
                    (a)  General..........................................................  58
                    (b)  General Partner's Power to Amend.................................  58
                    (c)  Consent of Adversely Affected Partner Required...................  59
                    (d)  When Consent of Majority of Limited Partnership Interests
                         Required.........................................................  59
Section 14.2  Meetings of the Partners....................................................  59
                    (a)  General..........................................................  59
                    (b)  Informal Action..................................................  59
                    (c)  Proxies..........................................................  60
                    (d)  Conduct of Meeting...............................................  60

ARTICLE XV -- GENERAL PROVISIONS..........................................................  60
Section 15.1  Addresses and Notice........................................................  60
Section 15.2  Titles and Captions.........................................................  60
Section 15.3  Pronouns and Plurals........................................................  61
Section 15.4  Further Action..............................................................  61
Section 15.5  Binding Effect..............................................................  61
Section 15.6  Waiver of Partition.........................................................  61
Section 15.7  Entire Agreement............................................................  61
Section 15.8  Securities Law Provisions...................................................  61
Section 15.9  Remedies Not Exclusive......................................................  61
Section 15.10 Time........................................................................  61
Section 15.11 Creditors...................................................................  61
Section 15.12 Waiver......................................................................  61
Section 15.13 Execution Counterparts......................................................  62
Section 15.14 Applicable Law..............................................................  62
Section 15.15 Invalidity of Provisions....................................................  62

ARTICLE XVI -- POWER OF ATTORNEY..........................................................  62
Section 16.1  Power of Attorney...........................................................  62
                    (a)  Scope............................................................  62
                    (b)  Irrevocability...................................................  63


EXHIBIT A -- PARTNERS, CONTRIBUTIONS AND
     PARTNERSHIP INTERESTS......................... 1

EXHIBIT B -- VALUE OF CONTRIBUTED PROPERTY......... 2

EXHIBIT C -- NOTICE OF CONVERSION.................. 1

EXHIBIT D -- FORM OF UNIT CERTIFICATE.............. 1

                             AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                       CABOT INDUSTRIAL PROPERTIES, L.P.


     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of
[    ], of Cabot Industrial Properties, L.P. (the "Partnership") is entered
                                                   -----------
into by and among Cabot Industrial Trust, a Maryland real estate investment trust, as General Partner (the "General Partner") and the Persons (as defined
                                ---------------
herein) identified as "Limited Partners" on Exhibit A, as the Limited Partners
                       ----------------
(as defined herein), together with any other Persons who become Partners (as defined herein) in the Partnership as provided herein;

     WHEREAS, the Partnership was formed by the filing of a certificate of limited partnership with the Secretary of State of the State of Delaware on
[     ] by the General Partner;

     WHEREAS, the General Partner and the Initial Limited Partner (as defined herein) entered into an Agreement of Limited Partnership on __________, 1997 the "Original Partnership Agreement" for the formation of the Partnership under the Revised Uniform Limited Partnership Act of the State of Delaware; and

     WHEREAS, the Partners desire (i) to ratify the formation of, and provide for the continuation of, the Partnership, (ii) to effectuate the introduction of the Limited Partners into the Partnership (and the withdrawal of the Initial Limited Partner) and (iii) to set forth their respective rights and duties relating to the Partnership on the amended and restated terms as provided herein,

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound, the parties hereby agree as follows (such agreement to supersede, amend and restate the Original Partnership Agreement it its entirety, effective as of the Effective Date (as defined herein)):

                                   ARTICLE I
                                 DEFINED TERMS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

          "Act" means the Delaware Revised Uniform Limited Partnership Act, as
           ---
it may be amended from time to time, and any successor to such statute.

          "Additional Limited Partner" means a Person admitted to the
           --------------------------
Partnership as a Limited Partner pursuant to Section 4.2 and who is shown as
                                             -----------
such on the books and records of the Partnership.

          "Adjusted Capital Account" means the Capital Account maintained for
           ------------------------
each Partner as of the end of each Partnership Year (a) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (b) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The
foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          "Adjusted Capital Account Deficit" means, with respect to any Partner,
           --------------------------------
the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

           "Adjusted Property" means any property the Carrying Value of which
            -----------------
has been adjusted pursuant to Section 4.4.
                              -----------

          "Affiliate" means, with respect to any Person, (a) any Person directly
           ---------
or indirectly controlling, controlled by or under common control with such Person, (b) any Person directly or indirectly owning or controlling 10 percent or more of the outstanding voting interests of such Person, (c) any Person as to which such Person directly or indirectly owns or controls 10 percent or more of the voting interests, or (d) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (a), (b) and (c) above. As used herein "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreed Value" means (a) in the case of any Contributed Property set
           ------------
forth on Exhibit B and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth on Exhibit B; (b) in the case of any Contributed Property not set forth on Exhibit B and as of the time of its contribution to the Partnership, the 704(c) Value of such property or other consideration, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (c) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

          "Agreement" means this Amended and Restated Agreement of Limited
           ---------
Partnership and all Exhibits attached hereto, as the same may be amended, supplemented or restated from time to time.

          "Assignee" means a Person to whom one or more Partnership Units have
           --------
been transferred but who has not been admitted as a Substituted Limited Partner, and who has the rights set forth in Section 11.5.
                                    ------------

          "Available Cash" means with respect to any period for which such
           --------------
calculation is being made, (a) all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution to the Partnership pursuant to Section 4.1) plus the amount of any
                                            -----------
reduction (including, without limitation, a reduction resulting because the General Partner determines such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(iv) below;

          (b) less the sum of the following (except to the extent made with the proceeds of any Capital Contribution):

               (i) all interest, principal and other debt payments made during such period by the Partnership,

               (ii) all cash expenditures (including capital expenditures) made by the Partnership during such period,

               (iii) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clauses (b)(i) or (ii), and

               (iv) the amount of any increase in reserves established during such period which the General Partner determines are necessary or appropriate in its sole and absolute discretion.

          Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

          "Bankruptcy" as to any Person, shall be deemed to have occurred when
           ----------
(i) such Person commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) such Person is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against such Person, (iii) such Person executes and delivers a general assignment for the benefit of such Person's creditors, (iv) such Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding of the nature described in clause (ii) above, (v) such Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for such Person or for all or any substantial part of such Person's properties, (vi) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (vii) the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (viii) an appointment referred to in clause (vii) is not vacated within 90 days after the expiration of any such stay.

          "Book-Tax Disparities" means, with respect to any item of Contributed
           --------------------
Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for Federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 4.4 and the hypothetical balance of such Partner's Capital Account
   -----------
computed as if it had been maintained strictly in accordance with Federal income tax accounting principles.

          "Business Day" means any day except a Saturday, Sunday or other day on
           ------------
which commercial banks in New York City are authorized or required by law to close.

          "Cabot Advisors" means [Cabot Partners, Inc.], a Delaware corporation,
           --------------
of which the Partnership owns all of the outstanding preferred stock.

           "Capital Account" means the capital account maintained by the
            ---------------
Partnership for each Partner pursuant to Section 4.4.
                                         -----------

          "Capital Contribution" means, with respect to each Partner, the total
           --------------------
amount of cash, cash equivalents and the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section 4.1 or 4.2.
            -----------    ---

          "Carrying Value" means (a) with respect to a Contributed Property or
           --------------
Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Property charged to the Partners' Capital Accounts and (b) with respect to any other Partnership property, the adjusted basis of such property for Federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 4.4(d), and to reflect changes,
                                     --------------
additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

          "Certificate" means the Certificate of Limited Partnership relating to
           -----------
the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

          "Code" means the Internal Revenue Code of 1986, as amended.  Any
           ----
reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "Common Share Rights" has the meaning set forth in Section 4.2(e).
           -------------------                               --------------

          "Common Shares" means the common shares of beneficial interest, $.01
           -------------
par value per share, of the General Partner.

          "Consent" means the consent or approval of a proposed action by a
           -------
Partner given in accordance with Section 14.1.
                                 ------------

          "Contributed Property" means each property or other asset (but
           --------------------
excluding cash and cash equivalents), in such form as may be permitted by the Act contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.4, such
                                                        -----------
property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property for purposes of Section 4.4.
                                     -----------

          "Conversion Right" has the meaning set forth in Section 4.2(e)(1).
           ----------------                               -----------------

          "Converting Partner" has the meaning set forth in Section 4.2(e)(1).
           ------------------                               -----------------

          "Debt" means, as to any Person, as of any date of determination, (a)
           ----
all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, (d) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized and (e) all guarantees and other contingent obligations of such Person with respect to Debt of others.

          "Declaration of Trust" means the Declaration of Trust of the General
           --------------------
Partner filed with the Office of Assessments and Taxation of the State of
Maryland on [          ], as the same may be amended, supplemented or restated
from time to time.

          "Depreciation" means for each fiscal year or other period, an amount
           ------------
equal to the Federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the Federal income tax
                              --------  -------
depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

          "Dispose of" has the meaning set forth in Section 11.7(a).
           ----------                               ---------------

          "Effective Date" means the date of closing of the sale of Common
           --------------
Shares pursuant to that certain Underwriting Agreement among the General Partner and J.P. Morgan, Inc., as representative of the other underwriters participating in the initial public offering of the General Partner's Common Shares.

          "Events of Dissolution" has the meaning set forth in Section 13.1.
           ---------------------                               ------------

          "Exchange Act" has the meaning set forth in Section 4.2(e).
           ------------                               --------------

          "General Partner" means Cabot Industrial Trust, a Maryland real estate
           ---------------
investment trust, and its successors as a general partner of the Partnership in accordance with the terms of this Agreement.

          "General Partnership Interest" means a Partnership Interest held by
           ----------------------------
the General Partner that is a general partnership interest and includes any and all benefits to which the General Partner may be entitled and all obligations of the General Partner hereunder. A General Partnership Interest may be expressed as a number of Partnership Units.

          "IRS" means the Internal Revenue Service, which is charged with
           ---
administering the internal revenue laws of the United States.

          "Immediate Family" means, with respect to any natural Person, such
           ----------------
natural Person's spouse, parents, descendants, nephews, nieces, brothers, and sisters.

          "Incapacity" or "Incapacitated" means, (a) as to any individual
           ----------      -------------
Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate,
(b) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (c) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership's affairs, (d) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership, (e) as to any trust which is a Partner, the termination of the trust (but not the substitution of a new trustee), or (f) as to any Partner, the Bankruptcy of such Partner.

          "Indemnitee" means (a) any Person made a party to a proceeding by
           ----------
reason of his status as (i) the General Partner (including as a guarantor of any Partnership Debt) or (ii) an officer of the Partnership or a trustee or officer of the General Partner, and (b) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

          "Initial Limited Partner" means [                           ].
           -----------------------

          "Limited Partner" means any Person named as a Limited Partner on
           ---------------
Exhibit A, as such Exhibit may be amended from time to time, including any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

          "Limited Partnership Interest" means a Partnership Interest held by a
           ----------------------------
Limited Partner representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which such Limited Partner may be entitled and all obligations of such Limited Partner hereunder. A Limited Partnership Interest may be expressed as a number of Partnership Units.

          "Liquidating Transaction" means any sale or other disposition of all
           -----------------------
or substantially all of the assets of the Partnership or a related series of transactions that, taken together, results in the sale or other disposition of all or substantially all of the assets of the Partnership.

          "Liquidator" has the meaning set forth in Section 13.2.
           ----------                               ------------

          "Lock-up" has the meaning set forth in Section 11.7(a).
           -------                               ---------------

          "Lock-up Period" has the meaning set forth in Section 11.7(a).
           --------------                               ---------------

          "Net Income" means for any taxable period, the excess, if any, of the
           ----------
Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.4. Once an item of income, gain, loss or deduction
                   -----------
that has been included in the initial computation of Net Income is subjected to the special allocation rules in Sections 6.4 and 6.5, Net Income or the
                                ------------     ---
resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

          "Net Loss" means for any taxable period, the excess, if any, of the
           --------
Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with
Section 4.4.  Once an item of income, gain, loss or deduction that has been
-----------
included in the initial computation of Net Loss is subjected to the special allocation rules in Sections 6.4 and 6.5, Net Loss or the resulting Net Income,
                    ------------     ---
whichever the case may be, shall be recomputed without regard to such item.

          "New Securities" has the meaning set forth in Section 4.2(c).
           --------------                               --------------

          "Nonrecourse Built-in Gain" means, with respect to any Contributed
           -------------------------
Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.5(b) if such properties
                                               --------------
were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

          "Nonrecourse Deductions" has the meaning set forth in Regulations
           ----------------------
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations
Section 1.704-2(c).

          "Nonrecourse Liability" has the meaning set forth in Regulations
           ---------------------
Section 1.752-1(a)(2).

          "Notice of Conversion" means a Notice of Conversion substantially in
           --------------------
the form of Exhibit C.

          "Option Plans" means the option plans for Common Shares or Units, as
           ------------
the case may be, restricted share plans or employee benefit plans established by, or for the benefit of the employees of, the General Partner, the Partnership or Cabot Advisors or any other Subsidiary.

          "Original Partnership Agreement" has the meaning set forth in the
           ------------------------------
recitals hereto.

          "Partner" means individually, the General Partner or a Limited
           -------
Partner, and "Partners" means collectively, the General Partner and the Limited
              --------
Partners.

          "Partner Minimum Gain" means an amount, with respect to each Partner
           --------------------
Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

          "Partner Nonrecourse Debt" has the meaning set forth in Regulations
           ------------------------
Section 1.704-2(b)(4).

          "Partner Nonrecourse Deductions" has the meaning set forth in
           ------------------------------
Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

          "Partnership" means Cabot Industrial Properties, L.P., the limited
           -----------
partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

          "Partnership Interest" means an ownership interest in the Partnership
           --------------------
representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

          "Partnership Minimum Gain" has the meaning set forth in Regulations
           ------------------------
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

          "Partnership Record Date" means the record date established by the
           -----------------------
General Partner for the distribution of Available Cash pursuant to Section 5.1
                                                                   -----------
hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution, and also means any record date established by the General Partner in connection with any vote or consent of the Limited Partners pursuant to this Agreement.

          "Partnership Unit" or "Unit" means a fractional, undivided share of
           ----------------      ----
the Partnership Interests of all Partners issued pursuant to Sections 4.1 and
                                                             ------------
4.2, in such number as set forth on Exhibit A, as such Exhibit may be amended
---
from time to time. The ownership of Partnership Units may be evidenced by the form of non-transferable, non-negotiable certificate for units substantially in the form of Exhibit D.

          "Partnership Year" means the fiscal year of the Partnership, which
           ----------------
shall be the calendar year.

          "Percentage Interest" means, as to any Partner, its interest in the
           -------------------
Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified on Exhibit A, as such Exhibit may be amended from time to time.

          "Person" means an individual or a corporation, partnership, trust,
           ------
unincorporated organization, association or other entity.

          "Qualified Organization" means any "qualified organization" within the
           ----------------------
meaning of Section 514(c)(9)(C) of the Code.

          "Recapture Income" means any gain recognized by the Partnership
           ----------------
(computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

          "Redemption Amount" means an amount of cash per Partnership Unit equal
           -----------------
to the Value on the Valuation Date of the Common Shares that the Partner being redeemed would have been entitled to receive under Section 4.2(e).
                                                   --------------

          "Registration Rights and Lock-up Agreement" means that certain
           -----------------------------------------
Registration Rights and Lock-up Agreement dated as of the date hereof among the General Partner and the Persons identified as "Holders" on the signature pages thereto.

          "Regulations" means the Income Tax Regulations promulgated under the
           -----------
Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "REIT" means a real estate investment trust as defined under Section
           ----
856 of the Code.

          "Residual Gain" or "Residual Loss" means any item of gain or loss, as
           -------------      -------------
the case may be, of the Partnership recognized for Federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.5(b)(1)(i) or 6.5(b)(2)(i) to eliminate Book-Tax
            --------------------    ------------
Disparities.

          "704(c) Value" of any Contributed Property means the value of such
           ------------
property as set forth on Exhibit B, or if no value is set forth on Exhibit B, the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. Subject to Section 4.4, the General Partner shall
                                          -----------
use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Value of Contributed Properties among each separate property on a basis proportional to its fair market value.

          "Shares" means any Common Shares issued to a Limited Partner upon
           ------
conversion of its Units pursuant to Section 4.2(e).
                                    --------------

          "Specified Conversion Date" means the tenth Business Day after receipt
           -------------------------
by the General Partner of a Notice of Conversion; provided, however, that no
                                                  --------  -------
Specified Conversion Date shall occur before one year from the date of this Agreement without the consent of the General Partner except as provided in
Section 4.2(e).
--------------

          "Subsidiary" means, with respect to any Person, any corporation or
           ----------
other entity of which a majority of (a) the voting power of the voting equity securities or (b) the outstanding equity interests is owned, directly or indirectly, by such Person. With respect to the General Partner and the Partnership, "Subsidiary" shall include (without limitation) Cabot Advisors.

          "Substituted Limited Partner" means a Person who is admitted as a
           ---------------------------
Limited Partner to the Partnership pursuant to Section 11.4.
                                               ------------

          "Transaction" has the meaning set forth in Section 11.2(c).
           -----------                               ---------------

          "Unit Adjustment Factor" means the factor applied for converting
           ----------------------
Partnership Units to Common Shares, which shall initially be 1.0; provided,
                                                                  --------
however, that in the event that the General Partner (a) declares or pays a
-------
dividend on its outstanding Common Shares in Common Shares or makes a distribution to all holders of its outstanding Common Shares in Common Shares,
(b) subdivides its outstanding Common Shares, or (c) combines its outstanding Common Shares into a smaller number of Common Shares, the Unit Adjustment Factor shall be adjusted by multiplying the Unit Adjustment Factor by a fraction, the numerator of which shall be the number of Common Shares issued and outstanding on the record date (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Unit Adjustment Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          "Unrealized Gain" attributable to any item of Partnership property
           ---------------
means, as of any date of determination, the excess, if any, of (a) the fair market value of such property (as determined under Section 4.4) as of such date,
                                                   -----------
over (b) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section 4.4) as of such date.
            -----------

          "Unrealized Loss" attributable to any item of Partnership property
           ---------------
means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section
                                                                       -------
4.4) as of such date, over (b) the fair market value of such property (as
---
determined under Section 4.4) as of such date.
                 -----------

          "Valuation Date" means the date of receipt by the General Partner of a
           --------------
Notice of Conversion or, if such date is not a Business Day, the first Business Day thereafter.

          "Value" means, with respect to a Common Share, the average of the
           -----
daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (a) if the Common Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (b) if the Common Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or
(c) if the Common Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided, however, that if
                                                  --------  -------
there are no bid and asked prices reported during the 10 days prior to the date in question, the Value of the Common Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event a holder of Common Shares would be entitled to receive Common Share Rights, then the Value of such Common Share Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                   ARTICLE II
                             ORGANIZATIONAL MATTERS

     Section 2.1  Organization and Continuation; Application of Act.
                  -------------------------------------------------

           (a) Organization and Continuation of Partnership.  The General
               --------------------------------------------
     Partner and the Limited Partners do hereby continue, and ratify the formation of, the Partnership as a limited partnership according to all of the terms and provisions of this Agreement and otherwise in accordance with the Act. The General Partner is the sole general partner of the Partnership.

           (b) Application of Act.  The Partnership is a limited partnership
               ------------------
     subject to the provisions of the Act and the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. No Partner has any interest in any Partnership property, and the Partnership Interest of each Partner shall be personal property for all purposes.

     Section 2.2  Name.  The name of the Partnership is Cabot Industrial
                  ----
Properties, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.", "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners; provided, however, that the name
                                               --------  -------
of the Partnership may not be changed to include the name of any Limited Partner without the written consent of that Limited Partner.

     Section 2.3  Registered Office and Agent; Principal Office.  The address
                  ---------------------------------------------
of the registered office of the Partnership in the State of Delaware is located c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805-1297, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is the Corporation Service Company. The principal office of the Partnership is located at Two Center Plaza, Suite 200, Boston, Massachusetts 02108, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

     Section 2.4  Withdrawal.  The Initial Limited Partner hereby withdraws
                  ----------
from the Partnership.

      Section 2.5  Term.  The term of the Partnership commenced, and shall
                   ----
continue until December 31, 2097 unless it is dissolved sooner pursuant to the provisions of Article XIII or as otherwise provided by law.

                                  ARTICLE III
                                    PURPOSE

      Section 3.1  Purpose and Business.  The purpose and nature of the business
                   --------------------
to be conducted by the Partnership is (a) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, (b) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (c) to do anything necessary or incidental to the foregoing; provided, however, that each of the foregoing clauses (a), (b)
                  --------  -------
and (c) shall be limited and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the General Partner provides notice to the Partnership that it intends to cease or has ceased to qualify as a REIT and provided further, however, that each of the foregoing
                      -------- -------  -------
clauses (a), (b) and (c) shall be limited and conducted in such a manner as to permit the Partnership to qualify as a real estate operating company under U.S. Department of Labor Regulation Section 29 C.F.R. 2510.3-101(e) unless the General Partner has obtained an opinion of counsel that the Partnership is otherwise deemed not to hold "plan assets" under U.S. Department of Labor Regulation Section 29 C.F.R. 2510.3-101.

      Section 3.2  Powers.  The Partnership is empowered to do any and all acts
                   ------
and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership; provided, however, that the Partnership shall not take, or refrain from taking,
--------  -------
any action which, in the judgment of the General Partner, in its sole and absolute discretion, (a) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (b) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (c) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

                                  ARTICLE IV
                   CAPITAL CONTRIBUTIONS; ISSUANCE OF UNITS;
                               CAPITAL ACCOUNTS

      Section 4.1  Capital Contributions of the Partners.
                   -------------------------------------

           (a) Initial Capital Contributions.  At the time of the execution of
               -----------------------------
     this Agreement, the Partners shall make or shall have made the Capital Contributions set forth in Exhibit A to this Agreement, provided that the Initial Limited Partner does hereby
                        --------
     withdraw as the Initial Limited Partner upon the execution of this Agreement. The Partners shall own Partnership Units in the amounts set forth on Exhibit A and shall have a Percentage Interest in the Partnership as set forth on Exhibit A, which Percentage Interest shall be adjusted on Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, conversions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner's Percentage Interest. The Partnership Units held by the General Partner shall at all times be deemed to be General Partner units and shall constitute the General Partnership Interest.

          (b) Additional Capital Contributions.
              --------------------------------

               (1)  No Partner shall be assessed or, except as provided for in

          Sections 4.1(b)(2) and 13.3(b) below and except for any such amounts
          -------- ---------     -------
          which a Limited Partner may be obligated to repay under Section 10.5,
                                                                  ------------
          be required to contribute additional funds or other property to the Partnership. Any additional funds or other property required by the Partnership, as determined by the General Partner in its sole discretion, may, at the option of the General Partner and without an obligation to do so (except as provided for in Section 4.1(b)(2) and
                                                         -----------------
          Section 13.3(b) below), be contributed by the General Partner as
          ---------------
          additional Capital Contributions. If and as the General Partner or any other Partner makes additional Capital Contributions to the Partnership, each such Partner shall receive additional Partnership Units as provided for in Section 4.2.
                                   -----------

               (2)  Except to the extent provided in Section 7.5 below relating
                                                     -----------
          to interests in Partnership properties held directly by the Partnership or through Subsidiaries, the net proceeds of any and all funds raised by or through the General Partner through the issuance of additional shares of the General Partner (whether Common Shares or preferred shares) shall be contributed to the Partnership as additional Capital Contributions, and in such event the General Partner shall be issued additional Partnership Units pursuant to

          Section 4.2 below.
          -----------

          (c) Return of Capital Contributions.  Except as otherwise expressly
              -------------------------------
     provided herein, the Capital Contribution of each Limited Partner will be returned to that Partner only in the manner and to the extent provided in
     Article V and Article XIII hereof, and no Partner may withdraw from the Partnership or otherwise have any right to demand or receive the return of its Capital Contribution to the Partnership (as such), except as specifically provided herein. Under circumstances requiring a return of any Capital Contribution, no Partner shall have the right to receive property other than cash, except as specifically provided herein. No Partner shall be entitled to interest on any Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Partners. Except as specifically provided herein, the General Partner shall not be liable for the return of any portion of the Capital Contribution of any Limited Partner, and the return of such Capital Contributions shall be made solely from Partnership assets.

           (d) Liability of Limited Partners.  No Limited Partner shall have any
               -----------------------------
     further personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Partnership, nor shall any Limited Partner be personally liable for any obligations of the Partnership, except as otherwise provided in this Article IV or in the Act. No Limited Partner shall be required to make any contributions to the capital of the Partnership other than its Capital Contribution.

     Section 4.2  Issuances of Additional Partnership Interests.
                  ---------------------------------------------

           (a) Issuance to Other Than the General Partner.  The General Partner
               ------------------------------------------
     is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (other than issuances to the General Partner, which issuances are governed by Section 4.2(b)) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners except to the extent provided herein; provided, however, that the
                                           --------  -------
     Partnership also may from time to time issue to third parties additional Partnership Interests (other than any such issuance to the General Partner which is governed by Sections 4.2(b) and 4.2(c)) in one or more classes, or
                          -------- ------     ------
     one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, subject to Delaware law, including, without limitation, with respect to (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions, and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership, provided further however,
                                                     ------------------------
     that any issuance of any classes as provided in the foregoing proviso, made or authorized to be made prior to the first anniversary of the Effective Date shall be permitted only with the Consent of the Limited Partners holding a majority of the Percentage Interests of the Limited Partners.

           (b) Issuance to the General Partner.  The Partnership also may from
               -------------------------------
     time to time issue to the General Partner additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner, subject to Delaware law, including, without limitation, with respect to (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions, and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that (x) the additional
                                     --------  -------
     Partnership Interests are issued in connection with an issuance of shares of the General Partner, which shares have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this
     Section 4.2(b), and (y) the General Partner shall make a Capital
     --------------
     Contribution to the Partnership (1) in an amount equal to the net proceeds raised in connection with the issuance of such shares of the General Partner in the event such shares are sold for cash or cash equivalents or
     (2) in the form of the property received in consideration for such shares, in the event such shares are issued in consideration for other property.

           (c) Issuance of Additional Common Shares.  The General Partner is
               ------------------------------------
     explicitly authorized to issue additional Common Shares or preferred Shares of Beneficial Interest of the General Partner, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares ("New Securities") and in connection
                                     --------------
     therewith (i) the General Partner shall cause the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the New Securities, and
     (ii) the General Partner shall contribute the net proceeds from, or the property received in consideration for, the issuance of such New Securities and from the exercise of rights contained in such New Securities to the Partnership. In connection with the issuance of Partnership Interests which are substantially similar to New Securities, the General Partner is authorized to modify or amend the distributions or allocations hereunder solely to the extent necessary to give effect to the designations, preferences and other rights pertaining to such Partnership Interests.

           (d) Issuance Pursuant to Option Plans.
               ---------------------------------

               (1) Upon the exercise of an option granted by the General Partner for Common Shares, the General Partner shall cause the Partnership to issue to the General Partner one Partnership Unit for each Common Share acquired upon such exercise pursuant to the Option Plans, and the General Partner shall contribute to the Partnership the net proceeds received upon such exercise (it being understood that the General Partner may issue Common Shares in connection with the Option Plans without receiving a specified amount of proceeds and that the issuance of such

           Common Shares shall nonetheless entitle the General Partner to additional Partnership Units).

               (2) The General Partner shall cause the Partnership to issue Partnership Units to employees of the Partnership upon the exercise by any such employees of an option to acquire Partnership Units granted by the Partnership pursuant to the Option Plans in accordance with the terms of the Option Plans. Partnership Units so issued shall represent Limited Partnership Interests.

               (3) The General Partner shall cause the Partnership to issue Partnership Units to any Subsidiary upon the exercise by an employee of such Subsidiary of an option to acquire Partnership Units granted by such Subsidiary pursuant to the Option Plans, and such Subsidiary shall transfer to the Partnership the price per Partnership Unit required by the Option Plans to be paid by Subsidiaries. Partnership Units issued to any such Subsidiary shall represent Limited Partnership Interests.

          (e)  Conversion of Units.
               -------------------

               (1) Subject to the further provisions of this Section 4.2(e) and
                                                             --------------
          the provisions of Sections 8.6 and 11.7, beginning one year after the
                            ------------     ----
          Effective Date or earlier with the written consent of the General Partner (except as otherwise contractually restricted), the General Partner hereby grants to each Limited Partner the right (the

          "Conversion Right") to exchange any or all of the Partnership Units
          -----------------
          held by that Partner for Common Shares, with one Partnership Unit being exchangeable for one Common Share; provided, however, that in
                                                   --------  -------
          the event the General Partner issues to all holders of Common Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase Common Shares, or any other securities or property (collectively, the "Common Share
                                                                  ------------
          Rights") then (except to the extent such rights have already been
          ------
          reflected in an adjustment to the Unit Adjustment Factor as provided in Section 4.2(e)(2) below) the Converting Partner shall also be
             -----------------
          entitled to receive such Common Share Rights that a holder of that number of Common Shares would be entitled to receive. The Conversion Right may be exercised by a Limited Partner (a "Converting Partner")
                                                          ------------------
          at any time beginning one year after the Effective Date (or earlier upon the written consent of the General Partner) and from time to time by delivering a Notice of Conversion to the General Partner not less than ten (10) days prior to such exchange. The General Partner shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the exchange of Partnership Units for Common Shares, such number of Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Partnership Units not owned by the General Partner. No Limited

          Partner shall, solely by virtue of being the holder of one or more Partnership Units, be deemed to be a shareholder of or have any other interest in the General Partner.

               (2) In the event of any change in the Unit Adjustment Factor, the number of Partnership Units held by each Partner shall be proportionately adjusted by multiplying the number of Partnership Units held by such Partner immediately prior to the change in the Unit Adjustment Factor by the new Unit Adjustment Factor; the intent of this provision is that one Partnership Unit remains exchangeable for one Common Share without dilution. In the event the General Partner issues any Common Shares in exchange for Partnership Units pursuant to this Section 4.2(e), any such Partnership Units so acquired by the
               --------------
          General Partner shall immediately thereafter be canceled by the Partnership and the Partnership shall issue to the General Partner new Partnership Units pursuant to Section 4.2(c) hereof. Each Converting
                                        --------------
          Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Common Shares upon exercise of the Conversion Right. Notwithstanding the foregoing provisions of this Section 4.2(e), a Limited Partner shall not have
                             --------------
          the right to exchange Partnership Units for Common Shares if (i) in the opinion of counsel for the General Partner, the General Partner would, as a result thereof, no longer qualify (or it would be more likely than not that the General Partner no longer would qualify) as a REIT; or (ii) such exchange would in the opinion of counsel for the General Partner, constitute or be more likely than not to constitute a violation of applicable securities laws.

      Section 4.3  No Preemptive Rights.  Except as specifically provided in
                   --------------------
this Agreement, no Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions or loans to the Partnership, or (b) issuance or sale of any Partnership Units.

      Section 4.4  Capital Accounts of the Partners.
                   --------------------------------

          (a) General.  The Partnership shall maintain for each Partner a
              -------
     separate Capital Account in accordance with the rules of Regulations
     Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (a) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (b) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 4.4(b) hereof and allocated to such Partner
                     --------------
     pursuant to Sections 6.1 through Section 6.4 of the Agreement, and
                 ------------         -----------
     decreased by (i) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (ii) all items of Partnership deduction and loss computed in accordance with Section 4.4(b) hereof and allocated to such
                                 --------------
     Partner pursuant to Sections 6.1 through Section 6.4 of the Agreement.
                         ------------         -----------

          (b)  Income, Gains, Deductions and Losses.  For purposes of computing
               ------------------------------------
     the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for Federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

               (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership.

               (2) The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for Federal income tax purposes.

               (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

               (4) In lieu of the depreciation, amortization, and other cash recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

               (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 4.4(d) hereof, the amount of any such
                               --------------
          adjustment shall be taken into account as gain or loss from the disposition of such asset.

               (6)  Any items specially allocated under Section 6.5 hereof shall
                                                        -----------
          not be taken into account.

          (c)  Transfers of Partnership Units.  A transferee of a Partnership
               ------------------------------
     Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

          (d)  Unrealized Gains and Losses.
               ---------------------------

               (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 4.4(d)(2), the Carrying
                                             -----------------
          Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in

          Section 4.4(d)(2) hereof, as if such Unrealized Gain or Unrealized
          -----------------
          Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.
                                -----------

               (2)  Such adjustments shall be made as of the following times:
          (i) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) immediately prior to the
                 ----------
          distribution by the Partnership to a Partner of more than a de minimis
                                                                      ----------
          amount of Property as consideration for an interest in the Partnership; and (iii) immediately prior to the liquidation of the Partnership or the General Partner's interest in the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g);

          provided, however, that adjustments pursuant to clauses (a) and (b)
          --------  -------
          above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

               (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Values of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

               (4) In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to
          Article XIII of this Agreement, be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

          (e)  Modification by General Partner.  The provisions of this
               -------------------------------
     Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or any Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification; provided,
                                                                  --------
     however, that it will not have a material effect on the amounts
     -------
     distributable to any Person pursuant to Article XIII of this Agreement upon the liquidation of the Partnership. The General Partner also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and
     (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                                   ARTICLE V
                                 DISTRIBUTIONS

     Section 5.1  Requirement and Characterization of Distributions.  The
                  -------------------------------------------------
General Partner shall distribute not less frequently than quarterly an amount equal to 100% of Available Cash generated by the Partnership during such quarter to the Partners who are Partners on the Partnership Record Date with respect to such quarter (i) first, with respect to any class of Partnership Interests issued pursuant to Section 4.2(b) which are entitled to a preference over
                   --------------
Partnership Units on the distribution of Available Cash (and within and among such classes, in order of the preferences designated therein and pro rata among any such classes), and (ii) thereafter, in accordance with their respective Percentage Interests on such Partnership Record Date; provided, however, that in
                                                      --------  -------
no event may a Partner receive a distribution of Available Cash with respect to a Unit if such Partner is entitled to receive a dividend from the General Partner which is derived from a distribution of Available Cash to the General Partner with respect to a Common Share for which such Unit has been redeemed or exchanged.

     Section 5.2 Amounts Withheld. All amounts withheld pursuant to the Code or
                 ----------------
any provisions of any state or local tax law and Section 10.5 hereof with
                                                 ------------
respect to any allocation, payment or distribution to the General Partner, or any Limited Partners or Assignees shall be treated as amounts distributed to the General Partner or such Limited Partners, or Assignees pursuant to Section 5.1
                                                                   -----------
for all purposes under this Agreement.

     Section 5.3  Distributions Upon Liquidation.  Proceeds from a Liquidating
                  ------------------------------
Transaction shall be distributed to the Partners in accordance with Section
                                                                    -------
13.2.
----

                                  ARTICLE VI
                                  ALLOCATIONS

     Section 6.1  Allocations for Capital Account Purposes Other than the
                  -------------------------------------------------------
Taxable Year of Liquidation.  For purposes of maintaining the Capital Accounts
---------------------------
and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.4 hereof) shall be allocated among the Partners for each taxable
     -----------
year (or portion thereof) as provided herein below.

           (a) Net Income.  After giving effect to the special allocations set
               ----------
     forth in Section 6.2 through Section 6.4 below, Net Income shall be
              -----------         -----------
     allocated (i) first, to the General Partner to the extent that, on a cumulative basis, Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1(b) exceed Net Income
                                      --------------
     previously allocated to the General Partner pursuant to this clause (a) of
     Section 6.1(a), and (ii) thereafter, Net Income shall be allocated to the
     --------------
     Partners in accordance with their respective Percentage Interests.

           (b) Net Losses.  After giving effect to the special allocations set
               ----------
     forth in Section 6.2 through Section 6.4 below, Net Losses shall be
              -----------         -----------
     allocated to the Partners in accordance with their respective Percentage Interests; provided, however, that Net Losses shall not be allocated to any
                --------  -------
     Limited Partner pursuant to this Section 6.1(b) to the extent that such
                                      --------------
     allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitations set forth in the preceding sentence of this Section 6.1(b)
                                                             --------------
     shall be allocated to the General Partner.

           (c) Nonrecourse Liabilities.  For purposes of Regulations Section
               -----------------------
     1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

           (d) Gains.  Any gain allocated to the Partners upon the sale or other
               -----
     taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to
     Section 6.4 below, be characterized as Recapture Income in the same
     -----------
     proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income, all in such a manor consistent with Regulation
     Section 1.1245-1.

          (e) Override.  Notwithstanding Section 6.1(a) or Section 6.1(b), if
              --------
     any Qualified Organization or the General Partner would be allocated an amount of aggregate Net Income for any taxable year of the Partnership that would cause its percentage share of aggregate Net Income for such taxable year of the Partnership to exceed its Percentage Interest for the taxable year of the Partnership, an amount of Net Income that would otherwise be allocated to such Qualified Organization or the General Partner shall instead be allocated to such other Partners in the amount required to cause the Net Income allocable to such Qualified Organization or the General Partner to not exceed each such Partners' Percentage Interest for such taxable year of the Partnership, and in subsequent fiscal years, an amount of Net Income otherwise allocable to such other Partners shall instead be allocated to such Qualified Organization and the General Partner to the maximum extent possible consistent with this Section 6.1(e) until the amount of Net Income previously allocated to such other Partners pursuant to this Section 6.1(e) have been reallocated to such Qualified Organization and the General Partner.

          Section 6.2  Allocations for Capital Account Purposes in the Taxable
                       -------------------------------------------------------
     Year of Liquidation.
     -------------------

     (a) In General.  Subject to Sections 6.3 and 6.4, the Net Income and Net
         ----------
Loss of the Partnership for the taxable year of liquidation of the Partnership shall be allocated prior to the final liquidating distributions of the Partnership and shall be allocated first to eliminate all negative balances in any Partner's Adjusted Capital Account Deficit and then, to the extent possible, in a manner such that the Capital Accounts of the Partners immediately prior to such final liquidating distributions are equal to the amount which would have been distributable to the Partners under Section 5.1 if such distributions were to be governed by Section 5.1. Notwithstanding the preceding sentence, actual distributions made subsequent to the allocations under this Section 6.2 shall be made pursuant to Section 5.3.

     (b)  Override.  Notwithstanding Section 6.2(a), if any Qualified
          --------
Organization or the General Partner would be allocated an amount of Net Income for any taxable year of the Partnership ending on the liquidation date of the Partnership that would cause its percentage share of Net Income for such taxable year of the Partnership to exceed its Percentage Interest for such taxable year of the Partnership, an amount of Net Income that would otherwise be allocated to such Qualified Organization or the General Partner shall instead be allocated to such other Partners in the amount required to cause the Net Income allocable to such Qualified Organization or the General Partner to not exceed its Percentage Interest for such taxable year of the Partnership.

     Section 6.3  Additional Allocations.
                  ----------------------

     Notwithstanding anything to the contrary in this Agreement, all allocations under this Agreement shall be adjusted insofar as may be required to enable the Partnership to meet the requirements of Section 514(c)(9)(E) of the Code and the Regulations thereunder so that all allocations hereunder have "substantial economic effect" within the meaning of Section 704(b)(2) of the Code and so that, as to each Partner which is a Qualified Organization and the General Partner,

     (a) each such Partner's percentage share of the Partnership's "overall partnership income" (within the meaning of Section 514(c)(9)(E)(i)(I) of the Code and Regulation Section 1.514(c)-2) shall not, for any taxable year of the Partnership, be greater than the percentage then applicable to such Partner pursuant to Section 5.1 hereof, and

     (b) each such Partner's percentage share of the Partnership's "overall partnership loss" (within the meaning of Section 514(c)(9)(E)(i)(I) of the Code and Regulation Section 1.514(c)-2) shall not, for any taxable year of the Partnership, be less than the percentage then applicable to such Partner pursuant to Section 5.1 hereof.

     Section 6.4  Special Allocation Rules.  Notwithstanding any other
                  ------------------------
provision of this   Agreement, the following special allocations shall be made in the following order:

          (a)  Minimum Gain Chargeback.  Notwithstanding any other provisions of
               -----------------------
     Article VI, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 6.4(a)
                                                                 --------------
     is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 6.4(a)
                                                             --------------
     only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement
                                                -----------
     with respect to such fiscal year and without regard to any decrease in Partner Minimum Gain during such fiscal year.

          (b)  Partner Minimum Gain Chargeback.  Notwithstanding any other
               -------------------------------
     provision of Article VI (except Section 6.2(a) hereof), if there is a net
                                     --------------
     decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with

     Regulations Section 1.704-2(i)(4). This Section 6.4(b) is intended to
                                             --------------
     comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 6.4(b), each Partner's Adjusted Capital Account
                      --------------
     Deficit shall be determined prior to any other allocations pursuant to
     Article VI of this Agreement with repsect to such fiscal year, other than allocations pursuant to Section 6.4(a) hereof.
                             --------------

          (c)  Qualified Income Offset.  In the event any Partner unexpectedly
               -----------------------
     receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
     1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 6.4(a) and 6.4(b) hereof, such Partner has an
                    ---------------     ------
     Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

          (d)  Nonrecourse Deductions.  Nonrecourse Deductions for any taxable
               ----------------------
     period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio which does satisfy such requirements.

          (e)  Partner Nonrecourse Deductions.  Any Partner Nonrecourse
               ------------------------------
     Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

          (f)  Code Section 754 Adjustments.  To the extent an adjustment to the
               ----------------------------
     adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

     Section 6.5 Allocations for Tax Purposes.
                 ----------------------------

          (a)  General.  Except as otherwise provided in this Section 6.5, for
               -------                                        -----------
     Federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.1 and 6.4 of this Agreement.
     ------------     ---

          (b)  To Eliminate Book-Tax Disparities.  In an attempt to eliminate
               ---------------------------------
     Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for Federal income tax purposes among the Partners as follows:

               (1) (i) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code in a manner that takes into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution, and (ii) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Sections 6.1 and 6.4 of this Agreement.
                      ------------     ---

               (2)  (i)  In the case of an Adjusted Property, such items shall
          (A) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code in a manner to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.4 and (B)
                                                           -----------
          second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with
          Section 6.5(b)(1)(i), and (ii) any item of Residual Gain or Residual
          --------------------
          Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Sections 6.1 and 6.5 of this Agreement.
                                        ------------     ---

               (3) All other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Sections 6.1 and
                                                               ------------
          6.4 of this Agreement.
          ---

          (c)  Power of General Partner to Elect Method.  To the extent Treasury
               ----------------------------------------
     Regulations promulgated pursuant to Section 704(c) of the Code permit a partnership to utilize alternative methods to eliminate the disparities between the agreed value of property and its adjusted basis, the General Partner shall have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners.

                                  ARTICLE VII
                     MANAGEMENT AND OPERATIONS OF BUSINESS

     Section 7.1    Management.
                    ----------

          (a)  Powers of General Partner.  Except as otherwise expressly
               -------------------------
     provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. Notwithstanding anything to the contrary in this Agreement, the General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power
                                     -----------
     and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section
        -----------                                                    -------
     3.1 hereof including, without limitation:
     ---

               (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner qualifies as a REIT) to avoid the payment of any Federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

               (2) using its best efforts to undertake the active management and development of the real property held by the Partnership in a manner so that the Partnership (unless it has been determined that the Partnership otherwise does not hold "plan assets") continues to qualify as a real estate operating company under U.S. Department of Labor Regulation Section 29 C.F.R. 2510-3.101(e) including obtaining an opinion of recognized counsel to such effect no more frequently than annually, if so requested by any Limited Partner;

               (3) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

               (4) the acquisition, disposition, sale, conveyance, mortgage, pledge, encumbrance, hypothecation, contribution or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity on such terms as the General Partner deems proper;

               (5) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment and the making of capital contributions to its Subsidiaries, the holding of any real, personal and mixed property of the Partnership in the name of the Partnership or in the name of a nominee or trustee (subject to Section 7.10), the creation, by grant
                                         ------------
          or otherwise, of easements or servitudes, and the performance of any and all acts necessary or appropriate to the operation of the Partnership assets including, but not limited to, applications for rezoning, objections to rezoning, constructing, altering, improving, repairing, renovating, rehabilitating, razing, demolishing or condemning any improvements or property of the Partnership;

               (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments (including with Affiliates of the Partnership to the extent provided in Section 7.6) that the
                                                       -----------
          General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement including, without limitation, the execution and delivery of leases on behalf of or in the name of the Partnership (including the lease of Partnership property for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others);

               (7) the opening and closing of bank accounts, the investment of Partnership funds in securities, certificates of deposit and other instruments, and the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

               (8) the selection and dismissal of employees of the Partnership or the General Partner (including, without limitation, employees having titles such as "president", "vice president", "secretary" and "treasurer"), and the engagement and dismissal of agents, outside attorneys, accountants, engineers, appraisers, consultants, contractors and other professionals on behalf of the General Partner or the Partnership and the determination of their compensation and other terms of employment or hiring;

               (9) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

               (10) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contribution of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

               (11) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

               (12) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

               (13) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt;

               (14) the execution, acknowledgment and delivery of any and all documents and instruments to effectuate any or all of the foregoing; and

               (15) the issuance of Partnership Units to any Subsidiary which may be necessary for such Subsidiary to satisfy such Subsidiary's obligations under the Option Plans, in exchange for the transfer to the Partnership by such Subsidiary of the price per Partnership Unit required by the Option Plans to be paid by Subsidiaries.

          (b)  No Approval Required for Above Powers.  Except as expressly
               -------------------------------------
     provided in this Agreement (including, without limitation, the last sentence of this Section 7.1(b)), each of the Limited Partners agrees that
                      ---------------
     the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity. Notwithstanding the foregoing, the General Partner agrees that it will not take any of the following actions at any time prior to the first anniversary of the Effective Date without the Consent of Limited Partners holding a majority of the outstanding Limited Partnership Interests: (i) a merger, consolidation or share exchange of the General Partner and requiring the approval of the General Partner's shareholders or any merger, consolidation or partnership interest exchange of the Partnership; (ii) a sale, lease, transfer or other disposition of all of substantially all of the General Partner's assets requiring the approval of the General Partner's shareholders, a sale, lease, transfer or other disposition of all or substantially all of the Partnership's assets, or any election to dissolve the General Partner requiring the approval of the General Partner's shareholders; or (iii) an amendment to the Declaration of Trust requiring the approval of the General Partner's shareholders.

           (c) Insurance.  At all times from and after the date hereof, the
               ---------
     General Partner may cause the Partnership to obtain and maintain casualty, liability and other insurance on the properties of the Partnership and liability insurance for the Indemnitees hereunder. The right to procure such insurance on behalf of the Indemnities shall in no way mitigate or otherwise affect the right of any such Indemnitee to indemnification under
     Section 7.7.
     -----------

           (d) Working Capital Reserves.  At all times from and after the date
               ------------------------
     hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

           (e) No Obligation to Consider Tax Consequences to Limited Partners.
               --------------------------------------------------------------
     In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

           (f) Loss of REOC Status.  If the General Partner becomes aware that
               -------------------
     the Partnership may not qualify as a real estate operating company under Department of Labor Regulation Section 29 C.F.R. 2510-3.101(e), it shall notify the Limited Partners and, at the request of any affected Limited Partner, shall meet with any affected Limited Partner upon not less than 10 days advance notice to consider alternatives in a good faith effort to address the situation.

     Section 7.2   Certificate of Limited Partnership.  To the extent that such
                   ----------------------------------
action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5(a)(4) hereof, the General Partner shall not be
             -----------------
required, before or after filing, to deliver or mail a copy of the Certificate, as it may be amended or restated from time to time, to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and any other jurisdiction in which the Partnership may elect to do business or own property.

     Section 7.3   Restrictions on General Partner's Authority.  The General
                   -------------------------------------------
Partner may not, without the written Consent of all of the Limited Partners, take any action in contravention of this Agreement including, without limitation:

          (a) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement (provided that this restriction shall not be deemed to restrict the sale, lease, transfer or disposition of all or substantially all of the Partnership's assets as may otherwise be provided herein);

          (b) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

          (c) admit a Person as a Partner, except as otherwise provided in this Agreement; or

          (d) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act.

     Section 7.4   Responsibility for Expenses.
                   ---------------------------

           (a) No Compensation.  Except as provided in this Section 7.4 and
               ---------------                              -----------
     elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

           (b)     Responsibility for Ownership and Operation Expenses.  The
                   ---------------------------------------------------
     Partnership shall be responsible for and shall pay all expenses relating to the Partnership's ownership of its assets, and the operation of, or for the benefit of, the Partnership, and the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the Partnership's ownership of its assets and the operation of, or for the benefit of, the Partnership; provided, however, that the amount of any such
                                  --------  -------
     reimbursement shall be reduced by any interest or other amounts earned by the General Partner with respect to bank accounts or other instruments held by it as permitted in Section 7.5(a). Such reimbursements shall be in
                           --------------
     addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7 hereof.
                                 -----------

           (c)     Responsibility for Organization Expenses. The Partnership
                   ----------------------------------------
     shall be responsible for and shall pay all expenses incurred relating to the organization of the Partnership.

     Section 7.5   Outside Activities of the General Partner.
                   -----------------------------------------

           (a)     General. The General Partner shall not directly or indirectly
                   -------
     enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner or Limited Partner and the management of the business of the Partnership, and such activities as are incidental thereto. The General Partner shall not incur any Debt other than that for which it may be liable in its capacity as General Partner of the Partnership (and other than any guarantee of Partnership Debt) or other assets provided below. The General Partner shall not own any assets other than Partnership Interests (except for certain interests in Partnership properties held directly by the General Partner or which have been caused by the General Partner to be contributed to or purchased by Subsidiaries (including qualified REIT subsidiaries, as defined in Section 856(i) of the Code, of the General Partner), which interests shall not exceed 1% of the aggregate economic interests of any property) and other than such bank accounts or similar instruments as it deems necessary to carry out its responsibilities contemplated under this Agreement and the Declaration of Trust. The General Partner and Affiliates of the General Partner may acquire Limited Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partnership Interests.

           (b) Purchase of Common Shares.  In the event the General Partner
               -------------------------
     exercises its rights under Article 3 of the Declaration of Trust to purchase Common Shares, then the General Partner shall cause the Partnership to purchase from it an equal number of

     Partnership Units (after application of the Unit Adjustment Factor) on the same terms that the General Partner purchased such Common Shares.

     Section 7.6   Contracts with Affiliates.
                   -------------------------

           (a)     Loans. The General Partner may cause the Partnership to lend
                   -----
     or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

           (b)     Transfers of Assets. Except as provided in Section 7.5(a),
                   -------------------                         --------------
     the General Partner may cause the Partnership to transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

           (c)     Contracts With General Partner.  After the Effective Date and
                   ------------------------------
     except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party in connection therewith.

           (d)     Employee Benefit Plans.  The General Partner, in its sole and
                   ----------------------
     absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership's Subsidiaries, including any such plan which requires the Partnership, the General Partner or any of the Partnership's Subsidiaries to issue or transfer Partnership Units to employees.

     Section 7.7   Indemnification.
                   ---------------

           (a)     General. The Partnership shall indemnify an Indemnitee from
                   -------
     and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7(a). The
                                                         --------------
     termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7(a). Any
                                               --------------
     indemnification pursuant to this Section 7.7 shall be made only out of the
                                      -----------
     assets of the Partnership.

           (b) In Advance of Final Disposition.  Reasonable expenses incurred by
               -------------------------------
     an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (a) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this
     Section 7.7 has been met, and (b) a written undertaking by or on behalf of
     -----------
     the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

           (c) Non-Exclusive Section.  The indemnification provided by this
               ---------------------
     Section 7.7 shall be in addition to any other rights to which an Indemnitee
     -----------
     or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

           (d) Insurance.  The Partnership may purchase and maintain insurance,
               ---------
     on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement. The right to procure such insurance on behalf of the Indemnitees shall in no way mitigate or otherwise affect the right of any Indemnities to indemnification under this Section 7.7.
                                                            -----------

           (e) Employee Benefit Plans.  For purposes of this Section 7.7, the
               ----------------------                        -----------
     Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7(a); and actions taken or omitted by the Indemnitee with
        --------------
     respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

           (f)     No Personal Liability for Limited Partners. In no event may
                   ------------------------------------------
     an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

           (g)     Interested Transactions.  An Indemnitee shall not be denied
                   -----------------------
     indemnification in whole or in part under this Section 7.7 because the
                                                    -----------
     Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

           (h)     Binding Effect. The provisions of this Section 7.7 are for
                   --------------                         -----------
     the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

      Section 7.8  Liability of the General Partner.
                   --------------------------------

           (a)     General. Notwithstanding anything to the contrary set forth
                   -------
     in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission, unless (i) the General Partner actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit in money, property or services actually received), or (ii) the General Partner's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

           (b)     No Obligation to Consider Interests of Limited Partners.  The
                   -------------------------------------------------------
     Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions which the General Partner has undertaken in good faith on behalf of the Partnership, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, unless
     (i) the General Partner actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit in money, property or services actually received), or (ii) the General Partner's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

           (c)     Acts of Agents. Subject to its obligations and duties as
                   --------------
     General Partner set forth in Section 7.1(a) hereof, the General Partner may
                                  --------------
     exercise any of the powers granted
     to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

           (d)     Effect of Amendment. Any amendment, modification or repeal of
                   -------------------
     this Section 7.8 or any provision hereof shall be prospective only and
          -----------
     shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section
                                                                      -------
     7.8 as in effect immediately prior to such amendment, modification or
     ---
     repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

           (e)     Limitation of Liability of Shareholders and Officers of the
                   -----------------------------------------------------------
     General Partner. ANY OBLIGATION OR LIABILITY WHATSOEVER OF THE GENERAL
     ---------------
     PARTNER WHICH MAY ARISE AT ANY TIME UNDER THIS AGREEMENT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER INSTRUMENT, TRANSACTION OR UNDERTAKING CONTEMPLATED HEREBY SHALL BE SATISFIED, IF AT ALL, OUT OF THE GENERAL PARTNER'S ASSETS ONLY. NO SUCH OBLIGATION OR LIABILITY SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PROPERTY OF ANY OF ITS SHAREHOLDERS, TRUSTEES, OFFICERS, EMPLOYEES OR AGENTS, REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE.

     Section 7.9   Other Matters Concerning the General Partner.
                   --------------------------------------------

           (a)     Reliance on Documents. The General Partner may rely and shall
                   ---------------------
     be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

           (b)     Reliance on Consultants and Advisers. The General Partner may
                   ------------------------------------
     consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

           (c)     Action Through Officers and Attorneys. The General Partner
                   -------------------------------------
     shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

           (d)     Actions to Maintain REIT Status or Avoid Taxation of General
                   ------------------------------------------------------------
     Partner. Notwithstanding any other provisions of this Agreement or the Act,
     -------
     any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to avoid the General Partner incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

     Section 7.10 Title to Partnership Assets.  Title to Partnership assets,
                  ---------------------------
whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby covenants, declares and warrants that any Partnership assets as to which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the
                                                     --------  -------
General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

      Section 7.11 Reliance by Third Parties.  Notwithstanding anything to the
                   -------------------------
contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the

Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                  ARTICLE VII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

      Section 8.1  Limitation of Liability.  The Limited Partners shall have no
                   -----------------------
liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.
          ------------

      Section 8.2  Management of Business.  No Limited Partner or Assignee
                   ----------------------
(other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

      Section 8.3  Outside Activities of Limited Partners.  Subject to any
                   --------------------------------------
agreements entered into pursuant to Section 7.6(e) hereof and subject to any
                                    --------------
other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, the following rights shall govern outside activities of Limited Partners: (a) any Limited Partner (other than the General Partner) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership; (b) neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee; (c) none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, other than the General Partner, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person; (d) the fact that a Limited Partner may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of real or personal property and may take advantage of such opportunities himself or introduce such opportunities to entities in which it has or has not any interest, shall not subject such Partner to liability to the Partnership or any of the other Partners on account of the lost opportunity; and (e) except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to prohibit a Limited Partner or any Affiliate of a Limited Partner from dealing, or otherwise engaging in business, with Persons transacting business with the Partnership or from providing services relating to the purchase, sale, rental, management or operation of real or personal property (including real estate brokerage services) and receiving compensation therefor, from any Persons who have transacted business with the Partnership or other third parties.

      Section 8.4  Priority Among Limited Partners.  No Partner (Limited or
                   -------------------------------
General) or Assignee shall have priority over any other Partner (Limited or General) or Assignee either as to the return of Capital Contributions or otherwise expressly provided in this Agreement, as to profits, losses or distributions.

      Section 8.5  Rights of Limited Partners Relating to the Partnership.
                   ------------------------------------------------------

           (a)     Copies of Business Records. In addition to other rights
                   --------------------------
     provided by this Agreement or by the Act, and except as limited by Section
                                                                        -------
     8.5(c) hereof, each Limited Partner shall have the right, for a purpose
     ------
     reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

                   (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934, as amended;

                   (2) to obtain a copy of the Partnership's Federal, state and local income tax returns for each Partnership Year;

                   (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

                   (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

                   (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a partner.

           (b)     Notification of Changes in Unit Adjustment Factor.  The
                   -------------------------------------------------
     Partnership shall notify each Limited Partner in writing of any change made to the Unit Adjustment Factor within 10 Business Days of the date such change becomes effective.

           (c)     Confidential Information. Notwithstanding any other provision
                   ------------------------
     of this Section 8.5, the General Partner may keep confidential from the
             -----------
     Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any Partnership information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

           (d)     Debt Allocation. C-M Holdings L.P. shall have the option, to
                   ---------------
     the extent of indebtedness available for such purpose, of guaranteeing on a "bottom dollar basis," an amount of indebtedness of the Partnership or any successor thereto, as is necessary from time to time to provide an allocation of debt to C-M Holdings L.P. equal to the amount of debt then required to be allocated to C-M Holdings L.P. to enable C-M Holdings L.P. to avoid recognizing gain pursuant to Section 731(a)(1) of the Code as a result of a deemed distribution of money to C-M Holdings L.P. pursuant to
     Section 752(b) of the Code.

     Section 8.6   Redemption Right.
                   ----------------

           (a)     General. Notwithstanding the provisions of Section 4.2(e),
                   -------                                     --------------
     the General Partner may satisfy the Conversion Right exercised by a Converting Partner set forth in a Notice of Conversion by paying to such Converting Partner the Redemption Amount on the Specified Conversion Date, whereupon the General Partner shall acquire the Partnership Units to be exchanged by such Converting Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. The General Partner may elect to pay the Redemption Amount for Partnership Units only upon a receipt of a Notice of Conversion. In the event the General Partner shall exercise its right to satisfy the Conversion Right in the manner described in this Section 8.6(a), the Partnership shall have no obligation
                       --------------
     to pay any amount to the Converting Partner with respect to such Converting Partner's exercise of the Conversion Right, and each of the Converting Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Converting Partner as a sale of the Converting Partner's Partnership Units to the General Partner for Federal income tax purposes. Each Converting Partner which the General Partner has elected to pay the Redemption Amount agrees to execute such documents as the General Partner may reasonably require in connection with the payment of the Redemption Amount.

           (b)     Where Delivery of Common Shares Prohibited. Notwithstanding
                   ------------------------------------------
     the provisions of Section 4.2(e) and Section 8.6(a), a Partner shall not be
                       --------------     --------------
     entitled to exercise the Conversion Right pursuant to Section 4.2(e) if the
                                                           --------------
     delivery of Common Shares to such Partner on the Specified Conversion Date would be prohibited under the Declaration of Trust.

      Section 8.7  Notice for Certain Transactions.  In the event of (a) a
                   -------------------------------
dissolution or liquidation of the Partnership or the General Partner, (b) a merger, consolidation or combination of the Partnership or the General Partner with or into another Person (including the events set forth in Sections 11.2(c) and 11.2(d)), (c) the sale of all or substantially all of the assets of the Partnership or the General Partner, or (d) the transfer by the General Partner of all or any part of its interest in the Partnership, the General Partner shall give written notice thereof to each Limited Partner at least twenty (20) Business Days prior to the effective date or, to the extent applicable, record date of such transaction, whichever comes first.

                                   ARTICLE IX
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

      Section 9.1  Records and Accounting.  The General Partner shall keep or
                   ----------------------
cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership
   -----------
in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, however, that the records so maintained are
                --------  -------
convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained for financial purposes on an accrual basis in accordance with generally accepted accounting principles and for tax reporting purposes on the accrual basis.

      Section 9.2  Fiscal Year.  The fiscal year of the Partnership shall be the
                   -----------
calendar year.

      Section 9.3  Reports.
                   -------

           (a)     Annual Reports. As soon as practicable, but in no event later
                   --------------
     than 120 days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

           (b)     Quarterly Reports. As soon as practicable, but in no event
                   -----------------
     later than 60 days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner, if such statements are prepared solely on a consolidated basis with the

     General Partner, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                                   ARTICLE X
                                  TAX MATTERS

     Section 10.1  Preparation of Tax Returns.  The General Partner shall
                   --------------------------
arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for Federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by the General Partner and the Limited Partners for Federal and state income tax reporting purposes.

     Section 10.2  Tax Elections.  Except as otherwise provided herein, the
                   -------------
General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code including, without limitation, the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.


     Section 10.3  Tax Matters Partner.
                   -------------------

           (a)     General. The General Partner shall be the "tax matters
                   -------
     partner" of the Partnership for Federal income tax purposes. Pursuant to
     Section 6223(c) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners; provided, however, that
                                                      --------  -------
     such information is provided to the Partnership by the Limited Partners. The Limited Partners shall provide such information to the Partnership as the General Partner shall reasonably request.

           (b)     Powers.  The tax matters partner is authorized, but not
                   ------
     required:

                   (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (a) who

           (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (b) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

               (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a partner for tax purposes (a "final adjustment") is mailed or otherwise given to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

               (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

               (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition, complaint or other document) for judicial review with respect to such request;

               (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

               (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

          The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner, and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be
                                      -----------
     fully applicable to the tax matters partner in its capacity as such.

          (c)  Reimbursement.  The tax matters partner shall receive no
               -------------
     compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm and a law firm to assist the tax matters partner in discharging his duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

     Section 10.   Organizational Expenses.  The Partnership shall elect to
                   -----------------------
deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

     Section 10.   Withholding.  Each Limited Partner hereby authorizes the
                   -----------
Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of Federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (a) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (b) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (a) or (b) shall be treated as having been distributed to such Limited Partner.
Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a
                                             ------------
Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute
     ------------
discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four percentage
                                   -------------------
points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each
        ----
Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE XI
                       TRANSFERS, WITHDRAWALS AND LOCK-UP

     Section 11.1  Transfer.
                   --------

           (a)     Definition. The term "transfer," when used in this Article XI
                   ----------
     with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign its General Partnership Interest to another Person or by which a Limited Partner purports to assign its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article XI does not include any Conversion of Partnership Units by a Limited Partner pursuant to Section 4.2(e) or
                                                        --------------
     acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.6(a).
                         --------------

           (b)     Requirements. No Partnership Interest shall be transferred,
                   ------------
     in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

     Section 11.2  Transfer of General Partner's Partnership Interest.
                   --------------------------------------------------

           (a)     General. The General Partner may not transfer any of its
                   -------
     General Partnership Interest or withdraw as General Partner except as provided in Section 11.2(b) or in connection with a transaction described
                 ---------------
     in Section 11.2(c).
        ---------------

           (b)     Transfer to Partnership or Holder of Common Shares. The
                   --------------------------------------------------
     General Partner may transfer Partnership Interests held by it either to the Partnership in accordance with Section 7.5(b) hereof or to a purported
                                    --------------
     holder of Common Shares in accordance with the provisions of Article 3 of the Declaration of Trust relating to "Excess Shares" (as such term is defined in the Declaration of Trust).

           (c)     Transfer in Connection With Reclassification,
                   ---------------------------------------------
     Recapitalization, or Business Combination Involving General Partner. Except
     -------------------------------------------------------------------
     as otherwise provided in Section 11.2(d), the General Partner shall not
                              ---------------
     engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding Common Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Unit Adjustment Factor") ("Transaction"), unless (i) under
                                               -----------
     the terms of the Transaction, Limited Partners will not engage in a sale or exchange for Federal income tax purposes of their Partnership Units, or
     (ii) as a result of such Transaction
     all Limited Partners either will receive, or will have the right to receive, for each Partnership Unit (after application of the Unit Adjustment Factor and without taking into account any tax considerations) an amount of cash, securities, or other property equal to, without taking into account any tax considerations, the greatest amount of cash, securities or other property paid to a holder of one Common Share in consideration of one Common Share at any time during the period from and after the date on which the Transaction is consummated; provided, however,
                                                             --------  -------
     that if, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50 percent of the outstanding Common Shares, the holders of Partnership Units shall receive the greatest amount of cash, securities, or other property which a Limited Partner would have received had it exercised the Conversion Right and received Common Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer.

           (d)     Merger Involving General Partner Where Surviving Entity's
                   ---------------------------------------------------------
     Assets Contributed to Partnership. Notwithstanding Section 11.2(c), the
     ---------------------------------
     General Partner may merge with another entity if, under the terms of the transaction, Limited Partners will not engage in a sale or exchange for Federal income tax purposes and immediately after such merger substantially all of the assets of the surviving entity, other than Partnership Units held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the 704(c) Value of the assets so contributed.

     Section 11.3  Limited Partners' Rights to Transfer.
                   ------------------------------------

           (a)     General.  Subject to the remaining provisions of this Section
                   -------                                               -------
     11.3 as well as Sections 11.4 and 11.7, a Limited Partner may transfer all
     ----                    -----     ----
     or any portion of his Partnership Interest, or any of such Limited Partner's rights as a Limited Partner, without the prior written consent of the General Partner. In order to effect such transfer, the Limited Partner must deliver to the General Partner a duly executed copy of the instrument making such transfer and such instrument must evidence the written acceptance by the assignee of all of the terms and conditions of this Agreement and represent that such assignment was made in accordance with all applicable laws and regulations.

           (b)     Incapacitated Limited Partners. If a Limited Partner is
                   ------------------------------
     subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

           (c) Transfers Contrary to Securities Laws.  The General Partner may
               -------------------------------------
     prohibit any transfer otherwise permitted under Section 11.3 by a Limited
                                                     ------------
     Partner of its Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933, as amended, or would otherwise violate any Federal or state securities laws or regulations applicable to the Partnership or the Partnership Units.

           (d) Transfers Resulting in Corporation Status; Transfers Through
               ------------------------------------------------------------
     Established Securities or Secondary Markets.  No transfer by a Limited
     -------------------------------------------
     Partner of his Partnership Units (or any economic or other interest, right or attribute therein) may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of
     Section 7704 of the Code. Notwithstanding anything to the contrary in this Agreement, (x) no interests in the Partnership shall be issued in a transaction that is (or transactions that are) registered or required to be registered under the Securities Act of 1933 (the "1933 Act"), and to the extent such interests were not required to be registered under the 1933 Act by reason of Regulation S (17 CFR 230.901 through 230.904) or any successor thereto, such issuances would not have been required to be registered under the 1933 Act if the interests so offered or sold had been offered and sold within the United States, (y) any admission (or purported admission) of a Partner and any transfer or assignment (or purported transfer or assignment) of all or part of a Partner's interest (or any interest or right or attribute therein) in the Partnership, whether to another Partner or to a third party, shall not be effective, and any such transfer or assignment (or purported transfer or assignment) shall be void ab initio,
                                                                    -- ------
     and no person shall otherwise become a Partner if (A) at the time of such transfer or assignment (or purported transfer or assignment) any interest in the Partnership (or economic interest therein) is traded on an established securities market or readily tradeable on a secondary market or the substantial equivalent thereof or (B) after such transfer or assignment (or purported transfer or assignment) the Partnership would have more than 100 Partners. For purposes of clause (A) of the preceding sentence and clause (ii) above, an established securities market is a national securities exchange that is either registered under Section 6 of the Securities Exchange Act of 1934 (the "1934 Act") or exempt from registration because of the limited volume of transactions, a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements of the 1934 Act, a regional or local exchange, or an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise. For purposes of such clause (A) and clause (ii) above, interests in the Partnership (or interests therein) are readily tradeable on a secondary market or the substantial equivalent thereof if (i) interests in the Partnership (or interests therein) are regularly quoted by any person, such as a broker or dealer, making a market in the interests;
     (ii) any person regularly makes
     available to the public (including customers or subscribers) bid or offer quotes with respect to interests in the Partnership (or interests therein) and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) the holder of an interest in the Partnership has a readily available, regular, and ongoing opportunity to sell or exchange such interest (or interests therein) through a public means of obtaining or providing information of offers to buy, sell, or exchange such interests; or (iv) prospective buyers and sellers otherwise have the opportunity to buy, sell, or exchange interests in the Partnership (or interests therein) in a time frame and with the regularity and continuity that is comparable to that described in clauses (i), (ii) and
     (iii) of this sentence. For purposes of determining whether the Partnership will have more than 100 Partners, each person indirectly owning an interest in the Partnership through a partnership (including any entity treated as a partnership for federal income tax purposes), a grantor trust or an S corporation (each such entity a "flow-through entity") shall be treated as a Partner unless the General Partner determines in its sole and absolute discretion that less than substantially all of the value of the beneficial owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the Partnership.

           (e)     Transfers to Holders of Nonrecourse Liabilities. No transfer
                   -----------------------------------------------
     or pledge of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability without the consent of the General Partner, in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Redemption Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

     Section 11.4  Substituted Limited Partners.
                   ----------------------------

           (a)     Consent of General Partner Required.  A Limited Partner shall
                   -----------------------------------
     have the right in its discretion to substitute a transferee as a Limited Partner in his place, in which event such substitution shall occur if the Limited Partner so provides; provided however, any transferee desiring to become a Substituted Limited Partner must furnish to the General Partner
     (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Article XVI and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as a Substituted Limited Partner.

           (b)     Rights and Duties of Substituted Limited Partners. A
                   -------------------------------------------------
     transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

           (c)     Amendment of Exhibit A.  Upon the admission of a Substituted
                   ----------------------
     Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

     Section 11.5 Assignees.  If a Limited Partner, in its sole and absolute
                  ---------
discretion, does not provide for the admission of any permitted transferee under
Section 11.4(a) as a Substituted Limited Partner, as described in Section 11.4,
---------------                                                   ------------
such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all Partnership Units held by Limited Partners are voted).
In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

     Section 11.6  General Provisions.
                   ------------------

           (a)     Withdrawal of Limited Partner. No Limited Partner may
                   -----------------------------
     withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article XI or pursuant to Conversion of all of its Partnership Units under Section 4.2(e) or the redemption of its Partnership Units under
                 --------------
     Section 8.6(a).
     --------------

           (b)     Transfer of All Partnership Units by Limited Partner.  Any
                   ----------------------------------------------------
     Limited Partner who shall transfer all of his Partnership Units in a transfer permitted pursuant to this Article XI or pursuant to the Conversion Rights of all of its Partnership Units under Section 4.2(e) or
                                                             --------------
     pursuant to redemption of all of its Partnership Units under Section 8.6(a)
                                                                  --------------
     shall cease to be a Limited Partner.

           (c)    Timing of Transfers. Transfers pursuant to this Article XI may
                  -------------------
     only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

           (d)    Allocation When Transfer Occurs. If any Partnership Interest
                  -------------------------------
     is transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article XI or converted pursuant to Section 4.2(e) or redeemed pursuant to Section 8.6(a), Net
                 --------------                         --------------
     Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, based on the portion of the year for which the transferor Partner and the transferee Partner were Partners. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer or redemption shall be made to the transferor Partner, and all distributions of Available Cash with Partnership Record Dates thereafter shall be made to the transferee Partner.

     Section 11.7 Lock-up Agreement.
                  -----------------

           (a)    Lock-up Period.  Each of the Limited Partners who is a Limited
                  --------------
     Partner as of the closing of the initial public offering of the Common Shares hereby agrees that, except as set forth in Section 11.7(b), from the
                                                       ---------------
     Effective Date until one year, except such period shall be two years in the case of any Limited Partner which is a partner of either Cabot Partners Limited Partnership (a Massachusetts limited partnership) or C-M Holdings Limited Partnership (a Massachusettes limited partnership) (or any permitted transferee thereof as provided herein), following the Effective Date (the "Lock-up Period"), without the prior written consent of the
                --------------
     General Partner, it will not offer, pledge, sell, contract to sell, grant any options for the sale of or otherwise dispose of, directly or indirectly (collectively, "Dispose of"), any Shares or Partnership Units (the "Lock-
                     ----------                                          ----
     up"). Each Limited Partner agrees to be bound by the Registration Rights and Lock-up Agreement and specifically authorizes the General Partner as its attorney-in-fact to execute the Registration Rights and Lock-up Agreement on its behalf.

           (b)    Exceptions.  The following transfers of Shares or Partnership
                  ----------
     Units shall not be subject to the Lock-up set forth in Section 11.7(a):
                                                            ---------------

                  (1) a Limited Partner who is a natural person may Dispose of Shares or Partnership Units to his or her spouse, siblings, parents or any natural or adopted children or other descendants or to any personal trust in which such family members or such Limited Partner retain the entire beneficial interest;

               (2) a Limited Partner who is a natural person may Dispose of Shares or Partnership Units on his or her death to such Limited Partner's estate, executor, administrator or personal representative or to such Limited Partner's beneficiaries pursuant to a devise or bequest or by the laws of descent and distribution;

               (3) a Limited Partner that is a corporation, partnership, trust or other business entity may (A) Dispose of Shares or Partnership Units to one or more other entities that are wholly owned and controlled, legally and beneficially, by such Limited Partner or by a Person or Persons that directly or indirectly wholly owns and controls such Limited Partner or (B) Dispose of Shares or Partnership Units by distributing such Shares or Partnership Units in a merger, liquidation, dissolution, winding up or otherwise without consideration to the equity owners of such corporation, partnership or business entity or to any other corporation, partnership or business entity that is wholly owned by such equity owners;

               (4) a Limited Partner that is a master pension or profit sharing trust or a group trust may Dispose of Shares or Partnership Units to one or more of its participating trusts or to a successor trustee;

               (5) a Limited Partner may Dispose of Shares or Partnership Units as a bona fide gift; and

               (6) a Limited Partner may Dispose of Shares or Partnership Units pursuant to a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee;

provided, however, that in the case of any transfer of Shares or Partnership
--------  -------
Units pursuant to clauses (1), (3) and (4), the transfers shall each be effected pursuant to a bona fide exemption under the 1933 Act, as amended.

In the event any Limited Partner Disposes of Shares or Partnership Units described in this Section 11.7(b) during the Lock-up Period, such Shares or
                  ---------------
Partnership Units shall be subject to this Section 11.7 and the Registration
                                           ------------
Rights and Lock-up Agreement and, as a condition of the validity of such disposition, the transferee (and any pledgee who acquires Shares or Partnership Units upon foreclosure or any transferee thereof) shall be required to execute and deliver a counterpart of this Agreement and the Registration Rights and Lock-up Agreement. Thereafter, such transferee shall be deemed to be a "Holder" for purposes of the Registration Rights and Lock-up Agreement.

                                  ARTICLE XII
                             ADMISSION OF PARTNERS

      Section 12.1 Admission of Successor General Partner.  A successor to all
                   --------------------------------------
of the General Partner's General Partnership Interest pursuant to Section 11.2
                                                                  ------------
hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

     Section 12.2  Admission of Additional Limited Partners.
                   ----------------------------------------

           (a)     General.  A Person who makes a Capital Contribution to the
                   -------
     Partnership in accordance with this Agreement or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Article XVI hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

           (b)     Consent of General Partner Required. Notwithstanding anything
                   -----------------------------------
     to the contrary in this Section 12.2, no Person shall be admitted as an
                             ------------
     Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

      Section 12.3 Amendment of Agreement and Certificate.  For the admission to
                   --------------------------------------
the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Article XVI hereof.

                                  ARTICLE XII
                          DISSOLUTION AND LIQUIDATION

      Section 13.1 Dissolution.  The Partnership shall not be dissolved by the
                   -----------
admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Events of Dissolution"):
                                                      ---------------------

           (a)     Expiration of Term--the expiration of its term as provided in
                   ------------------
     Section 2.5 hereof;
     -----------

           (b)     Withdrawal of General Partner--an event of withdrawal of the
                   -----------------------------
     General Partner, as defined in the Act, unless, within 90 days after the withdrawal all the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

           (c)     Dissolution Prior to 2097--from and after the date of this
                   -------------------------
     Agreement through December 31, 2097, with the Consent of a majority of the Percentage Interests of the Limited Partners, an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

           (d)     Judicial Dissolution Decree--entry of a decree of judicial
                   ---------------------------
     dissolution of the Partnership pursuant to the provisions of the Act;

           (e)     Sale of Partnership's Assets--the sale or disposition of all
                   ----------------------------
     or substantially all of the assets and properties of the Partnership;

           (f)     Merger--the merger or other combination of the Partnership
                   ------
     with or into another entity;

           (g)     Bankruptcy or Insolvency of General Partner--the General
                   -------------------------------------------
     Partner
                   (1)  makes an assignment for the benefit of creditors;

                   (2)  files a voluntary petition in bankruptcy;

                   (3) is adjudged a bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding;

                   (4) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                   (5) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature; or

                   (6) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties; or

           (h)     Readjustment, etc. One hundred and twenty (120) days after
                   -----------------
     the commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without the General Partner's consent or acquiescence of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

     Section 13.   Winding Up.
                   ----------

           (a)     General.  Upon the occurrence of an Event of Dissolution, the
                   -------
     Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the "Liquidator")) shall
                                                             ----------
     be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

                   (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

                   (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners, pro rata in accordance with amounts owed to each such Partner; and

                   (3) The balance, if any, to the General Partner and Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

           The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

           (b)     Where Immediate Sale of Partnership's Assets Impractical.
                   --------------------------------------------------------
     Notwithstanding the provisions of Section 13.2(a) hereof which require
                                       ---------------
     liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or, with the Consent of the Partners holding a majority of the Partnership Units, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section
                                                                         -------
     13.2(a) hereof, undivided interests in such Partnership assets as the
     -------
     Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     Section 13.3  Compliance with Timing Requirements of Regulations; Allowance
                   -------------------------------------------------------------
                   for Contingent or Unforeseen Liabilities or Obligations.
                   -------------------------------------------------------

          (a)      Liquidation. Notwithstanding anything to the contrary in this
                   -----------
     Agreement, in the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) (including any timing requirements therein). In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be: (i) distributed to a liquidating trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (ii) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

          (b)      Deficit Balance of General Partner. Notwithstanding anything
                   ----------------------------------
     to the contrary in this Agreement, (i) if the General Partner has a deficit balance in its Capital Account following the liquidation (within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g)) of its interest in the Partnership, as determined after taking into account all Capital Account adjustments for the Partnership taxable year during which such liquidation occurs (other than any adjustment for a capital contribution of the General Partner made pursuant to this sentence), the General Partner shall make a capital contribution to the Partnership in an amount equal to such deficit balance by the end of the Partnership taxable year during which such liquidation occurs (or, if later, within 90 days after date of such liquidation); and (ii) such capital contribution made pursuant to clause
     (i) of this Section 13.3(b) shall be distributed or utilized as provided in
                 ---------------
     Section 13.3 or 13.4.
     ------------    ----

     Section 13.4  Deemed Distribution and Recontribution.  Notwithstanding any
                   --------------------------------------
other provision of this Article XIII (but subject to Section 13.3(b)), in the
                                                     ---------------
event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Event of Dissolution has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the Property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

     Section 13.5  Rights of Limited Partners.  Except as specifically provided
                   --------------------------
in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership. Except as specifically provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions, or allocations.

     Section 13.6  Notice of Dissolution.  In the event an Event of Dissolution
                   ---------------------
or an event occurs that would, but for provisions of Section 13.1, result in a
                                                     ------------
dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

      Section 13.7 Cancellation of Certificate of Limited Partnership.  Upon the
                   --------------------------------------------------
completion of the liquidation of the Partnership as provided in Section 13.2
                                                                ------------
hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

      Section 13.8 Reasonable Time for Winding-Up.  A reasonable time shall be
                   ------------------------------
allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof,
                                                          ------------
in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                                  ARTICLE XIV
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

      Section 14.1 Amendments.
                   ----------

           (a)     General.  Amendments to this Agreement may be proposed by the
                   -------
      General Partner or by any Limited Partners holding 25 percent or more of the Partnership Interests. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. Except as provided in Section
                                                                         -------
      14.1(b), 14.1(c) or 14.1(d), a proposed amendment shall be adopted and be
      -------  -------    -------
      effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners.

           (b)     General Partner's Power to Amend.  Notwithstanding Section
                   --------------------------------                   -------
      14.1(a), the General Partner shall have the power, without the consent of
      -------
      the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                   (1) to add to the obligations of the General Partner or surrender for the benefit of the Limited Partners any right or power granted to the General Partner or any Affiliate of the General Partner;

                   (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

                   (3) to set forth the rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2(b) hereof;
             --------------

                   (4) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

                   (5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal or state agency or contained in Federal or state law.

          The General Partner will provide notice to the Limited Partners when any action under this Section 14.1(b) is taken.
                           ---------------

          (c) Consent of Adversely Affected Partner Required.  Notwithstanding
              ----------------------------------------------
     Section 14.1(a) and Section 14.1(b) hereof, this Agreement shall not be
     ---------------     ---------------
     amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article V, or the allocations specified in Article VI (except as permitted pursuant to Section 4.2 and Section 14.1(b)(3) hereof), (iv)
                              -----------     ------------------
     alter or modify the Conversion Right or the Redemption Amount as set forth in Sections 4.2(e), 8.6 and 11.2(b), and related definitions hereof, (v)
        ---------------  ---     -------
     cause the termination of the Partnership prior to the time set forth in Sections 2.5 or 13.1, (vi) amend this Section 14.1(c) or (vii) amend
     ------------    ----                  ---------------
     Article VI or any definition used therein that would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code. Further, no amendment may alter the restrictions on the General Partner's authority set forth in
     Section 7.3 without the Consent specified in that section.
     -----------

          (d)  When Consent of Majority of Limited Partnership Interests
               ---------------------------------------------------------
     Required. Notwithstanding Section 14.1(a) hereof, the General Partner shall
     --------                  ---------------
     not amend Section 4.2(b), the second sentence of Section 7.1(a), Sections
               --------------                         --------------  --------
     7.5, 7.6, 7.8, 11.2, and 13.1(c), this Section 14.1(d) or Section 14.2
     ---  ---  ---  ----      -------       ---------------    ------------
     without the Consent of a majority of the Percentage Interests of the Limited Partners.

     Section 14.2  Meetings of the Partners.
                   ------------------------

           (a)     General.  Meetings of the Partners may be called by the
                   -------
     General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding 25 percent or more of the Partnership Interests. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1
                                                                 ------------
     hereof. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests shall control.

           (b)     Informal Action. Any action required or permitted to be taken
                   ---------------
     at a meeting of the Partners may be taken without a meeting if a written Consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such Consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

           (c)     Proxies.  Each Limited Partner may authorize any Person or
                   -------
     Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

           (d)     Conduct of Meeting. Each meeting of Partners shall be
                   ------------------
     conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

                                   ARTICLE XV
                               GENERAL PROVISIONS

      Section 15.1 Addresses and Notice.  All notices and demands under this
                   --------------------
Agreement shall be in writing, and may be either delivered personally (which shall include deliveries by courier), by telefax, telex or other wire transmission (with request for assurance of receipt in a manner appropriate with respect to communications of that type, provided that a confirmation copy is concurrently sent by a nationally recognized express courier for overnight delivery) or mailed, postage prepaid, by certified or registered mail, return receipt requested, directed to the parties at their respective addresses set forth on Exhibit A, as it may be amended from time to time, and, if to the Partnership, such notices and demands sent in the aforesaid manner must be delivered at its principal place of business set forth above. Unless delivered personally or by telefax, telex or other wire transmission as above (which shall be effective on the date of such delivery or transmission), any notice shall be deemed to have been made three (3) days following the date so mailed. Any party hereto may designate a different address to which notices and demands shall thereafter be directed by written notice given in the same manner and directed to the Partnership at its office hereinabove set forth.

      Section 15.2 Titles and Captions.  All article or section titles or
                   -------------------
captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

      Section 15.3 Pronouns and Plurals.  Whenever the context may require, any
                   --------------------
pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      Section 15.4 Further Action.  The parties shall execute and deliver all
                   --------------
documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

      Section 15.5 Binding Effect.  This Agreement shall be binding upon and
                   --------------
inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

      Section 15.6 Waiver of Partition.  The Partners hereby agree that the
                   -------------------
Partnership properties are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights (if any) that it may have to maintain any action for partition of any of the Partnership properties.

      Section 15.7  Entire Agreement.  This Agreement constitutes the entire
                    ----------------
agreement among the parties with respect to the matters contained herein; it supersedes any prior agreements or understandings among them and it may not be modified or amended in any manner other than pursuant to Article XIV.

      Section 15.8  Securities Law Provisions.  The Partnership Units have not
                    -------------------------
been registered under the Federal or state securities laws of any state and, therefore, may not be resold unless appropriate Federal and state securities laws, as well as the provisions of Article XI hereof, have been complied with.

      Section 15.9  Remedies Not Exclusive.  Any remedies herein contained for
                    ----------------------
breaches of obligations hereunder shall not be deemed to be exclusive and shall not impair the right of any party to exercise any other right or remedy, whether for damages, injunction or otherwise.

      Section 15.10 Time.  Time is of the essence of this Agreement.
                    ----

      Section 15.11 Creditors. None of the provisions of this Agreement shall be
                    ---------
for the benefit of, or shall be enforceable by, any creditor of the Partnership.

      Section 15.12 Waiver.  No failure by any party to insist upon the strict
                    ------
performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

      Section 15.13 Execution Counterparts.  This Agreement may be executed in
                    ----------------------
counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

      Section 15.14 Applicable Law.  This Agreement shall be construed in
                    --------------
accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

      Section 15.15 Invalidity of Provisions. If any provision of this Agreement
                    ------------------------
is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                                  ARTICLE XVI
                               POWER OF ATTORNEY

      Section 16.1 Power of Attorney.
                   -----------------

          (a)      Scope. Each Limited Partner and each Assignee constitutes and
                   -----
     appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                   (1) execute, swear to, acknowledge, deliver, publish, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII or XIII hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

                   (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.

          Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

          (b)  Irrevocability.  The foregoing power of attorney is hereby
               --------------
     declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              GENERAL PARTNER:

                              Cabot Industrial Trust

                              By: ___________________________
                              Name:
                              Title:

                              WITHDRAWING INITIAL LIMITED PARTNER:


                              ________________________________
                              Name:

                              LIMITED PARTNERS:


                              By: ____________________________
                              Name:
                              Title:

                                    ___________________________


                                    ___________________________


                                    ___________________________


                                    ___________________________


                                    ___________________________


                                    ___________________________

                                   EXHIBIT A
                          PARTNERS, CONTRIBUTIONS AND
                             PARTNERSHIP INTERESTS


Name and Address         Agreed Value of          Partnership         Percentage
   of Partner          Contributed Property          Units             Interest
----------------       --------------------       -----------         ----------

General Partner
---------------

Cabot Industrial Trust           (1)



Limited Partners
----------------

                                 (2)


                                 (3)


                                 (4)


                                 ---


                                 (5)

   Total


(1)  Cash contribution.

(2)

(3)


(4)

(5)

                                   EXHIBIT B
                         VALUE OF CONTRIBUTED PROPERTY


Underlying Property                  Basis                          Agreed Value
-------------------                  -----                          ------------

                                   EXHIBIT C
                              NOTICE OF CONVERSION



     The undersigned hereby irrevocably (a) elects to exercise its Conversion Right set forth in the Amended and Restated Agreement of Limited Partnership of Cabot Industrial Properties, L.P. (the "Partnership Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Partnership Agreement), with respect to an aggregate of __________ Partnership Units, (b) surrenders such Partnership Units and all right, title and interest therein, and (c) directs that the Common Shares (or applicable Redemption Amount if so determined by the General Partner) deliverable upon exercise of the Conversion Right be delivered to the address specified below, and if Common Shares are to be delivered, such Common Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated: ____________


Name of Limited Partner:_________________________________________



                                  _____________________________
                                  (Signature of Limited Partner)


                                  _____________________________
                                  (Street Address)

                                  _______________________________
                                  (City)     (State)  (Zip Code)

                                  Signature Guaranteed by:
                                  ______________________________

If Common Shares are to be issued, issue to:

Please insert social security or identifying number:


Name:

                                   EXHIBIT D
                            FORM OF UNIT CERTIFICATE


                                    Attached

                NON-NEGOTIABLE, NON-TRANSFERABLE, NON-ASSIGNABLE

                       CABOT INDUSTRIAL PROPERTIES, L.P.

     The undersigned hereby acknowledges that Units in Cabot Industrial Properties, L.P. (the "Partnership"), organized under the Revised Uniform Limited Partnership Act of the State of Delaware, are registered on the records of said Partnership in the amount and in the name set forth below:

 CERTIFICATE                        SOCIAL SECURITY OR TAXPAYER
    NUMBER       NAME AND ADDRESS      IDENTIFICATION NUMBER      NUMBER OF UNITS
--------------   ----------------   ---------------------------   ---------------



     This document has been issued solely to evidence that the above number of Units stands in the name of such holder of Units, as of the date appearing hereon, in the Partnership's Amended and Restated Agreement of Limited Partnership, as amended (the "Partnership Agreement"), pursuant to Article IV of the Partnership Agreement, and does not grant or carry with it any rights to the income, profits or assets of the Partnership, such rights being derived solely from the Partnership Agreement. This document is NON-NEGOTIABLE, NON-TRANSFERABLE and NON-ASSIGNABLE. Assignment of Units can only be accomplished in accordance with the procedure set forth in the Partnership Agreement, and such assignment is subject to certain limitations contained in Articles IV and XI of the Partnership Agreement, including a provision that the substitution of any assignee of Units as a Limited Partner of the Partnership shall be subject to the consent of the General Partner, which consent may be granted or withheld in its sole discretion. Subject to Sections 8.6 and 11.7 of the Partnership Agreement, beginning one year after the Effective Date or earlier with the consent of the General Partner, a holder of Units has the right to exchange Units for Common Shares of the General Partner as provided in Section 4.2 of the Partnership Agreement. Subject to certain limited exemptions, Limited Partners are prohibited from offering, selling, contracting to sell or otherwise disposing of any Units or Common Shares obtained in exchange of Units for a period of two years from the Effective Date without the prior written consent of the General Partner and the Representative. THIS DOCUMENT IS NOT A SECURITY UNDER THE APPLICABLE PROVISIONS OF THE UNIFORM COMMERCIAL CODE, AND NEGOTIATION, TRANSFER OR ASSIGNMENT OF INTERESTS CANNOT BE ACCOMPLISHED BY ANY ATTEMPT TO NEGOTIATE, TRANSFER OR ASSIGN THIS DOCUMENT. Copies of the Partnership Agreement may be obtained from the General Partner by contacting Cabot
Industrial Trust, [          ], Attention: Secretary. Terms used herein have the
meanings ascribed to such terms in the Partnership Agreement.

THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED ABSENT REGISTRATION THEREUNDER OR EXEMPTION THEREFROM.



Date: ________________________
                                          _______________________________
                                              Chief Executive Officer
                                              Cabot Industrial Trust
                                                  General Partner

                                   EXHIBIT B


                         ===============================


                   REGISTRATION RIGHTS AND LOCK-UP AGREEMENT
                          Dated as of __________, 1997
                                  by and among

                             CABOT INDUSTRIAL TRUST
                                      and
                             the Persons Listed on
                           the Signature Page Hereto

                         ===============================


||                             TABLE OF CONTENTS
                               -----------------
1.   Definitions...............................................................   1
2.   Lock-Up Agreement.........................................................   4
     (a)   Lock-Up Period......................................................   4
     (b)   Exceptions..........................................................   4
3.   Shelf Registration Under the Securities Act...............................   5
     (a)   Filing of Shelf Registration Statement..............................   5
     (b)   Expenses............................................................   6
     (c)   Inclusion in Shelf Registration Statement...........................   6
     (d)   Underwritten Offering...............................................   6
     (e)   Selection of Underwriters...........................................   7
4.   Holdback Agreement........................................................   7
5.   Registration Procedures...................................................   7
6.   Repurchase by Company of Shares Subject to Registration Notice............  12
7.   Indemnification; Contribution.............................................  12
     (a)   Indemnification by the Company......................................  12
     (b)   Indemnification by Holders..........................................  13
     (c)   Conduct of Indemnification Proceedings..............................  13
     (d)   Contribution........................................................  14
8.   Rule 144 Sales............................................................  15
     (a)   Compliance..........................................................  15
     (b)   Cooperation with Holders............................................  15
9.   Miscellaneous.............................................................  15
     (a)   Amendments and Waivers..............................................  15
     (b)   Notices.............................................................  16
     (c)   Successors and Assigns..............................................  16
     (d)   Counterparts........................................................  16
     (e)   Headings............................................................  16
     (f)   Governing Law.......................................................  16
     (g)   Specific Performance................................................  16
     (h)   Entire Agreement....................................................  16
     (i)   Limitation of Liability of Shareholders, Trustees and Officers
           of the Company......................................................  17
||

                   REGISTRATION RIGHTS AND LOCK-UP AGREEMENT


     THIS REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this "Agreement") is made and entered into as of ____________, 1997, by and among CABOT INDUSTRIAL TRUST (the "Company") and the persons listed on the signature page hereto, including
      -------
their successors, assigns and transferees (herein referred to collectively as the "Holders" and individually as a "Holder").
                                     ------

     WHEREAS, on the date hereof each Holder is or will become the owner of either Common Shares (as defined below) of the Company or Units (as defined below) in the Operating Partnership (as defined below) in connection with the "Formation Transactions" described in the IPO Registration Statement (as defined below) or in connection with other grants, awards or transfers of Common Shares or Units; and

     WHEREAS, the Holders of Common Shares have agreed to enter into the Lock-Up (as defined below) as provided in Section 2 below; and

     WHEREAS, the Holders of Units in the Operating Partnership are subject, pursuant to the terms of the Agreement of Limited Partnership of the Operating Partnership, to substantially the same restrictions as are being agreed to by the Holders of Common Shares pursuant to Section 2 below; and

     WHEREAS, as a condition to receiving the consent or agreement of the Holders to the Formation Transactions, the Company has agreed to grant the Holders the registration rights provided for in Section 3 below; and

     WHEREAS, as a condition to the initial public offering of the Common Shares of the Company, the parties are willing to enter into the agreements contained herein;

     NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:


 1.  Definitions.
     -----------

     As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "Block Sale" shall have the same meaning as a "block" sale (without regard
      ----------
to the proviso in such definition) as defined in Rule 10b-18 as promulgated by the SEC as of the date hereof.

     "Cabot Partners" shall mean Cabot Partners Limited Partnership, a
      --------------
Massachusetts limited partnership.

     "Closing Price" of the Common Shares for any given day shall mean (i) if
      -------------
the Common Shares are listed or admitted to trading on a national securities exchange, the reported last sale price of the Common Shares regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, on such national securities exchange on such day or (ii) if the Common Shares are not listed or admitted to trading on any national securities exchange but are traded in the over-the-counter market, the average of the closing bid and asked prices in the over-the-counter market on such day.

     "C-M Holdings" shall mean C-M Holdings Limited Partnership, a Massachusetts
      ------------
limited partnership.

     "Common Shares" shall mean the common shares of beneficial interest, par
      -------------
value $.01 per share, of the Company.

     "Company" shall mean Cabot Industrial Trust, a Maryland real estate
      -------
investment trust, and its successors.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended
      ------------
from time to time.

     "Holder" or "Holders" shall mean the persons listed on the signature page
      ------      -------
hereto, including their successors, assigns and transferees.

     "IPO Registration Statement" shall mean the Registration Statement on Form
      --------------------------
S-11 (No. 333-______) relating to the initial public offering of the Common Shares by the Company.

     "Lock-up" shall have the meaning set forth in Section 2(a) hereof.
      -------

     "Lock-up Period" shall have the meaning set forth in Section 2(a) hereof.
      --------------

     "Operating Partnership" shall mean Cabot Industrial Properties, L.P., a
      ---------------------
Delaware limited partnership, and its successors.

     "Person" shall mean an individual, partnership, corporation, trust,
      ------
unincorporated organization or other legal entity or a government or agency or political subdivision thereof.

     "Prospectus" shall mean the prospectus included in the Shelf Registration
      ----------
Statement, including any preliminary prospectus, and any amendment or supplement thereto, including any supplement relating to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement, and in each case including all material incorporated by reference therein.

     "Registrable Securities" shall mean the Shares, excluding (i) Shares that
      ----------------------
have been disposed of under the Shelf Registration Statement or any other effective registration statement, (ii) Shares sold or otherwise transferred pursuant to Rule 144 under the Securities Act, (iii) Shares that are held by Holders who are not affiliates of the Company that are eligible for sale pursuant to Rule 144(k) under the Securities Act, and (iv) Shares held by each Holder who is an affiliate of the Company if all of such Shares are eligible for sale pursuant to Rule 144 under the Securities Act and could be sold in one transaction in accordance with the volume limitations contained in Rule 144(e)(1)(i) under the Securities Act.

     "Registration Expenses" shall mean any and all expenses incident to
      ---------------------
performance of or compliance with this Agreement, including, without limitation:
(i) all applicable registration and filing fees imposed by the SEC, the New York Stock Exchange or the National Association of Securities Dealers, Inc. ("NASD"),
(ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with qualification of any of the Registrable Securities under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Shelf Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges pursuant to Section 4(l) hereof, and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions, the fees and disbursements of counsel representing a Selling Holder or any underwriter or agent acting on behalf of a Holder, and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Selling Holder, all of which shall be borne by such Holder in all cases.

     "Registration Notice" shall have the meaning set forth in Section 5(b)
      -------------------
hereof.

     "Rule 144(f) Registrable Securities" shall mean that number of Registrable
      ----------------------------------
Securities which, when aggregated with the number of Shares actually sold pursuant to Rule 144 by the Holder, is equal to or less than the number specified in paragraphs (1)(i), (ii) or (iii) of Rule 144(e), whichever is greater, which Shares are sold in compliance with the "manner of sale" requirement of Rule 144(f).

     "SEC" shall mean the Securities and Exchange Commission.
      ---

     "Securities Act" shall mean the Securities Act of 1933, as amended from
      --------------
time to time.

     "Selling Holder" shall mean any Holder who sells Registrable Securities
      --------------
pursuant to a public offering registered hereunder.

     "Shares" shall mean any Common Shares issued to the Holders in connection
      ------
with the Formation Transaction, either directly or issued or issuable upon conversion of their Units and any additional Common Shares issued as a dividend distribution or exchange for, or in respect of such Common Shares prior to the Holder's exercise of its rights hereunder with respect to such Common Shares..

     "Shelf Registration" shall mean a registration required to be effected
      ------------------
pursuant to Section 3 hereof.

     "Shelf Registration Statement" shall mean a registration statement of the
      ----------------------------
Company (and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act) that covers all of the Registrable Securities to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments (including post-effective amendments) to such registration statement, and all exhibits thereto and materials incorporated by reference therein.

     "Unit Holders" shall mean the Holders (other than the Company) receiving
      ------------
Units in the Formation Transactions and their respective successors, assigns and transferees.

     "Units" shall mean the limited partnership interests of the Operating
      -----
Partnership issued to Unit Holders in the Formation Transactions, which interests are exchangeable for Common Shares, or at the Company's option, cash.

      2.  Lock-Up Agreement.
          -----------------

      (a) Lock-Up Period. Each of the Holders hereby agrees that, except as set
          --------------
forth in Section 2(b) below, from the date hereof until one year, except such period shall be two years in the case of any Holder which is a partner of either Cabot Partners or C-M Holdings (or any permitted transferee thereof as provided herein), following the closing of the sale of Common Shares in connection with the Company's initial public offering (the "Lock-up Period"), without the prior written consent of the Company, it will not offer, pledge, sell, contract to sell, grant any options for the sale of or otherwise dispose of, directly or indirectly (collectively, "Dispose of"), any Shares (the "Lock-up").

      (b) Exceptions. The following transfers of Shares shall not be subject to
          ----------
the Lock-up set forth in Section 2(a):

          (i) a Holder who is a natural person may Dispose of Shares to his or her spouse, siblings, parents or any natural or adopted children or other descendants or to any personal trust in which such family members or such Holder retain the entire beneficial interest;

          (ii) a Holder who is a natural person may Dispose of Shares on his or her death to such Holder's estate, executor, administrator or personal representative or to such Holder's beneficiaries pursuant to a devise or bequest or by the laws of descent and distribution;

          (iii) a Holder that is a corporation, partnership, trust or other business entity may (A) Dispose of Shares to one or more other entities that are wholly owned and controlled, legally and beneficially, by such Holder or by a Person or Persons that directly or indirectly wholly owns and controls such Holder or (B) Dispose of Shares by distributing such Shares in a merger, dissolution, liquidation, winding up or otherwise without consideration to the equity owners of such corporation, partnership or business entity or to any other corporation, partnership or business entity that is wholly owned by such equity owners;

          (iv) a Holder that is a master pension or profit sharing trust or a group trust may Dispose of Shares or Units to one or more of its participating trusts or to a successor trustee;

          (v) a Holder that is an insurance company which acquired Shares on behalf of one or more separate account clients may Dispose of Shares to such separate account clients;

          (vi)   a Holder may Dispose of Shares as a bona fide gift; and

          (vii) a Holder may Dispose of Shares pursuant to a pledge, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee;

     provided, however, that in the case of any transfer of Shares pursuant to
     --------  -------
     clauses (i), (iii), (iv) and (v), the transfers shall each be effected pursuant to a bonafide exemption under the Securities Act.

In the event any Holder Disposes of Shares described in this Section 2(b), such Shares shall remain subject to this Agreement and, as a condition of the validity of such disposition, the transferee (and any pledgee who acquires Shares upon foreclosure or any transferee thereof) shall be required to execute and deliver a counterpart of this Agreement. Thereafter, such transferee shall be deemed to be a Holder for purposes of this Agreement.

     3.   Shelf Registration Under the Securities Act.
          -------------------------------------------

     (a) Filing of Shelf Registration Statement. The Company shall cause to be
         --------------------------------------
filed on the first business day after the first anniversary of the consummation of the IPO the Shelf Registration Statement providing for the sale by the Holders of all, but not less than all, of their Registrable Securities in accordance with the terms hereof and will use its best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon thereafter as is practicable. The Company agrees to use its best efforts to keep the Shelf Registration Statement with respect to the Registrable Securities continuously effective for a period expiring on the earlier of (i) the date on which all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant thereto and (ii) the date on which (A) all Shares (and all Shares that such Holders have the right to obtain in exchange for Units) held by Holders who are not affiliates of the Company, in the opinion of counsel for the Company, which counsel shall be reasonably acceptable to such Holders, are eligible for sale pursuant to Rule 144(k) under the Securities Act and (B) all Shares (and all

Shares that such Holders have the right to obtain in exchange for Units) held by each Holder who is an affiliate of the Company, in the opinion of counsel for the Company, which counsel shall be reasonably acceptable to such Holder, are eligible for sale pursuant to Rule 144 under the Securities Act and could be sold in one transaction in accordance with the volume limitations contained in Rule 144(e)(1)(i) under the Securities Act. Subject to Sections 5(b), 5(i) and 6, the Company further agrees to amend the Shelf Registration Statement if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or any rules and regulations thereunder; provided,
                                                               --------
however, that the Company shall not be deemed to have used its reasonable
-------
efforts to keep the Shelf Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling Holders not being able to sell Registrable Securities covered thereby during that period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the SEC has not declared it effective or except as otherwise permitted by the last three sentences of Section 5(b).

     (b) Expenses. Except as provided herein, the Company shall pay all
         --------
Registration Expenses in connection with the registration pursuant to Section 3(a) and the performance of the Company's obligations under this Section 3 and
Section 5. The Company shall not be liable for any underwriting discounts and commissions, the fees and disbursements of counsel representing a Holder or any underwriter or agent acting on behalf of a Holder, and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement or Rule 144 under the Securities Act.

     (c) Inclusion in Shelf Registration Statement. Any Holder who does not
         -----------------------------------------
provide the information reasonably requested by the Company in connection with the Shelf Registration Statement as promptly as practicable after receipt of such request, but in no event later than ten (10) days thereafter, shall not be entitled to have its Registrable Securities included in the Shelf Registration Statement.

     (d) Underwritten Offering. If any of the Registrable Securities covered by
         ---------------------
the Shelf Registration are to be sold in an underwritten public offering, the Holder intending to pursue such underwritten offering shall deliver a notice to the Company of such intent, and within ten days after receipt of the notice of intent from such Holder for an underwritten offering, the Company shall give written notice (the "Notice") of such notice of intent to all other Holders and such other Holders shall be entitled to include in such an underwritten offering all or part of their respective Registrable Securities by notice to the Company for inclusion therein within 15 days after the Notice is given. All notices made pursuant to this Section 3(d) shall specify the aggregate number of Registrable Securities to be included. The Company agrees to cooperate with any such request for an underwritten offering and to take all such other reasonable actions in connection therewith as provided in Section 5(o).

     In the case of any firm commitment underwritten offering, if the managing underwriter or underwriters of such offering advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such offering exceeds the number of Registrable

Securities that can be sold in such offering without adversely affecting the market for the Company's Common Shares, the Company will include in such offering the number of Registrable Securities that in the opinion of such managing underwriter or underwriters can be sold without adversely affecting the market for the Company's Common Shares. In such event, the number of Registrable Securities to be offered for the account of each Holder requesting to include Registrable Securities in such offering (including the Holder providing the initial Notice) shall be reduced pro rata on the basis of the relative number of Registrable Securities requested by each such Holder to be included in such offering to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by such managing underwriter or underwriters.

     (e) Selection of Underwriters. If any of the Registrable Securities covered
         -------------------------
by the Shelf Registration are to be sold in an underwritten offering, the Company shall have the right to select the investment banker or investment bankers and manager or managers that will underwrite the offering; provided, however, that such investment bankers and managers must be reasonably acceptable to the Selling Holders.

     4.   Holdback Agreement.
          ------------------

     (a) Each Holder (a) participating in an underwritten offering covered by the Shelf Registration or (b) in the event the Company is issuing shares of beneficial interest to the public in an underwritten offering, agrees, if requested by the managing underwriter or underwriters for such underwritten offering, not to effect any (i) underwritten offering for resale or (ii) prior to the second anniversary of the IPO, any transfer involving a Block Sale prior to the second anniversary of the IPO of Registrable Securities or any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the period beginning 14 days prior to the consummation of such underwritten offering and ending on the earlier of (x) 120 days after the consummation of such underwritten offering or (y) one day after any date on which the Closing Price shall have averaged 115% or more of the offering price listed in the prospectus for such underwritten offering for a period of 20 consecutive trading days (or, if no offering price is listed in such prospectus, the Closing Price on the date of such prospectus).

     (b) In addition, each Holder agrees that such Holder shall sell Registrable Securities prior to the second anniversary of the IPO only as follows: (i) an amount equal to the amount of Rule 144(f) Registrable Securities during any three-month period; (ii) in a negotiated principal transaction which involves a Block Sale; or (iii) in an underwritten offering as provided in Section 3(d). After the second anniversary of the IPO, sales of all Registrable Securities shall be permitted hereunder.

      5.  Registration Procedures.
          -----------------------

     In connection with the obligations of the Company with respect to the Shelf Registration Statement contemplated by Section 3 hereof, the Company shall:

     (a) prepare and file with the SEC a registration statement, which registration statement shall (i) be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution by the Selling Holders thereof and (ii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

     (b) subject to the last three sentences of this Section 5(b) and Section 5(i) hereof, (i) prepare and file with the SEC such amendments to such registration statement as may be necessary to keep such registration statement effective for the applicable period; (ii) cause the Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule that may be adopted under the Securities Act; (iii) respond as promptly as practicable to any comments received from the SEC with respect to the registration statement or any amendment thereto; and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof. Notwithstanding anything to the contrary contained herein, the Company shall not be required to take any of the actions described in Section 5(a), clauses (i), (ii) or (iii) in this Section 5(b), Section 5(d) or Section 5(i) with respect to each Holder of Registrable Securities for a period not to exceed sixty (60) days from the date of the Suspension Notice (as defined below)
(x) to the extent that the Company is in possession of material non-public information that the Board of Trustees in good faith deems advisable not to disclose or the Company is engaged in active negotiations or planning for a merger or material acquisition or disposition transaction and, in either case, the Company delivers written notice (each, a "Suspension Notice") to each such Selling Holder of Registrable Securities to the effect that it would be impractical or unadvisable to cause the registration statement or such filings to be made or to become effective or to amend or supplement the registration statement, and that such Selling Holder may not make offers or sales under the registration statement for a period not to exceed sixty (60) days from the date of such Suspension Notice; provided, however, that the Company may deliver only
                           --------  -------
two such Suspension Notices within any twelve-month period, (y) unless and until the Company has received a written notice (a "Registration Notice") from a Selling Holder that such Selling Holder intends to make offers or sales under the a registration statement as specified in such Registration Notice; provided,
                                                                       --------
however, that the Company shall have ten (10) business days to prepare and file
-------
any such amendment or supplement after receipt of the Registration Notice or such longer period as is reasonably necessary if such preparation and filing are not commercially practicable within ten (10) business days or (z) to the extent the Company elects pursuant to Section 6 hereof to purchase the Shares which are the subject of the Registration Notice. Once a Selling Holder has delivered a Registration Notice to the Company, such Selling Holder shall promptly provide to the Company such information as the Company reasonably requests in order to identify such Selling Holder and the method of distribution in a post-effective amendment to the Registration Statement or a supplement to the Prospectus. Such Selling Holder also shall notify the Company in writing upon completion of such offer or sale or at such time as such Selling Holder no longer intends to make offers or sales under the Registration Statement;

     (c) furnish to each Selling Holder of Registrable Securities that has delivered a Registration Notice to the Company, without charge, as many copies of each Prospectus and any amendment or supplement thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of the Prospectus and any amendment or supplement thereto by each such Selling Holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or amendment or supplement thereto;

     (d) use its best efforts to register or qualify the Registrable Securities by the time a registration statement is declared effective by the SEC under all applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as any Holder of Registrable Securities covered by the registration statement shall reasonably request in writing, keep each such registration or qualification effective during the period such registration statement is required to be kept effective or during the period offers or sales are being made by a Holder that has delivered a Registration Notice to the Company, whichever is shorter; provided, however,
                                                          --------  -------
that in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 5(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) file a general consent to service of process in any such jurisdiction;

     (e) notify each Holder of Registrable Securities promptly and, if requested by such Holder, confirm in writing, (i) when the registration statement and any post-effective amendments thereto have become effective, (ii) when any amendment or supplement to the Prospectus has been filed with the SEC, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the registration statement or any part thereof or the initiation of any proceedings for that purpose, (iv) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the period the registration statement is effective as a result of which (A) such registration statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement or any part thereof as promptly as possible;

     (g) furnish to each Selling Holder of Registrable Securities that has delivered a Registration Notice to the Company, without charge, at least one conformed copy of the applicable registration statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

     (h) cooperate with the Selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend; and enable certificates for such Registrable Securities to be issued for such numbers of shares and registered in such names as the Selling Holders may reasonably request, upon at least ten business days prior to any sale of Registrable Securities;

     (i) subject to the last three sentences of Section 5(b) hereof, upon the occurrence of any event contemplated by clause (x) of Section 5(b) or clause (v) of Section 5(e) hereof, use its reasonable efforts promptly to prepare and file an amendment or a supplement to the Prospectus or any document incorporated therein by reference or prepare, file and obtain effectiveness of a post-effective amendment to the registration statement, or file any other required document, in any such case to the extent necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus as then amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

     (j) make available for inspection by the Selling Holders of Registrable Securities that have provided a Registration Notice to the Company and any counsel, accountants or other represen tatives retained by such Selling Holders all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all such records, documents or information reasonably requested by such Holders, counsel, accountants or representatives in connection with the registration statement; provided, however, that such records, documents or
                        --------  -------
information which the Company determines in good faith to be confidential and notifies such Selling Holders, counsel, accountants or representatives in writing that such records, documents or information are confidential shall not be disclosed by such Selling Holders, counsel, accountants or representatives unless (i) such disclosure is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (ii) such records, documents or information become generally available to the public other than through a breach of this Agreement;

     (k) a reasonable time prior to the filing of any registration statement or any amendment thereto, or any Prospectus or any amendment or supplement thereto, provide copies of such document (not including any documents incorporated by reference therein unless requested) to the Selling Holders of Registrable Securities that have provided a Registration Notice to the Company;

     (l) use its reasonable efforts to cause all Registrable Securities to be listed on any securities exchange on which similar securities issued by the Company are then listed;

     (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the applicable registration statement;

     (n) use its reasonable efforts to make available to its security holders, as soon as reasonably practicable, an earning statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

     (o) if requested by a Selling Holder or any underwriters engaged by such Selling Holder for purposes of distributing the Registrable Securities, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the underwriters or such Selling Holder) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters with respect to the business of the Company and the registration statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain customary opinions of counsel to the Company and updates thereof (which shall be in form and substance reasonably satisfactory to the Selling Holders or to the underwriters and their counsel, as the case may
be), addressed to such Selling Holder and, if applicable, each of the underwriters; (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company, addressed to such Selling Holder and, if applicable, each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with any such offerings (in each case, to the extent permitted by applicable accounting rules and guidelines); (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the underwriters than those set forth in Section 7 hereof and cross indemnification by the underwriters in form and substance as is customary in connection with such offering, in favor of the Company or the Selling Holders, as the case may be; (v) with respect to any underwritten offering in excess of $40 million, make the Company's executive officers available for a total of five business days to participate in "road show" presentations (provided that in no event shall the Company be required to make its executive officers available for more than one "road show" in any year with respect to offerings pursuant to this Agreement); and (vi) deliver such documents and certificates as may be reasonably requested by the managing underwriters and their counsel to evidence the continued validity of the representations and warranties made pursuant to clause (i) above of this Section 5(o) and to evidence compliance with any customary conditions contained in the underwriting agreement entered into by the Company.

     The Company may require each Selling Holder of Registrable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Selling Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

     In connection with and as a condition to the Company's obligations with respect to the Shelf Registration Statement pursuant to Section 3 hereof and this Section 5, each Selling Holder covenants and agrees that (i) it will not offer or sell any Registrable Securities under the Shelf Registration Statement until it has provided a Registration Notice pursuant to Section 6(b) and has received copies of the Prospectus as then amended or supplemented as contemplated by Section 5(c) and notice from the Company that the Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 5(e); (ii) upon receipt of any notice from the Company contemplated by Section 5(b) (in respect of the occurrence of an event contemplated by clause (x) of Section 5(b)) or Section 5(e) (in respect of the occurrence of an event contemplated by clause (v) of Section 5(e)), such Selling Holder shall not offer or sell any Registrable Securities pursuant to the Shelf Registration Statement until such Selling Holder receives copies of the supplemented or amended Prospectus contemplated by Section 5(i) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Selling Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Selling Holder's possession, of the Prospectus as amended or supplemented at the time of receipt of such notice; (iii) all offers and sales by such Selling Holder under the registration statement must be completed within sixty (60) days after the first date on which offers or sales can be made pursuant to clause (i) above, and upon expiration of such sixty (60) day period, the Selling Holder may not offer or sell any registrable securities under the Registration Statement until it has again complied with the provisions of clause (i) above; (iv) such Holder and any of its officers, directors or affiliates, if any, must comply with the provisions of Regulation M under the Exchange Act as applicable to them in connection with sales of Registrable Securities pursuant to the Shelf Registration Statement; and (v) such Selling Holder and any of its officers, directors or affiliates, if any, must enter into such written agreements as the Company shall reasonably request to ensure compliance with clause (iv) above.

 6.  Repurchase by Company of Shares Subject to Registration Notice.
     --------------------------------------------------------------

     (a) Upon receipt by the Company of a Registration Notice, the Company may, but shall not be obligated to, purchase from such Selling Holder all, but not less than all, of the Shares which are the subject of such Registration Notice at a price per share equal to the greater of (i) the average of the Closing Prices of the Common Shares for the five trading days immediately preceding the date of the Registration Notice and (ii) the price offered to such Selling Holder by any bona fide third-party offeror pursuant to a written contract of sale. In the event the Company elects to purchase the Shares which are the subject of a Registration Notice, the Company shall notify the Holder of such Shares within five business days of the date of receipt of the Registration Notice by the Company, which notice shall indicate: (i) that the Company will purchase the Shares which are the subject of the Registration Notice, (ii) the price per share, calculated in accordance with the preceding sentence, which the Company will pay to such Holder and (iii) the date upon which the Company shall repurchase such Shares, which date shall not be later than the tenth business day after receipt of the Registration Notice relating to such Shares.

     (b) If the Company elects to purchase the Shares which are the subject of such Registration Notice in accordance with this Section 7, the Company shall be relieved of its obligations under Section 5(b), (c), (d), (e), (g), (h), (i) and
(j) with respect to such Shares or as the result of such Registration Notice.

 7.  Indemnification; Contribution.
     -----------------------------

      (a) Indemnification by the Company.  The Company agrees to indemnify and
          ------------------------------
hold harmless each Holder and its officers and directors and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which such Holder, officer, director or controlling Person may become subject under the Securities Act or otherwise
     (A) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or alleged untrue statement or any omission or alleged omission contained in the Shelf Registration Statement, if such settlement is effected with the written consent of the Company; and

          (iii) subject to the limitations set forth in Section 7(c), against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or alleged untrue statement or omission or alleged omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 7(a)
--------  -------
shall not apply to any Holder with respect to any loss, liability, claim, damage or expense that arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Shelf Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto.

      (b) Indemnification by Holders. Each Holder severally agrees to indemnify
          --------------------------
and hold harmless the Company and the other Selling Holders, and each of their respective directors and officers (including each director and officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company or any other Selling Holder within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in
Section 7(a) hereof, but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the

Company by such selling Holder for use therein relating to the Holder's status as a selling security holder.

      (c) Conduct of Indemnification Proceedings. Each indemnified party shall
          --------------------------------------
give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 7(a) or (b) above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party materially prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 7(a) or
(b) above. After receipt of such notice, the indemnifying party shall be entitled to participate in and, at its option, jointly with any other indemnifying party so notified, to assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by such indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that, if the defendants in any
                              --------  -------
such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to one separate counsel, the reasonable fees and expenses of which shall be paid by the indemnifying party. If the indemnifying party does not assume the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm in addition to any local counsel necessary in connection with such action or proceeding) for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party. If the indemnifying party assumes the defense of any such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding except as set forth in the proviso in the second sentence of this Section 7(c).

      (d) Contribution. In order to provide for just and equitable contribution
          ------------
in circumstances in which the indemnity agreement provided for in this Section 7 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the Selling Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Selling Holders, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Holders on the other (in such proportions that the selling Holders are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, pledge, access to information and opportunity to correct or prevent such action.

     The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder would otherwise have been required to pay by reason of such untrue statement or omission.

     Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act and directors and officers of a Holder shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

      8.  Rule 144 Sales.
          --------------

      (a) Compliance. The Company covenants that, so long as it is subject to
          ----------
the reporting requirements of the Exchange Act, it will file the reports required to be filed by it under the Exchange Act so as to enable any Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act.

      (b) Cooperation with Holders. In connection with any sale, transfer or
          ------------------------
other disposition by any Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the selling Holders may reasonably request. The Company's obligation set forth in the previous sentence shall be subject to the delivery, if reasonably requested by the Company or its transfer agent, by counsel to such Holder, in form and substance reasonably satisfactory to the Company and its transfer agent, of an opinion that such Securities Act legend need not appear on such certificate.

      9.  Miscellaneous.
          -------------

      (a) Amendments and Waivers. The provisions of this Agreement, including
          ----------------------
the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of the Company and the Holders of a majority of the outstanding Registrable Securities (treating for the purpose of such computation the Holders of Units as the Holders of Registrable Securities issuable upon exchange of such Units); provided, however, that no amendment, modification, supplement or waiver of, or
--------  -------
consent to the departure from, the provisions of this Agreement, which has the purpose or effect of reducing, impairing or adversely affecting the right of any Holder, shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities. Notice of any such amendment, modification, supplement, waiver or consent adopted in accordance with this Section 9(a) shall be provided by the Company to each Holder of Registrable Securities at least thirty (30) days prior to the effective date of such amendment, modification, supplement, waiver or consent.

      (b) Notices. All notices and other communications provided for or
          -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery,
(i) if to a Holder, at such Holder's registered address appearing on the share register of the Company or the Unit register of the Operating Partnership or
(ii) if to the Company, at Two Center Plaza, Suite 200, Boston, Massachusetts 02108-1906, Attention: Chief Executive Officer.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is knowledged, if telecopied; or at the time delivered if delivered by an air courier guaranteeing overnight delivery.

      (c) Successors and Assigns. This Agreement shall inure to the benefit of
          ----------------------
and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

      (d) Counterparts. This Agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (e) Headings. The headings in this Agreement are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning hereof.

      (f) Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Maryland without giving effect to the conflicts of law provisions thereof.

      (g) Specific Performance. The parties hereto acknowledge that there would
          --------------------
be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

      (h) Entire Agreement. This Agreement is intended by the parties as a final
          ----------------
expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      (i) Limitation of Liability of Shareholders, Trustees and Officers of the
          ---------------------------------------------------------------------
Company. ANY OBLIGATION OR LIABILITY WHATSOEVER OF THE COMPANY WHICH MAY ARISE
-------
AT ANY TIME UNDER THIS AGREEMENT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER INSTRUMENT, TRANSACTION OR UNDERTAKING CONTEMPLATED HEREBY SHALL BE SATISFIED, IF AT ALL, OUT OF THE COMPANY'S ASSETS ONLY. NO SUCH OBLIGATION OR LIABILITY, OTHER THAN THIS AGREEMENT AS IT RELATES TO EACH OF THE HOLDERS, SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PROPERTY OF ANY OF ITS SHAREHOLDERS, TRUSTEES, OFFICERS, EMPLOYEES OR AGENTS (SOLELY AS A RESULT OF THEIR STATUS AS SHAREHOLDERS, TRUSTEES, OFFICERS, EMPLOYEES OR AGENTS), REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, THIS SECTION 9(i) SHALL NOT IN ANY WAY AFFECT OR LIMIT ANY OBLIGATION OR LIABILITY OF ANY HOLDER UNDER THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above

                      CABOT INDUSTRIAL TRUST


                      By:
                          ------------------------------
                      Name:
                            ----------------------------
                      Title:
                             ---------------------------

                      HOLDERS:

                                [TO COME]

                                   EXHIBIT C
                                   ---------
                   [PARTNERSHIP AGREEMENT AND PLAN OF MERGER]



                              AGREEMENT OF MERGER

                                       OF

                          [TITLE HOLDING PARTNERSHIP]

                                 WITH AND INTO

                       CABOT INDUSTRIAL PROPERTIES, L.P.

                           DATED AS OF ________, 1997


                            [MAY VARY BY STATE LAW]

       THIS AGREEMENT is made by and between [TITLE HOLDING PARTNERSHIP], a [____________] partnership (the "Merging Partnership"), and Cabot Industrial
                                   -------------------
Properties, L.P., a Delaware limited partnership (the "Surviving Partnership").
                                                       ---------------------

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, each of the Merging Partnership and the Surviving Partnership desires that the Merging Partnership be merged pursuant to Section 17-211 of the Delaware Revised Uniform Limited Partnership Act ("DRULPA") [and other
                                                   ------
applicable state law, if any] with and into the Surviving Partnership (the "Merger"), which shall be the surviving partnership.
-------

     WHEREAS, the Surviving Partnership was formed in order to acquire and own various industrial warehouse facilities in connection with the initial public offering of common shares of beneficial interest of Cabot Industrial Trust, a Maryland real estate investment trust ("CIT"), the sole general partner of the
                                        ---
Surviving Partnership, for which a registration statement on Form S-11 (Registration No. 333-_____) (the "Registration Statement") under the Securities
                                   ----------------------
Act of 1933, as amended (the "Securities Act"), has been filed with the United
                              --------------
States Securities and Exchange Commission.

     WHEREAS, the partners of the Merging Partnership, and CIT, as the general partner of the Surviving Partnership, have approved the entering into and the execution of this Agreement of Merger.

     NOW THEREFORE:

     1.   Effective Time.  As used in this Agreement of Merger, the term
          --------------
"Effective Time" shall mean the date and time of the filing with the office of the Secretary of State of the State of Delaware of the certificate of merger with respect to the Merger (a form of which is attached hereto as Exhibit A)
                                                                  ---------
[and other state filing, if any].

     2.   The Merger.  At the Effective Time, the Merging Partnership shall be
          ----------
merged with and into the Surviving Partnership, which shall continue to be governed by the laws of the State of Delaware, and the separate legal existence of the Merging Partnership shall thereupon cease.

     3.   Agreement of Limited Partnership.  The Agreement of Limited
          --------------------------------
Partnership of the Cabot Industrial Properties, L.P. (the "Partnership
                                                           -----------
Agreement") shall be the Agreement of Limited Partnership of the Surviving
---------
Partnership and thereafter may be amended as provided in the Partnership Agreement or by law. This Agreement of Merger shall effect no amendment or other change whatsoever to the Partnership Agreement.

     4.   Terms and Conditions of the Merger.  At the Effective Time, by reason
          ----------------------------------
of the Merger, all the partnership interests of the Merging Partnership shall cease to exist in consideration of the assumption by the Surviving Partnership of the obligation to pay all liabilities of the Merging Partnership and of the issuance of partnership units ("Units"), as provided in the limited partnership agreement of the Surviving Partnership to the Partners of the Merging Partnership as set forth on Schedule
                                                                       --------
A hereto. All of the partnership interests of the Merging Partnership shall be
-
canceled as of the Effective Time. Each partnership interest of the Surviving Partnership outstanding immediately prior to the Merger shall upon and after the Merger remain a partnership interest of the Surviving Partnership.

     5.   Allocation of Taxable Income, Tax Losses and Dividends.  The Merging
          ------------------------------------------------------
Partnership and the Surviving Partnership hereby agree that, notwithstanding anything in the organizational documents of the Merging Partnership to the contrary, the distributive share of the Merging Partnership's taxable income, tax losses and dividends shall be allocated to the Partners of the Merging Partnership based on a closing of the Merging Partnership's books on the date of the Merger.

     6.   Effect of the Merger.  The Merger shall have the effects set forth in
          --------------------
the DRULPA [any other state law, if applicable]. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Merging Partnership shall vest in the Surviving Partnership and all debts, liabilities and duties of the Merging Partnership shall become the debts, liabilities and duties of the Surviving Partnership.

     7.   Further Assurances.  Each of the Merging Partnership and the Surviving
          ------------------
Partnership shall execute and deliver such further instruments and do or cause to be done such further acts as may be necessary to effectuate and confirm the Merger. The Board of Trustees and the officers of CIT and the general partner of the Merging Partnership, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any provision of the Agreement and Plan of Merger.

     8.   Counterparts.  This Agreement of Merger may be executed in any number
          ------------
of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement of Merger.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement of Merger as of the day and year first above written.


                                      [MERGING PARTNERSHIP]


                                      By:___________________________________
                                      Name:_________________________________
                                      Title:________________________________



                                      CABOT INDUSTRIAL PROPERTIES, L.P.


                                      By:  Cabot Industrial Trust
                                      By:___________________________________
                                      Name:_________________________________
                                      Title:________________________________


                              Consent of Partners
                              -------------------

The undersigned, constituting all of the partners of the Merging Partnership, hereby consent to (i) this Agreement and (ii) the waiver of any and all provisions of the Partnership Agreement of the Merging Partnership that would in any way limit the effectiveness of this Agreement.

ALL THE PARTNER(S) OF THE MERGING PARTNERSHIP


By:___________________________________
Name:_________________________________
Title:________________________________

                             CERTIFICATE OF MERGER
                                       OF
                       CABOT INDUSTRIAL PROPERTIES, L.P.

     This Certificate of Merger, dated as of the __th day of ________, 199_, is being filed by the undersigned in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") in accordance with the provisions of Title 6, Delaware Code (S)17-211 in order to merge Cabot Industrial Properties, L.P., a Delaware limited partnership, and [TITLE HOLDING PARTNERSHIP], a ___________ partnership.

     1. The name and jurisdiction of organization of each entity which is to be merged is: Cabot Industrial Properties, L.P., a limited partnership formed under the laws of the State of Delaware; and [TITLE HOLDING PARTNERSHIP], a partnership formed under the laws of the State of
          __________.

     2. An agreement of merger (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of Cabot Industrial Properties, L.P. and [TITLE HOLDING PARTNERSHIP].

     3. The name of the surviving limited partnership is Cabot Industrial Properties, L.P.

     4. The executed Merger Agreement is on file at the principal place of business of Cabot Industrial Properties, L.P., at the following address:

                    Two Center Plaza
                    Suite 200
                    Boston, MA 02108

     5. A copy of the Merger Agreement will be furnished by Cabot Industrial Properties, L.P., on request and without cost, to any partner of Cabot Industrial Properties, L.P. or shareholder of Cabot Industrial Trust.

     6. All of the partnership interests of [TITLE HOLDING PARTNERSHIP] have been canceled as of the date hereof.

     IN WITNESS WHEREOF, the undersigned General Partner of Cabot Industrial Properties, L.P. has duly executed this Certificate of Merger as of the day and year first above written.

                              CABOT INDUSTRIAL TRUST


                              By:__________________________
                              Name:________________________
                              Title:_______________________

                                   Schedule A
                                   ----------


                                                 Units of Surviving
Name of Partner                               Partnership to be Issued
---------------                               ------------------------
 (percentage)



Total

                                   EXHIBIT D
                                   ---------
                   [SUBSIDIARY AGREEMENT AND PLAN OF MERGER]



                              AGREEMENT OF MERGER

                                       OF

                          [TITLE HOLDING CORPORATION]

                                 WITH AND INTO

                       CABOT INDUSTRIAL PROPERTIES, L.P.

                           DATED AS OF ________, 1997


                            [MAY VARY BY STATE LAW]

  THIS AGREEMENT is made by and between [TITLE HOLDING CORPORATION], a Delaware corporation (the "Merging Corporation"), and Cabot Industrial Properties, L.P.,
                  -------------------
a Delaware limited partnership (the "Surviving Partnership").
                                     ---------------------

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, each of the Merging Corporation and the Surviving Partnership desires that the Merging Corporation be merged pursuant to Section 263 of the Delaware General Corporation Law ("DGCL") and Section 17-211 of the Delaware
                                   ----
Revised Uniform Limited Partnership Act ("DRULPA") with and into the Surviving
                                          ------
Partnership (the "Merger"), which shall be the surviving partnership.
                  ------

     WHEREAS, the Surviving Partnership was formed in order to acquire and own various industrial warehouse facilities in connection with the initial public offering of common shares of beneficial interest of Cabot Industrial Trust, a Maryland real estate investment trust ("CIT"), the sole general partner of the
                                        ---
Surviving Partnership, for which a registration statement on Form S-11 (Registration No. 333-_____) (the "Registration Statement") under the Securities
                                   ----------------------
Act of 1933, as amended (the "Securities Act"), has been filed with the United
                              --------------
States Securities and Exchange Commission.

     WHEREAS, CIT, as the shareholder of the Merging Corporation, and CIT, as the general partner of the Surviving Partnership, has approved the entering into and the execution of this Agreement of Merger.

     NOW THEREFORE:

     1.   Effective Time.  As used in this Agreement of Merger, the term
          --------------
"Effective Time" shall mean the date and time of the filing with the office of the Secretary of State of the State of Delaware of the certificate of merger with respect to the Merger (a form of which is attached hereto as Exhibit A).
                                                                  ---------

     2.   The Merger.  At the Effective Time, the Merging Corporation shall be
          ----------
merged with and into the Surviving Partnership, which shall continue to be governed by the laws of the State of Delaware, and the separate legal existence of the Merging Corporation shall thereupon cease.

     3.   Agreement of Limited Partnership.  The Agreement of Limited
          --------------------------------
Partnership of the Cabot Industrial Properties, L.P. (the "Partnership
                                                           -----------
Agreement") shall be the Agreement of Limited Partnership of the Surviving Partnership and thereafter may be amended as provided in the Partnership Agreement or by law. This Agreement of Merger shall effect no amendment or other change whatsoever to the Partnership Agreement.

     4.   Terms and Conditions of the Merger.  At the Effective Time, by reason
          ----------------------------------
of the Merger, all the shares of stock of the Merging Corporation shall cease to exist in consideration of the assumption by the Surviving Partnership of the obligation to pay all liabilities of the Merging Corporation and of the issuance of partnership units ("Units"), as provided in the limited partnership agreement of the Surviving Partnership to the Shareholder(s) of the Merging Corporation as set forth on Schedule A hereto. All of the certificates representing shares of stock of the
----------
Merging Corporation shall be canceled as of the Effective Time. Each partnership interest of the Surviving Partnership outstanding immediately prior to the Merger shall upon and after the Merger remain a partnership interest of the Surviving Partnership.

     5.   Allocation of Taxable Income, Tax Losses and Dividends.  The Merging
          ------------------------------------------------------
Corporation and the Surviving Partnership hereby agree that, notwithstanding anything in the organizational documents of the Merging Corporation to the contrary, the distributive share of the Merging Corporation's taxable income, tax losses and dividends shall be allocated to the Shareholder(s) of the Merging Corporation based on a closing of the Merging Corporation's books on the date of the Merger.

     6.   Effect of the Merger.  The Merger shall have the effects set forth in
          --------------------
the DGCL and the DRULPA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Merging Corporation shall vest in the Surviving Partnership and all debts, liabilities and duties of the Merging Corporation shall become the debts, liabilities and duties of the Surviving Partnership.

     7.   Further Assurances.  Each of the Merging Corporation and the Surviving
          ------------------
Partnership shall execute and deliver such further instruments and do or cause to be done such further acts as may be necessary to effectuate and confirm the Merger. The Board of Directors (or Trustees, as the case may be) and the officers of each of the Merging Corporation and CIT, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any provision of that Agreement and Plan of Merger.

     8.   Counterparts.  This Agreement of Merger may be executed in any number
          ------------
of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement of Merger.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement of Merger as of the day and year first above written.

                              [MERGING CORPORATION]

                              By:
                                  ---------------------------------
                              Name:
                                    -------------------------------
                              Title:
                                     ------------------------------


                              CABOT INDUSTRIAL PROPERTIES, L.P.

                              By: Cabot Industrial Trust

                              By:
                                  ---------------------------------
                              Name:
                                    -------------------------------
                              Title:
                                     ------------------------------


                             Consent of Shareholder
                             ----------------------

The undersigned, constituting all of the shareholder of the Merging Corporation, hereby consents to (i) this Agreement and (ii) the waiver of any and all provisions of the Articles of Incorporation of the Merging Corporation that would in any way limit the effectiveness of this Agreement.

ALL THE SHAREHOLDER(S) OF THE MERGING CORPORATION

Cabot Industrial Trust

By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                             CERTIFICATE OF MERGER
                                       OF
                       CABOT INDUSTRIAL PROPERTIES, L.P.

     This Certificate of Merger, dated as of the __th day of ________, 199_, is being filed by the undersigned in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") in accordance with the provisions of Title 6, Delaware Code (S)17-211 in order to merge Cabot Industrial Properties, L.P., a Delaware limited partnership, and [TITLE HOLDING CORPORATION], a Delaware corporation.

     1. The name and jurisdiction of organization of each entity which is to be merged is: Cabot Industrial Properties, L.P., a limited partnership formed under the laws of the State of Delaware; and [TITLE HOLDING CORPORATION], a corporation formed under the laws of the State of Delaware.

     2. An agreement of merger (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of Cabot Industrial Properties, L.P. and [TITLE HOLDING CORPORATION].

     3. The name of the surviving limited partnership is Cabot Industrial Properties, L.P.

     4. The executed Merger Agreement is on file at the principal place of business of Cabot Industrial Properties, L.P., at the following address:

                    Two Center Plaza
                    Suite 200
                    Boston, MA 02108

     5. A copy of the Merger Agreement will be furnished by Cabot Industrial Properties, L.P., on request and without cost, to any partner of Cabot Industrial Properties, L.P. or shareholder of Cabot Industrial Trust.

     6. All of the certificates representing shares of stock of [TITLE HOLDING CORPORATION] have been canceled as of the date hereof.

     IN WITNESS WHEREOF, the undersigned General Partner of Cabot Industrial Properties, L.P. has duly executed this Certificate of Merger as of the day and year first above written.

                              CABOT INDUSTRIAL TRUST


                              By:
                                  ---------------------------------
                              Name:
                                    -------------------------------
                              Title:
                                     ------------------------------

                                   Schedule A
                                   ----------


                                                 Units of Surviving
Name of Shareholder                           Partnership to be Issued
-------------------                           ------------------------
  (percentage)



Total

                                   EXHIBIT E
                                   ---------



                           CERTIFICATE OF DISSOLUTION


                                       OF


                          [TITLE HOLDING PARTNERSHIP]


                           DATED AS OF _______, 1997


                            [MAY VARY BY STATE LAW]

           CERTIFICATE OF DISSOLUTION OF [TITLE HOLDING PARTNERSHIP]
           ---------------------------------------------------------


     This Certificate of Dissolution of [Title Holding Partnership], a _________ general partnership (the "Partnership"), dated as of ________ __, 1997 by Cabot
                          -----------
Industrial Properties, L.P., a Delaware limited partnership (the "Operating
                                                                  ---------
Partnership"), the sole partner of the Partnership (Operating Partnership being
-----------
hereinafter sometimes referred to as the "Partner"), provides for the voluntary
                                          -------
dissolution and complete liquidation of the Partnership, in accordance with Article __ of the Partnership Agreement of the Partnership dated as of ____________ (as previously amended, the "Partnership Agreement") and in
                                          ---------------------
accordance with the Uniform Partnership Act of the State of ________.

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, each of __________ and ___________, the prior partners of the Partnership has transferred its partnership interest in the Partnership to the Operating Partnership pursuant to that Contribution Agreement dated as of ________, 1997 by and among, among others, the [Prior Partners], the Operating Partnership and Cabot Industrial Trust, a Maryland real estate investment trust;

     WHEREAS, as a result of such merger, the Operating Partnership is a Partner of the Partnership; and

     WHEREAS, as a result of the transactions described above, the Operating Partnership is the sole Partner of the Partnership and has determined to have the Partnership dissolved and to cause itself to receive the remaining assets of the Partnership upon the terms stated herein:

     NOW THEREFORE, the undersigned, being the sole Partner of the Partnership, does hereby adopt this Certificate of Dissolution, as follows:


     1.   Definitions.  Capitalized terms not otherwise defined herein shall
          -----------
have the meanings ascribed to them in the Partnership Agreement.

     2.   Termination of the Partnership.  The Partner has determined that the
          ------------------------------
voluntary termination and complete liquidation of the Partnership is advisable, expedient and in the best interests of the Partnership. The Partner hereby agrees that the business of the Partnership shall not be continued in any manner but that instead the Partnership shall be liquidated and the remaining assets distributed to it.

     3.   Dissolution.  In accordance with Article __ of the Partnership
          -----------
Agreement, the Partner has conducted an accounting of all property, assets and liabilities of the Partnership. The Partner has discharged all debts and liabilities of the Partnership which were due and payable. The remaining assets are to be distributed on the date hereof to the Partner as set forth on Schedule A attached hereto.
         ----------

     4.   Distributions.  The distribution of the assets shall be made to the
          -------------
Partner on the following conditions: (1) the Partner hereby certifies that it is the owner of its partnership interest in the Partnership, free and clear of all liens or encumbrances and that it is surrendering all right, title and interest in and to such partnership interest upon dissolution; and (2) the Partner acknowledges that such distribution shall be in complete satisfaction of its rights as a Partner of the Partnership.

     5.   Authorization.   (a)  The Partner is hereby authorized to do such acts
          -------------
and to take such steps as may be necessary, advisable or convenient to carry this Certificate of Dissolution into effect, including, but not limited to, the execution of such instruments as may be required to vest title to any assets of this Partnership in the Partner as set forth on Schedule A hereto.
                                                ----------

     (b) As soon as the assets of the Partnership have been distributed in conformity with this Certificate of Dissolution, the Partner is hereby authorized and directed to cause any filing and notice to be made effecting such dissolution, and to do all other things necessary, advisable or convenient for the dissolution of the Partnership, including without limitation, the providing of a Notice to Parties in the form of Appendix A hereto.
                                      ----------

     IN WITNESS WHEREOF, this Certificate of Dissolution has been executed by the duly authorized officer or representative of the sole Partner of the Partnership, as of the day and year first above written.


                              CABOT INDUSTRIAL PROPERTIES, L.P.

                              By:  Cabot Industrial Trust, its
                                   general partner

                              By: _________________________________
                              Name: _______________________________
                              Title: ______________________________

                                   Schedule A
                                   ----------


                                          Assets to be
                                          Distributed
          Name of Partner                in Liquidation
          ---------------                --------------

Cabot Industrial Properties, L.P.      [Name of Property]

                                   Appendix A
                                   ----------

                NOTICE TO PARTIES OF DISSOLUTION AND LIQUIDATION
                         OF [TITLE HOLDING PARTNERSHIP]

                               ____________, 1997


VIA CERTIFIED MAIL

[Addressee]

               Re:  Notice of Dissolution and Liquidation of
                    [Title Holding Partnership]
                    ----------------------------------------

Ladies and Gentlemen:

     [Title Holding Partnership], a _________ general partnership (the "Partnership"), with Cabot Industrial Properties, L.P., as its sole partner, was formed pursuant to that certain Partnership Agreement dated as of ____________, as amended. You have been identified by the Partnership or one of its Partners as having transacted business with the Partnership.

     Please be advised that on ________ __, 1997 (the "Dissolution Date"), the sole Partner of the Partnership elected by voluntary consent to terminate and dissolve the Partnership. All assets of the Partnership, after payment of all outstanding liabilities, are being distributed to the Partner. From and after the Dissolution Date, the Partnership was no longer engaged in any business, and no Partner has any authority, actual, apparent or otherwise, to bind the Partnership for any obligation or duty. Therefore, you are advised that, in dealing with the Partner of the Partnership, you cannot rely on the assets or net worth of the Partnership or of the Partners.

                              Very truly yours,

                              CABOT INDUSTRIAL PROPERTIES, L.P.

                              By:  Cabot Industrial Trust, its
                                   general partner

                              By:______________________________
                              Title:___________________________

                                   EXHIBIT F

                          TENANT ESTOPPEL CERTIFICATE
                          ---------------------------


To: CABOT INDUSTRIAL TRUST, CABOT INDUSTRIAL PROPERTIES, L.P., and their respective successors, assigns, subsidiaries and affiliates (collectively, "New Owner"), and _____________________________, a _________________
     ("Landlord")

     Re:  Lease of premises located at _________________________________,
           ______________, _____, (the "Property")

     The undersigned ("Tenant") hereby acknowledges that this Certificate is being furnished for the benefit of New Owner and Landlord in connection with the acquisition by New Owner from Landlord of the Property, and that the statements and certifications set forth herein may be relied upon by New Owner and Landlord in connection with such transaction.

     The undersigned ("Tenant") hereby represents, warrants and certifies to New Owner and Landlord as follows:

     1. Tenant is the sole owner and holder of the tenant's interest in, to and under that certain Lease Agreement dated _______________, 19__, executed by ________________, as landlord, and __________________, as tenant, with respect to the Property (said Lease Agreement, together with all addenda, modifications and supplements thereto, if any, being hereinafter collectively referred to as the "Lease").

     2. A true, correct and complete description of the Lease (including all addenda, modifications and supplements thereto, if any) is attached hereto as

Exhibit "A", which represents the entire agreement between the parties thereto
-----------
with respect to the leasing of the Property. The Lease is in full force and effect and has not been modified, supplemented, amended, terminated or surrendered, either orally or in writing, except as set forth and attached hereto as Exhibit "A". There are no events or conditions presently existing
          -----------
which with or without notice or lapse of time, or both, (a) constitute a monetary or other default of Landlord or Tenant under the Lease, (b) entitle Tenant to offsets or defenses against the prompt, current payment of rent to, or claims, counterclaims, offsets or defenses arising from the Lease against, Landlord (or any assignee of Landlord of its interest in, to and under the Lease) or (c) entitle Tenant to terminate the Lease for any reason.

     3.   a.   The term of the Lease commenced on ______________, 19__, and shall expire on _____________, ____. Tenant does not have any options to extend the Lease, nor options or rights of first refusal or rights to renew or cancel the Lease, nor to purchase any part of the Property, except as expressly provided in the Lease.

          b. The current fixed monthly rent payment pursuant to the Lease is in the amount of $_________ and has been paid through and including _________________, 199___.

          c. Tenant has deposited with Landlord $__________________________ as a security deposit.

     4.   Except as may be expressly set out on Exhibit "B" attached hereto, all
                                                -----------
conditions under the Lease to be performed by Landlord as of the date hereof (including, without limitation, construction of improvements) have been satisfied, and Tenant has accepted possession and is in occupancy of the Property, with the result that Tenant is fully obligated to pay, and is paying, the rent, additional rent and other charges due under the Lease, and is performing all of the other obligations of Tenant under the Lease.

     5. The Lease does not provide for any payments (including, without limitation, rent credits) by Landlord to Tenant which are presently due and payable or which are due and payable in the future and there are no credits, concessions, bonuses, free months' rentals, rebates, reimbursements or other matters benefitting Tenant and affecting the rental under the remaining term of the Lease, by side letter or otherwise.

     6. No rent under the Lease has been paid more than thirty (30) days in advance.

     7. The interest of Tenant in the Lease has not been assigned or encumbered, and no part of the Property has been sublet; and Tenant has no notice of any prior assignment, hypothecation or pledge of rent to be paid by Tenant under the terms of the Lease by Landlord.

     8. All insurance policies required to be maintained by Tenant under the Lease are in full force and effect as therein required.

     9. Tenant acknowledges that in connection with the acquisition of the Property from Landlord, Landlord is assigning and transferring to New Owner all of Landlord's right, title and interest in, to and under the Lease; and the Tenant agrees to attorn to New Owner and to perform all of Tenant's obligations as Tenant under the Lease (including, without limitation, the payment of rent), directly to New Owner (its successors and assigns) as the new landlord under the Lease from and after the effective date of such assignment and transfer by Landlord to New Owner.

     10. No petroleum or hazardous wastes, hazardous substance or hazardous materials have been treated, stored or disposed of in violation of applicable laws on or about the Property by Tenant.

     11. This Certificate shall be binding upon Tenant, its successors and assigns and all parties claiming through or under Tenant or any such successor or assign and shall inure to the benefit of New Owner, the successors and assigns of New Owner and all parties claiming through or under New Owner or any such successor or assign.

     DATED:  ________________, 1997.


                              TENANT:
                              ------



                              By:
                                 -------------------------

                              Name:
                                   -----------------------
                              Its:
                                   -----------------------

                                  EXHIBIT "A"

                        Description of  Lease Agreement

                                  EXHIBIT "B"

                   List of Landlord's Unperformed Obligations

                                  EXHIBIT G-1

     (Instructions when existing title insurance policy remains in effect)



                           ___________________, 1997


_________________Title Company
_____________________________
_____________________________


          Re: Your Owners Title Policy No. _________, dated _________________, issued to ______________ (the "Title Policy")

Gentlemen:

          The undersigned (the "Assured"), being the named insured in the Title Policy, continues to be the owner of the Property described in the Title Policy. All of the stock in the Assured is being assigned to Cabot Industrial Trust, a Maryland real estate investment trust. Promptly after the assignment, the Assured will merge into and become Cabot Industrial Properties, L.P., a Delaware limited Partnership ("Cabot").

          Upon receipt of written instructions from Cabot or its counsel, Mayer, Brown & Platt, you are directed to do the following:

          l.   Record the deed in the appropriate office in your County;

          2.   Deliver to Cabot such of the following items which it requests:

               a.   A date-down endorsement to the Title Policy;

               b.   An endorsement modifying the named insured to be Cabot;

               c.   an endorsement increasing the insured amount to $__________;

               d. such of the following endorsements which are available in your State:

                    (1)  an ALTA 3.1 zoning endorsement;

                    (2)  a non-imputation endorsement;

                    (3)  an owner's comprehensive endorsement;

                    (4)  an access endorsement;

                    (5)  a contiguity endorsement, if applicable;

                    (6)  a survey endorsement; and

                    (7)  such other endorsements as Cabot shall request.

          If no instructions have been received by you from Cabot by _________________, 1998, these instructions shall become void. If you have any
questions, please contact __________________ at (   )_____________.


                              Yours very truly,

                                  EXHIBIT G-2

          (Instruction when new title insurance policy being obtained)


                           ___________________, 1997



_________________Title Company
_____________________________
_____________________________

          Re: Your Owners Title Policy No. ________, dated ________________, issued to ____________( the "Existing Title Policy")

Gentlemen:

          Enclosed is a fully executed and acknowledged deed from ________________ to Cabot Industrial Properties, L.P., a Delaware limited partnership ("Cabot"), covering the real property described in the Existing Title Policy.

          Upon receipt of written instructions from Cabot or its counsel, Mayer, Brown & Platt, you are directed to do the following:

          1.   Record the deed in the appropriate office in your County;

          2. Deliver to Cabot an owner's policy of title insurance issued by your Company in favor of Cabot, (i) dated on the date designated by Cabot; (ii) in the amount of $____________; (iii) in the form of an American Land Title Association Owner's Policy, Standard Form B (or such other form as is acceptable to Cabot if such ALTA form is not available in the State where the property is located; (iv) subject only to the standard exclusions from coverage contained in such policy and Permitted Exceptions which are acceptable to Cabot, with full extended coverage over all standard and general exceptions, if available; and
(v) which policy shall contain such of the following endorsements requested by Cabot, to the extent they are available in your State:

               a.   an ALTA 3.1 zoning endorsement;

               b.   a non-imputation endorsement;

               c.   an owner's comprehensive endorsement;

               d.   an access endorsement;

               e.   a contiguity endorsement, if applicable; and

               f.   such other endorsements as Cabot may request.

          If no instructions have been received by you from Cabot by ________, the unrecorded deed should be returned to the undersigned. If you have any
questions, please call ________________________ at (   )_____________.


                              Yours very truly,

                                   EXHIBIT H

                      FORM OF BILL OF SALE AND ASSIGNMENT


     This instrument is executed and delivered as of the ____ day of _________, 199___ pursuant to that certain Contribution Agreement ("Contribution
                                                         ------------
Agreement") dated ____________, 199___, by and among __________________, a
_________
_____________________ ("Contributor"), party thereto, Cabot Partners Limited
                        -----------
Partnership, a Massachusetts limited partnership, Cabot Industrial Trust, a Maryland real estate investment trust, and Cabot Industrial Properties, L.P., a Delaware limited partnership ("Partnership"), covering the real property
                               -----------
described in Exhibit A attached hereto ("Real Property").
             ---------                   -------------

     1.   Sale of Personalty.  For good and valuable consideration, Contributor
          ------------------
hereby sells, assigns, transfers, sets over and conveys to Partnership the following:

     (a) Tangible Personalty.  All of the right, title and interest of
         -------------------
Contributor in and to any and all tangible personal property of every nature and description and all replacements thereof owned by Contributor (or in which Contributor has any interest) and used in connection with or relating to the use, operation, maintenance, ownership and/or occupancy of the Real Property including, without limitations: furniture; furnishings; art work; sculptures; paintings; office equipment and supplies; interior appliances; machinery; apparatus; landscaping; plants; lawn equipment; whether stored on or off the Real Property, tools, materials and supplies, and maintenance equipment used in connection with the use, operation, maintenance, ownership and/or occupancy of the Real Property; shelving and partitions and any construction and finish material and supplies not incorporated into the buildings and other improvements located on or affixed to the Real Property and held for repairs and replacements thereto, wherever located; and all of the personal property described on Exhibit
                                                                         -------
B attached hereto; provided, however, that the conveyance contemplated herein
-                  --------  -------
shall not include tools, supplies and equipment owned by the property manager of the Real Property or any personal property owned by tenants under the Leases (as hereinafter defined) affecting the Real Property (the property described in this
Section 1(a), collectively, the "Personal Property").

     (b) Intangible Personalty.  All of the right, title and interest of
         ---------------------
Contributor in and to any and all of the intangible personal property owned by Contributor (or in which Contributor has any interest) and used in connection with or relating to the Real Property or Personal Property to the extent assignable in accordance with its terms or under applicable law including, without limitation: all licenses, approvals, applications and permits issued or approved by any governmental authority and relating to the use, operation, ownership, occupancy and/or maintenance of the Real Property or the Personal Property; utility arrangements; indemnities; warranties; guarantees; claims against third parties; plans, drawings (including, without limitation, architectural and engineering drawings); specifications; surveys; maps, engineering reports and other technical descriptions; books and records; insurance proceeds and condemnation awards; all trade names, trademarks, trademark applications, copyrights, service marks, logos or other proprietary information (including Contributor's interest in the current and past names of the Real Property), contract rights (but excluding Contributor's obligations under contracts except those expressly assumed in this instrument); telephone exchange numbers; and all other intangible rights used in connection with or relating to the Real Property or the Personal Property.

     2.   Assignment of Leases and Contracts.  For good and valuable
          ----------------------------------
consideration, Contributor hereby assigns, transfers, sets over and conveys to Partnership, and Partnership hereby accepts, subject to the terms hereof, the following:

     (a) Leases.  All of the landlord's right, title and interest in and to the
         ------
tenant leases ("Leases") covering the Real Property, as set forth on the Rent
                ------
Roll attached hereto as Exhibit C, which Contributor certifies is true and
                        ---------
correct in all material respects as of the date stated thereon, and Partnership hereby assumes all of the landlord's obligations under the Leases arising from and after the Closing Date (as defined in the Contribution Agreement) but as to the landlord's obligations with regard to security deposits and other deposits only to the extent the security deposits have been transferred or credited to Partnership;

     (b) Tenant Improvement and Service Contracts.  The tenant improvement and
         ----------------------------------------
service contracts described in Exhibit D attached hereto (the "Contracts"), and
                               ---------                       ---------
Partnership hereby assumes the obligations of Contributor under such service contracts arising from and after the Closing Date.

     3.   Warranty.  Contributor hereby represents and warrants to Partnership
          --------
that it is the owner of the property described above, that such property is free and clear of all liens, charges and encumbrances other than the Permitted Exceptions (as defined in the Contribution Agreement), and Contributor warrants and defends title to the above-described property unto Partnership, its successors and assigns, against any person or entity claiming, or to claim, the same or any part thereof by, through or under Contributor, subject only to the Permitted Exceptions.

     4.   Indemnification.  Subject to the provisions of the Contribution
          ---------------
Agreement, Contributor shall defend, indemnify and hold harmless Partnership from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Partnership by reason of the failure of Contributor to fulfill, perform, discharge, and observe its obligations with respect to the Leases, Contracts or other intangibles arising on or before the date hereof. Subject to the provisions of the Contribution Agreement, Partnership shall defend, indemnify and hold harmless Contributor from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Contributor by reason of the failure of Partnership to fulfill, perform, discharge, and observe its obligations with respect to the Leases, Contracts or other intangibles arising after the date hereof.

     5.   Limitation of Liability.  Any obligation or liability of Partnership
          -----------------------
whatsoever which may arise at any time under this Assignment or any obligation or liability which may be incurred by Partnership pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of Partnership's assets only. No obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Partnership's trustees, officers, employees, shareholders or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

     IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale and Assignment to be executed as of the date written above.

                              CONTRIBUTOR:

                              --------------------------------------------



                              By:
                                  ----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------


                              PARTNERSHIP:

                              CABOT INDUSTRIAL PROPERTIES, L.P.

                              By: Cabot Industrial Trust, its general partner


                              By:
                                  ----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------




                               [ACKNOWLEDGMENTS]
                                ---------------

                                   EXHIBIT I

                         FORM OF EQUITY HOLDER CONSENT


     The undersigned, being [a] [the sole] stockholder of ____________________, a _______________ _______________ (the "Title Holding Entity"), in accordance with the authority contained in the Title Holding Entity's charter, without the formality of convening a meeting, hereby consents to the following actions and waives any notice, whether provided by statute or otherwise, required to be given in connection therewith:

          RESOLVED, that the proposed merger of the Title Holding Entity with and into Cabot Industrial Properties, L.P., on substantially the terms and conditions set forth in the form of Contribution Agreement attached hereto, and the other transactions contemplated therein, are hereby approved and adopted in all respects; and

          FURTHER RESOLVED, that the officers of the Title Holding Entity are each hereby authorized and directed to execute and deliver the Contribution Agreement in substantially the form attached hereto, with such changes therein as the executing officer may approve, and all other agreements, certificates, instruments and other documents in connection with the transactions contemplated therein and to do all acts and make all payments, for and in the name and on behalf of the Title Holding Entity, as they may deem necessary or desirable, the execution of any such document or doing of any such act or making of any such payment by any such officer to be conclusive evidence of such officer's approval.

     The undersigned, as an Equity Holder of the Title Holding Entity, hereby agrees (i) to indemnify, defend and hold the Company and the Partnership harmless from and against any liability, claim, demand, loss or damage, to the same extent and in the same manner as the Title Holding Entity has so agreed in
Article 13 of the Contribution Agreement, provided that (a) the aggregate
                                          --------
liability of the undersigned under Article 13 shall not exceed its IPO Proceeds and the liability of the undersigned under Article 13 with respect to any particular Property shall not exceed its percentage share of the Contribution Amount with respect to such Property and provided, further, that, if the
                                         --------  -------
undersigned elects to deliver Ownership Units to satisfy its indemnification amount and delivers all Ownership Units received by it in the Consolidation to the Company or the Partnership pursuant to Section 13.1 of the Contribution Agreement, the undersigned shall have no further liability under Article 13, and
(ii) that any permitted transferee of the undersigned's Ownership Units shall first also agree to be bound by the obligations described in clause (i) above for so long as any such obligations shall exist under the Contribution Agreement (although such agreement shall not release the undersigned from its obligations). The undersigned acknowledges that a copy of this consent will be delivered to the Company, the Partnership and Cabot Partners, who will be relying on this consent in connection with entering into the Contribution Agreement, and that this consent is hereby made a part of the Contribution Agreement. This consent is being delivered in reliance on the representations, warranties and covenants of Cabot Partners contained in Section 3.13 of the Contribution Agreement. Capitalized terms used and not defined above are used as defined in the Contribution Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this consent as of this _____ day of October, 1997.


                                          [SIGNATURE OF EQUITY HOLDER]


ACKNOWLEDGED AND AGREED:


CABOT INDUSTRIAL TRUST

By:_____________________
Name:___________________
Title:__________________


CABOT INDUSTRIAL PROPERTIES, L.P.

By:  Cabot Industrial Trust,
     its general partner

     By:____________________
     Name:__________________
     Title:_________________


CABOT PARTNERS LIMITED PARTNERSHIP

By:  Cabot Realty Advisors Corporation,
     its general partner

     By:____________________
     Name:__________________
     Title:_________________

                                   EXHIBIT J

                FORM OF BILL OF SALE, ASSIGNMENT AND CONVEYANCE


     WHEREAS, Cabot Industrial Properties, L.P., a Delaware limited partnership (the "Company"), and Cabot Partners Limited Partnership, a Massachusetts limited partnership ("Cabot Partners"), and certain others have entered into a Contribution Agreement dated as of __________, 1997 (which, together with the exhibits and schedules thereto, is hereinafter referred to as the "Contribution
                                                                   ------------
Agreement"); and
---------

     WHEREAS, pursuant to Section 2.5 of the Contribution Agreement, Cabot Partners has agreed to sell, transfer and convey to the Company the Cabot Partner Assets (as defined in the Contribution Agreement).

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cabot Partners does hereby grant, bargain, sell, transfer, convey, assign and deliver to the Company, subject to the terms of the Contribution Agreement, all of the Cabot Partner Assets.

     TO HAVE AND TO HOLD unto the Company, its successors and assigns forever, all of the Cabot Partner Assets hereby granted, bargained, sold, transferred, conveyed, assigned and delivered, free and clear of all liens, charges, pledges, security interests or other encumbrances, except as provided in the Contribution Agreement and the schedules thereto, and subject to the terms thereof.

     From time to time after the date hereof, Cabot Partners, without further consideration, will execute, deliver and record or cause to be executed, delivered and recorded such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as the Company may request in order to more effectively convey, assign, transfer and deliver to the Company, and to place the Company in possession and control of, any of the Cabot Partner Assets, or to enable the Company to exercise and enjoy all rights and benefits of Cabot Partners with respect thereto.

     This instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws.

     IN WITNESS WHEREOF, Cabot Partners and the Company have caused this instrument to be executed and delivered this ____ day of __________, 1997.


                              CABOT PARTNERS LIMITED PARTNERSHIP

                              By: Cabot Realty Advisors Corporation, its
                                  general partner


                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________

Accepted:

CABOT INDUSTRIAL PROPERTIES, L.P.

By:  Cabot Industrial Trust, its
     general partner

By:_____________________________
Name:___________________________
Title:__________________________

                                   EXHIBIT K

                              FORM OF AUDIT LETTER

__________________________
__________________________
__________________________

Dear Sirs:

     We are writing at your request to confirm our understanding that your audit of the statement of operating income for the year ended ______________, 199_, was made for the purpose of expressing an opinion as to whether the statement of operating income presents fairly, in all material respects, the results of operations of [NAME OF PROJECT] in conformity with generally accepted accounting principles. These representations are made exclusively to [AUDITOR] and not to the buyer of the Project or any other third party. In connection with your ______________, 199_ audit we confirm, to the best of our knowledge and belief, with respect to our daily operations and without independent inquiry or investigation, the following representations made during your audits:

1. We have made available to you all financial records and related data concerning this Project, which are in our possession.

2.   We are not aware of any:

     a. Irregularities involving any member of management or employees that could have a materially adverse effect on the statement of operating income.

     b. Notices of violations of laws or regulations, the effects of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

     [c. Material liabilities, gain or loss contingencies or other transactions (including oral and written guarantees) that are required to be but have not been accrued or disclosed).]

     d. Material events that have occurred subsequent to _____________, 199_ that would require material adjustment to the statement of operating income.

3. The Company has complied with all material aspects of contractual agreements relating to the Project (e.g. management contracts) that would have a material affect on the statement of operating income in the event of noncompliance.

4. All significant payments to affiliated companies of the undersigned have been properly recorded or disclosed in the financial statements.

Further, we acknowledge that the owner signing this letter is responsible for the fair presentation in the financial statements of the results of operations in conformity with generally accepted accounting principles.

                                    [                          ]


                                    By: ________________________________
                                    Name:_______________________________
                                    Title:______________________________

                                   SCHEDULE A
                                   ----------

   Properties; Descriptions and Contribution Amounts per Title Holding Entity
   --------------------------------------------------------------------------

                                                                                                                       CONTRIBUTION
ENTITY                                        PROPERTY                            CITY                     STATE          AMOUNT
------                                        --------                            ----                     -----          ------
West Coast Industrial, LLC                    2350 Artesia Avenue                 Fullerton                CA          $  2,350,000
West Coast Industrial, LLC                    2330 Artesia Avenue                 Fullerton                CA          $  1,970,000
West Coast Industrial, LLC                    2337 Commonwealth Avenue            Fullerton                CA          $  2,000,000
West Coast Industrial, LLC                    6030 Avenida Encinas                Carlsbad                 CA          $  7,350,000
West Coast Industrial, LLC                    3200 Reed Avenue                    West Sacramento          CA          $  3,970,000
West Coast Industrial, LLC                    3250 Reed Avenue                    West Sacramento          CA          $  3,880,000
West Coast Industrial, LLC                    1212 E. Howell Avenue               Anaheim                  CA          $  1,080,000
West Coast Industrial, LLC                    1222 E. Howell Avenue               Anaheim                  CA          $  3,450,000
West Coast Industrial, LLC                    6020 Avenida Encinas                Carlsbad                 CA          $  6,210,000
                                                                                                                       ------------
                                                                                                  TOTAL                $ 32,260,000

C-M Howe Properties, L.P.                     8055 N. State Rd #9                 Howe                     IN          $  7,170,000
C-M Taunton Investment Company                75 John Hancock Road                Taunton                  MA          $  2,130,000
C-M Michigan Investment Co.                   3710 Sysco Court                    Grand Rapids             MI          $  2,110,000
C-M Madison Investment Co.                    555 Industrial Drive                Madison                  MS          $  6,030,000
C-M Monroe Investment Co.                     U.S. Hwy. 74 & 1902 Airport Rd.     Monroe                   NC          $  8,410,000
C-M Harrisburg Investment Co.                 5045 Ritter Rd. #15                 Mechanicsburg            PA          $  2,170,000
                                                                                                                       ------------
                                                                                                  TOTAL                $ 28,020,000

CP REPROP Corp.                               601 South 55th Avenue               Phoenix                  AZ          $  2,310,000
CP REPROP Corp.                               431 North 47th Avenue               Phoenix                  AZ          $  4,200,000
CP REPROP Corp.                               4 South 84th Ave.                   Tolleson                 AZ          $  7,610,000
CP REPROP Corp.                               602 South 63rd Ave.                 Phoenix                  AZ          $  5,090,000
CP REPROP Corp.                               101 N. 104th Ave.                   Tolleson                 AZ          $  7,320,000
CP REPROP Corp.                               13333 Lakefront Drive               Earth City               MO          $  6,510,000
CP REPROP Corp.                               3800 Twin Creek Drive               Columbus                 OH          $  4,170,000
CP REPROP Corp.                               2700 International Street           Columbus                 OH          $  3,210,000
CP REPROP Corp.                               3965 Pilot Drive                    Memphis                  TN          $  7,730,000
                                                                                                                       ------------
                                                                                                  TOTAL                $ 48,150,000

CP Investment Properties, Inc.                515 East Dyer Road                  Santa Ana                CA          $ 14,690,000
CP Investment Properties, Inc.                185 Valley Drive                    Brisbane                 CA          $  1,220,000
CP Investment Properties, Inc.                105-115 Park Lane                   Brisbane                 CA          $  2,710,000
CP Investment Properties, Inc.                240 Valley Drive                    Brisbane                 CA          $    640,000
CP Investment Properties, Inc.                41-43 Park Lane                     Brisbane                 CA          $  1,160,000
CP Investment Properties, Inc.                60 Park Lane                        Brisbane                 CA          $  2,360,000
CP Investment Properties, Inc.                120 Park Lane                       Brisbane                 CA          $  2,010,000
CP Investment Properties, Inc.                235 Valley Drive                    Brisbane                 CA          $  1,790,000
CP Investment Properties, Inc.                280 Old County Rd.                  Brisbane                 CA          $  1,690,000
CP Investment Properties, Inc.                50-58 Cypress Lane                  Brisbane                 CA          $  2,130,000
CP Investment Properties, Inc.                145 Park Lane                       Brisbane                 CA          $  3,260,000
CP Investment Properties, Inc.                165 Valley Drive                    Brisbane                 CA          $  1,190,000
CP Investment Properties, Inc.                1291 & 1391 South Vintage Ave.      Ontario                  CA          $ 15,970,000
CP Investment Properties, Inc.                280 Valley Drive                    Brisbane                 CA          $  2,030,000
CP Investment Properties, Inc.                30955 Huntwood Ave.                 Hayward                  CA          $  4,630,000
CP Investment Properties, Inc.                91-99 Park Lane                     Brisbane                 CA          $  2,110,000
CP Investment Properties, Inc.                150-159 Park Lane                   Brisbane                 CA          $  1,350,000
CP Investment Properties, Inc.                5401 East Jurupa St.                Ontario                  CA          $  3,920,000

                                  - Page 1 -































CP Investment Properties, Inc.                40 Pepes Farm Road                  Milford                  CT          $  8,300,000
CP Investment Properties, Inc.                4500 Western Avenue                 Lisle                    IL          $  3,390,000
CP Investment Properties, Inc.                6220 West 73rd St.                  Bedford Park             IL          $ 10,600,000
CP Investment Properties, Inc.                777 Mark Street                     Wood Dale                IL          $  9,270,000
CP Investment Properties, Inc.                6112 West 73rd St.                  Bedford Park             IL          $  6,700,000
CP Investment Properties, Inc.                1155 Harvester Drive                Chicago                  IL          $  7,230,000
CP Investment Properties, Inc.                2400 Arthur Avenue                  Elk Grove                IL          $  7,330,000
CP Investment Properties, Inc.                6100 West 73rd St.                  Bedford Park             IL          $  6,770,000
CP Investment Properties, Inc.                7453 Empire Drive                   Florence                 KY          $  3,000,000
CP Investment Properties, Inc.                19 Technology Drive                 Auburn                   MA          $  2,070,000
CP Investment Properties, Inc.                114 First Avenue                    Needham                  MA          $  7,450,000
CP Investment Properties, Inc.                7970 Tar Bay Drive                  Jessup                   MD          $  7,980,000
CP Investment Properties, Inc.                8332 Bristol Court                  Jessup                   MD          $  3,540,000
CP Investment Properties, Inc.                7951 Oceano Avenue                  Jessup                   MD          $  9,620,000
CP Investment Properties, Inc.                8306 Patuxent Range Rd.             Jessup                   MD          $  3,460,000
CP Investment Properties, Inc.                502 Birch Creek Rd.                 Bridgeport               NJ          $  8,280,000
CP Investment Properties, Inc.                912 113th Street                    Arlington                TX          $  2,580,000
CP Investment Properties, Inc.                850 North Lake Drive                Coppell                  TX          $  5,820,000
CP Investment Properties, Inc.                455 Airline Drive                   Coppell                  TX          $  2,550,000
CP Investment Properties, Inc.                2055 Diplomat Drive                 Carrollton               TX          $  2,610,000
CP Investment Properties, Inc.                555 Airline Drive                   Coppell                  TX          $  4,770,000
CP Investment Properties, Inc.                Oakville Industrial Park            Alexandria               VA          $ 20,170,000
                                                                                                                       ------------
                                                                                                  TOTAL                $208,350,000

 The Four B's                                 2000 Landstreet Rd.                 Orlando                  FL          $ 14,580,000
                                                                                                                       ------------
                                                                                                  TOTAL                $ 14,580,000

Knickerbocker Properties, Inc. XI             8170 Holton Drive                   Erlanger                 KY          $ 10,460,000
Knickerbocker Properties, Inc. XI             510810 Reames Road                  Charlotte                NC          $  3,310,000
Knickerbocker Properties, Inc. XI             57600 Kingspointe Pkwy              Orlando                  FL          $  3,390,000
Knickerbocker Properties, Inc. XV             1812 High Grove Lane                Naperville               IL          $  3,900,000
Knickerbocker Industrial Properties East L.P. 4 South Middlesex Ave.              Monroe Township          NJ          $  7,110,000
Knickerbocker Industrial Properties East L.P. 21 South Middlesex Ave.             Monroe Township          NJ          $  8,150,000
Knickerbocker Industrial Properties East L.P. 500 Pierce Street                   Franklin Twsp            NJ          $  8,150,000
Knickerbocker Properties, Inc. II(1)          Kent West Corp. Pk\Bldgs A-E        Kent                     WA          $ 19,280,000
Knickerbocker Properties, Inc. XXXI           140 Ambassador Road                 Naperville               IL          $  8,060,000
Knickerbocker Properties, Inc. XXXI           555 Remington Street                Bolingbrook              IL          $  8,480,000
Knickerbocker NJ Industrial Properties L.P.   329 Herrod Blvd.                    S. Brunswick Twsp.       NJ          $ 18,100,000
Knickerbocker Properties, Inc. XXXII          4650 Lake Forest Drive              Blue Ash                 OH          $  5,020,000
Knickerbocker Properties, Inc. XXXII          4750 Lake Forest Drive              Blue Ash                 OH          $  6,760,000
Knickerbocker Properties, Inc. XXXII          4601 Creek Road                     Blue Ash                 OH          $  3,680,000
Knickerbocker Properties, Inc. XXX            2201 Luna Road                      Carrollton               TX          $  7,170,000
                                                                                                                       ------------
                                                                                                  TOTAL                $121,020,000

(1) Knickerbocker Properties, Inc., II shall not be a party to this Agreement and the Properties listed on this Schedule A as being contributed by it to the Partnership shall not be contributed to the Company or the Partnership unless the contribution of such Properties is approved by the Board of NYSTRS on or before November 17, 1997 or such later date to which the Company may agree.

                                  - Page 2 -











































The Prudential Insurance Company of America(1)  1777 Vintage Ave.                 Ontario                  CA          $  9,450,000
The Prudential Insurance Company of America     1700 Westgate Pwy                 Fulton Co.               GA          $  6,420,000
The Prudential Insurance Company of America     2550 John Glen Avenue             Columbus                 OH          $  6,860,000
The Prudential Insurance Company of America     World Park 25/9842 Int'l Blvd.    Union Twp.               OH          $  6,570,000
The Prudential Insurance Company of America     2626 Port Road                    Columbus                 OH          $  4,760,000
The Prudential Insurance Company of America     World Park 24/9756 Int'l. Blvd.   Union Twp.               OH          $  5,650,000
The Prudential Insurance Company of America     South Park 2/1910 Int'l Way       Hebron                   KY          $  5,610,000
                                                                                                                       ------------
                                                                                                  TOTAL                $ 45,320,000

Keystone - Illinois Property Holding Corp.      440 Medinah Rd.                   Chicago                  IL          $ 20,720,000
Keystone - New Jersey Property Holding Corp.    150 Pulaski St                    Bayonne                  NY          $  7,409,000
Keystone - New Jersey Property Holding Corp.    201 Port Jersey Blvd              Jersey City              NJ          $  7,250,000
Keystone - New Jersey Property Holding Corp.    150 Industrial Blvd.              Jersey City              NJ          $  9,690,000
Keystone - New Jersey Property Holding Corp.    2 Colony Rd.                      Jersey City              NJ          $  8,760,000
Keystone - New Jersey Property Holding Corp.    107 Industrial Dr.                Jersey City              NJ          $  1,770,000
Keystone - New Jersey Property Holding Corp.    202 Port Jersey Blvd              Jersey City              NJ          $ 17,560,000
Keystone - New Jersey Property Holding Corp.    108 Industrial Blvd.              Jersey City              NJ          $  5,250,000
Keystone - New Jersey Property Holding Corp.    1 Colony Rd.                      Jersey City              NJ          $  4,570,000
Keystone - Ohio Property Holding Corp.          1616-1634 Westbelt Drive          Columbus                 OH          $  5,780,000
Keystone - Ohio Property Holding Corp.          4401-4419 Equity Drive            Columbus                 OH          $  5,330,000
Keystone - Ohio Property Holding Corp.          1901-1919 Dividend Drive          Columbus                 OH          $  4,320,000
Keystone - Ohio Property Holding Corp.          4343 Equity Drive                 Columbus                 OH          $  4,790,000
Keystone - Ohio Property Holding Corp.          1999 Westbelt Drive               Columbus                 OH          $  8,700,000
                                                                                                                       ------------
                                                                                                  TOTAL                $111,899,000

State of Wisconsin Investment Board             602 S. Rockefeller Ave.           Ontario                  CA          $  5,570,000
State of Wisconsin Investment Board             9545 Santa Anita Avenue           Rancho Cucamonga         CA          $  7,770,000
State of Wisconsin Investment Board             Pk VII/2901 Titan Row             Orlando                  FL          $  8,900,000
State of Wisconsin Investment Board             Pk VIII/2900 Titan Row            Orlando                  FL          $ 13,000,000
State of Wisconsin Investment Board             Pk VI/7455-7488 Brokerage Dr.     Orlando                  FL          $  4,020,000
State of Wisconsin Investment Board             Pk III/8259 Exchange Dr.          Orlando                  FL          $  5,210,000
State of Wisconsin Investment Board             Pk V/7550-7584 Brokerage Dr       Orlando                  FL          $  5,000,000
State of Wisconsin Investment Board             Pk IV/7451-7469 Brokerage Dr      Orlando                  FL          $  3,770,000
State of Wisconsin Investment Board             500 Memorial Dr.                  Franklin Twsp            NJ          $  6,940,000
                                                                                                                       ------------
                                                                                                  TOTAL                $ 60,180,000

                                                                                            GRAND TOTAL                $669,779,000


(1) The Prudential Insurance Company of America ("Prudential") shall not be a party to this Agreement and the Properties listed on this Schedule A and on
Schedule 2.3 as being contributed to the Company by Prudential shall not be contributed to the Company or the Partnership unless the contribution of such Properties is approved by Prudential's Investment Committee on or before October 21, 1997 or such later date to which the Company may agree.

                                  - Page 3 -

                                   SCHEDULE B
                                   ----------

Cabot Partner Contracts and Contribution Amount with Respect to Cabot Partner
-----------------------------------------------------------------------------
Assets
------

{List of Contracts omitted}

Contribution amount with respect to Cabot Partners Assets:  $37,000,000

SCHEDULE 1.1
ACQUISITION PROPERTIES

Knickerbocker NJ Industrial Properties L.P.     329 Herrod Blvd.        S. Brunswick Twsp   NJ      $18,100,000
Knickerbocker Properties, Inc. XXXII            4650 Lake Forest Drive  Blue Ash            OH       $5,020,000
Knickerbocker Properties, Inc. XXXII            4750 Lake Forest Drive  Blue Ash            OH       $6,760,000
Knickerbocker Properties, Inc. XXXII            4601 Creek Road         Blue Ash            OH       $3,680,000
Knickerbocker Properties, Inc. XXX              2201 Luna Road          Carrollton          TX       $7,170,000
                                                                                                    -----------
                                                                                        TOTAL       $40,730,000


                                   -Page 1-

                                  SCHEDULE 1.2
                                  ------------

                             Assumed Mortgage Debt
                             ---------------------

                                                                    Amount Due
                                                        Original    on June 30
                       Description                       Amount        1997
     ------------------------------------------------   ---------   ----------
1)   Loan from John Hancock Mutual Life Insurance
     Company to C-M Madison Investment Company          4,000,000    3,659,734

2)   Loan from John Hancock Mutual Life Insurance
     Company to C-M Monroe Investment Company           5,850,000    5,331,465

3)   Loan from John Hancock Mutual Life Insurance
     Company to C-M Howe Properties, L.P.               5,000,000    4,518,190

4)   Loan from John Hancock Mutual Life Insurance
     Company to C-M Harrisburg Investment Company       1,600,000    1,521,600

5)   Loan from John Hancock Mutual Life Insurance
     Company to C-M Michigan Investment Company         2,450,000    2,256,464

6)   Loan from John Hancock Mutual Life Insurance
     Company to C-M Taunton Investment Company          1,650,000    1,584,166


                                  SCHEDULE 1.3
                                  ------------

                       Ownership Unit Calculation Example
                       ----------------------------------


Contributor "A" Adjusted Contribution Amount = $100,000,000

Adjusted Contribution Amount of All Contributors and Cabot Partners =
$900,000,000

Number of Common Shares Sold in IPO = 5,000,000 Shares

Percentage Ownership Interest of IPO Shares in Partnership = 10%

Calculation:

 100,000,000   x    ( 5,000,000-5,000,000)    =    5,000,000 Shares
 -----------         ----------
 900,000,000             .10                       To Contributor "A"

                                  SCHEDULE 1.4
                                  ------------

                             Current Title Policies
                             ----------------------


{List ot title policies omitted}

                                  Schedule 1.5
                                  ------------

                             Exempt Equity Holders
                             ---------------------


-----------------------------------------   ----------------------------------
Name of Equity Holder Subject to ERISA            Exemption Relied Upon
--------------------------------------            ---------------------
------------------------------------------------------------------------------

IBM Pension Trust                           PTE 84-14,
                                            49 Fed. Reg. 9494 (March 13, 1984)

------------------------------------------------------------------------------

The Prudential Insurance Company of         PTE 84-14
America                                     49 Fed. Reg. 9494 (March 13, 1984)

------------------------------------------------------------------------------

                                 SCHEDULE 2.1
                                 ------------

         Partnership Merger Title Holding Entities and Equity Holders
         ------------------------------------------------------------

                                                                                              Percentage
Partnership Merger Contributor                    Title Holding Entities                        Shares
------------------------------                    ----------------------                        ------
IBM Retirement Plan Trust                         CP Investment Properties, Inc.                100%

Leland Stanford Jr. Endowment Fund                CP REPROP Corp.                               100%

Pennsylvania Public School Employes'              Keystone - New Jersey Property Holding
  Retirement System                                  Corp.                                      100%
                                                  Keystone - Ohio Property Holding Corp.        100%
                                                  Keystone - Illinois Property Holding Corp.    100%

New York State Teachers' Retirement System        Knickerbocker Properties, Inc. II (1)         100%
                                                  Knickerbocker Properties, Inc. XXX            100%
                                                  Knickerbocker Properties, Inc. XXXI           100%
                                                  Knickerbocker Properties, Inc. XXXII          100%

Knickerbocker Properties, Inc. XIII               Knickerbocker NJ Industrial Properties, L.P.  1% GP
                                                                                                Interest

New York State Teachers' Retirement System        Knickerbocker NJ Industrial Properties, L.P.  99% LP
                                                                                                Interest

(1) Knickerbocker Properties, Inc. II shall not be a party to this Agreement and the Properties listed on Schedule A as being contributed by it to the Partnership shall not be contributed to the Company or the Partnership unless the contribution of such Properties is approved by the Board of NYSTRS on or before November 17, 1997 or such later date to which the Company may agree.

                                  SCHEDULE 2.2
                                  ------------

               Stock Contributors and Title Holding Corporations
               -------------------------------------------------

[In the event the revenue ruling contemplated by Section 2.1 is not favorably issued substantially in the manner requested prior to the determination time, the Stock Contributors will consist of the Equity Holders of the Title Holding Corporations Listed on Schedule 2.1]

                                 SCHEDULE 2.3
                                 ------------
                             Property Contributors
                             ---------------------

Title Holding Entity                                  Properties
--------------------                                  ----------
    State of Wisconsin Investment Board                602 S. Rockefeller Ave., Ontario, CA
                                                       9545 Santa Anita Avenue, Rancho Cucamonga, CA
                                                       Pk VII/2900 Titan Row, Orlando, FL
                                                       Pk VIII/2901 Titan Row, Orlando, FL
                                                       Pk VI/7455-7488 Brokerage Dr., Orlando, FL
                                                       Pk III/8259 Exchange Dr., Orlando, FL
                                                       Pk V/7550-7584 Brokerage Dr, Orlando, FL
                                                       Pk IV/7451-7469 Brokerage Dr, Orlando, FL
                                                       500 Memorial Drive, Franklin Township, NJ

(1) The Prudential Insurance Company of America        1777 Vintage Ave., Ontario, CA
                                                       1700 Westgate Pwy, Fulton County, GA
                                                       2550 John Glen Avenue, Franklin County, OH
                                                       2626 Port Road, Franklin County, OH
                                                       1910 International Way, Hebron, KY
                                                       9842 International Road, Cincinnati, OH
                                                       9756 International Road, Cincinnati, OH

    Knickerbocker Properties, Inc. XI                  7600 Kingspointe Ctr, Orlando, FL
                                                       10810 Reames Road, Charlotte, NC
                                                       8170 Holton Drive, Erlanger, KY

    Knickerbocker Properties, Inc. XV                  1812 High Grove, Naperville, IL

    Knickerbocker Industrial Properties East, LP       4 South Middlesex, Cranbury, NJ
                                                       21 South Middlesex, Cranbury, NJ
                                                       500 Pierce Street, Franklin, NJ

    The Four B's                                       2000 Land Street, Orlando, FL

    West Coast Industrial, LLC                         2350 Artesia Avenue, Fullerton, CA
                                                       2330 Artesia Avenue, Fullerton, CA
                                                       2337 Commonwealth Avenue, Fullerton, CA
                                                       6030 Avenida Encinas, Carlsbad, CA
                                                       3200 Reed Avenue, West Sacramento, CA
                                                       3250 Reed Avenue, West Sacramento, CA
                                                       1212 E. Howell Avenue, Anaheim, CA
                                                       1222 E. Howell Avenue, Anaheim, CA
                                                       6020 Avenida Encinas, Carlsbad, CA

(1) The Prudential Insurance Company of America ("Prudential") shall not be a party to this agreement and the Properties listed on Schedule A and this
Schedule 2.3 as being contributed to the Company by Prudential shall not be contributed to the Company or the Partnership unless the contribution of such Properties is approved by Prudential's Investment Committee on or before October
21, 1997 or such later date to which the Company may agree.

                                  SCHEDULE 2.4
                                  ------------

        Partnership Interest Contributors and Title Holding Partnerships
        ----------------------------------------------------------------


Partnership Interest Contributor               Title Holding Partnership
--------------------------------               -------------------------
C-M Holdings Limited Partnership               C-M Michigan Investment Company
                                               C-M Monroe Investment Company
                                               C-M Madison Investment Company
                                               C-M Harrisburg Investment Company
                                               C-M Taunton Investment Company

C-M Howe Investment Company                    C-M Howe Properties L.P.

C-M Michigan Associates Limited Partnership    C-M Michigan Investment Company
C-M Monroe Associates Limited Partnership      C-M Monroe Investment Company
C-M Madison Associates Limited Partnership     C-M Madison Investment Company
C-M Harrisburg Associates Limited Partnership  C-M Harrisburg Investment Company
C-M Taunton Associates Limited Partnership     C-M Taunton Investment Company

                                  SCHEDULE 4.1
                                  ------------

      Persons Having Knowledge for Contributors and Title Holding Entities
      --------------------------------------------------------------------

Contributor or Equity                  Individual
---------------------                  ----------

SWIB                                   Steve Spiekerman
                                       Charles Carpenter

IBM                                    Kyle Escherich

NYSTRS                                 James Campbell

PSERS                                  Charles Spiller

Prudential                             John Maurer

Stanford                               Larry Owen

ARGO                                   John Rivard

National Freight                       Sid Brown

                                  SCHEDULE 4.9
                                  ------------

                             Environmental Reports
                             ---------------------


{Reports omitted}

                                   SCHEDULE X
                                   ----------

                               Disclosure Letters
                               ------------------


{Disclosure Letters omitted}